Portions of the schedules and exhibits have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant undertakes to furnish a copy of all omitted schedules and exhibits to the U.S. Securities and Exchange Commission upon its request.
______________________________________________________________________________
CREDIT AGREEMENT
by and among
VERANO HOLDINGS CORP.
and
certain Subsidiaries of Parent from time to time party hereto, as Borrowers,
the Guarantors from time to time party hereto,
the Lenders from time to time party hereto,
NEEDHAM BANK,
as Administrative Agent, and
CHICAGO ATLANTIC FINANCIAL SERVICES, LLC,
as Co-Administrative Agent
Dated as of March 11, 2026
______________________________________________________________________________

Page
SECTION 1.01.    Defined Terms    1
SECTION 1.02.    Other Interpretive Provisions    43
SECTION 1.03.    Accounting Terms and Principles    44
SECTION 1.04.    Rounding    44
SECTION 1.05.    References to Agreements, Laws, etc    45
SECTION 1.06.    Times of Day    45
SECTION 1.07.    Timing of Payment or Performance    45
SECTION 1.08.    Corporate Terminology    45
SECTION 1.09.    Currency Matters    45
SECTION 1.10.    [Reserved]    45
SECTION 1.11.    Rates    45
ARTICLE II. Amount and Terms of Loans    46
SECTION 2.01.    Term Loans    46
SECTION 2.02.    Change of Lending Office    46
SECTION 2.03.    Lender Branches    46
SECTION 2.04.    Disbursement of Funds    47
SECTION 2.05.    Payment of Loans; Evidence of Debt    47
SECTION 2.06.    Multiple Borrowers    48
SECTION 2.07.    Borrower Representative    49
SECTION 2.08.    Interest    50
SECTION 2.09.    Increased Costs, Illegality, etc    50
SECTION 2.10.    [Reserved]    51
SECTION 2.11.    Defaulting Lender    51
SECTION 2.12.    Term SOFR    52
SECTION 2.13.    Inability to Determine Rates    53
SECTION 2.14.    Illegality (SOFR)    53
SECTION 2.15.    Benchmark Replacement Setting    54
SECTION 2.16.    Extension Option    55
ARTICLE III. Fees and Commitment Terminations    55
i

(continued)
Page

SECTION 3.01.    Fees    56
SECTION 3.02.    Termination of Commitments    56
ARTICLE IV. Payments    56
SECTION 4.01.    Voluntary Prepayments    56
SECTION 4.02.    Mandatory Prepayments    56
SECTION 4.03.    Payment of Obligations; Method and Place of Payment    60
SECTION 4.04.    Taxes    61
SECTION 4.05.    Computations of Interest and Fees    64
SECTION 4.06.    Maximum Interest    65
ARTICLE V. Conditions Precedent to the Loans    65
SECTION 5.01.    Closing Date    65
ARTICLE VI. Guarantee    70
SECTION 6.01.    Guarantee    70
SECTION 6.02.    Guarantee Absolute and Unconditional    72
SECTION 6.03.    Reinstatement    72
SECTION 6.04.    Payments    73
SECTION 6.05.    Taxes    73
SECTION 6.06.    No Subrogation    73
SECTION 6.07.    Modification of the Guarantor Obligations    73
ARTICLE VII. Representations, Warranties and Agreements    74
SECTION 7.01.    Status    74
SECTION 7.02.    Power and Authority    74
SECTION 7.03.    No Violation    74
SECTION 7.04.    Litigation, Labor Controversies, etc    75
SECTION 7.05.    Use of Proceeds; Regulations T, U and X    75
SECTION 7.06.    Approvals, Consents, etc    75
SECTION 7.07.    Investment Company Act    75
SECTION 7.08.    Accuracy of Information    75
SECTION 7.09.    Financial Condition; Financial Statements    76
SECTION 7.10.    Tax Returns and Payments    76
SECTION 7.11.    Compliance with ERISA    77

(continued)
Page

SECTION 7.12.    Subsidiaries; Opcos    78
SECTION 7.13.    Intellectual Property; Licenses, Etc    78
SECTION 7.14.    Environmental Warranties    79
SECTION 7.15.    Ownership of Properties    80
SECTION 7.16.    No Default    81
SECTION 7.17.    Solvency    81
SECTION 7.18.    Locations of Offices, Records and Collateral    81
SECTION 7.19.    Compliance with Laws and Permits; Authorizations    81
SECTION 7.20.    No Material Adverse Effect    82
SECTION 7.21.    Contractual or Other Restrictions    82
SECTION 7.22.    Collective Bargaining Agreements    82
SECTION 7.23.    Insurance    82
SECTION 7.24.    Evidence of Other Indebtedness    82
SECTION 7.25.    Deposit Accounts and Securities Accounts    83
SECTION 7.26.    Absence of any Undisclosed Liabilities    83
SECTION 7.27.    Material Contracts and Regulatory Matters    83
SECTION 7.28.    Anti-Terrorism Laws    83
SECTION 7.29.    Conduct of Business    84
SECTION 7.30.    Transactions with Affiliates.    84
SECTION 7.31.    Condemnation    84
ARTICLE VIII. Affirmative Covenants    84
SECTION 8.01.    Financial Information, Reports, Notices and Information    84
SECTION 8.02.    Books, Records and Inspections; Appraisals    88
SECTION 8.03.    Maintenance of Insurance    89
SECTION 8.04.    Payment of Taxes    89
SECTION 8.05.    Maintenance of Existence; Compliance with Laws, etc    90
SECTION 8.06.    Environmental Compliance    90
SECTION 8.07.    ERISA    92
SECTION 8.08.    Maintenance of Properties    93
SECTION 8.09.    Additional Borrowers and Guarantors.    93
SECTION 8.10.    Use of Proceeds    94

(continued)
Page

SECTION 8.11.    Further Assurances    94
SECTION 8.12.    Primary Depository; Access to Bank Accounts    95
SECTION 8.13.    Lender Meeting    96
SECTION 8.14.    Post-Closing Covenants    96
SECTION 8.15.    Sanctions; Anti-Corruption Laws    97
SECTION 8.16.    Regulatory Matters    97
SECTION 8.17.    Opco Requirements    97
SECTION 8.18.    After Acquired Real Property    97
SECTION 8.19.    Financing Right of First Offer    98
ARTICLE IX. Negative Covenants    99
SECTION 9.01.    Limitation on Indebtedness    99
SECTION 9.02.    Limitation on Liens    102
SECTION 9.03.    Consolidation, Merger, etc    104
SECTION 9.04.    Permitted Dispositions    105
SECTION 9.05.    Investments    107
SECTION 9.06.    Restricted Payments    110
SECTION 9.07.    Prepayments and Modification of Certain Agreements    110
SECTION 9.08.    Sale and Leaseback    111
SECTION 9.09.    Transactions with Affiliates    111
SECTION 9.10.    Restrictive Agreements, etc    111
SECTION 9.11.    Hedging Agreements    112
SECTION 9.12.    Changes in Business and Fiscal Periods    112
SECTION 9.13.    Financial Covenants    112
SECTION 9.14.    [Reserved]    114
ARTICLE X. Events of Default    114
SECTION 10.01.    Listing of Events of Default    114
SECTION 10.02.    Remedies Upon Event of Default    117
SECTION 10.03.    Receivership as a Remedy    118
SECTION 10.04.    Cooperation    119
ARTICLE XI. Administrative Agents    119
SECTION 11.01.    Appointment    119

(continued)
Page

SECTION 11.02.    Delegation of Duties    120
SECTION 11.03.    Exculpatory Provisions    120
SECTION 11.04.    Reliance by the Agents    121
SECTION 11.05.    Notice of Default    121
SECTION 11.06.    Non-Reliance on the Agents and Other Lenders    122
SECTION 11.07.    Indemnification    122
SECTION 11.08.    Agents in their Individual Capacity    123
SECTION 11.09.    Successor Agents    123
SECTION 11.10.    Agents Generally    123
SECTION 11.11.    Restrictions on Actions by Secured Parties; Sharing of Payments    123
SECTION 11.12.    Agency for Perfection    125
SECTION 11.13.    Enforcement by Administrative Agent    125
SECTION 11.14.    Credit Parties Not Beneficiaries    126
SECTION 11.15.    Intercreditor and Subordination Agreements    126
SECTION 11.16.    Certain ERISA Matters    126
ARTICLE XII. Miscellaneous    127
SECTION 12.01.    Amendments and Waivers    127
SECTION 12.02.    Notices and Other Communications    129
SECTION 12.03.    No Waiver; Cumulative Remedies    129
SECTION 12.04.    Survival of Representations and Warranties    129
SECTION 12.05.    Payment of Expenses and Taxes; Indemnification    130
SECTION 12.06.    Successors and Assigns; Participations and Assignments; Replacement of Lender    131
SECTION 12.07.    Pledge of Loans    135
SECTION 12.08.    Adjustments; Set-off    136
SECTION 12.09.    Counterparts    136
SECTION 12.10.    Severability    137
SECTION 12.11.    Integration    137
SECTION 12.12.    GOVERNING LAW    137
SECTION 12.13.    Submission to Jurisdiction; Waivers    137
SECTION 12.14.    Acknowledgments    138
v

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Page

SECTION 12.15.    WAIVERS OF JURY TRIAL    139
SECTION 12.16.    Confidentiality    139
SECTION 12.17.    Press Releases, etc    141
SECTION 12.18.    Releases of Guarantees and Liens.    141
SECTION 12.19.    USA Patriot Act    142
SECTION 12.20.    No Fiduciary Duty    142
SECTION 12.21.    Authorized Officers    142
SECTION 12.22.    Judgment Currency.    142
SECTION 12.23.    Subordination of Intercompany Indebtedness    143
SECTION 12.24.    Public Lenders    143
SECTION 12.25.    Original Issue Discount    144
SECTION 12.26.    Tax Treatment    144
ARTICLE XIII. Additional Covenants and Agreements.    144
SECTION 13.01.    Cannabis Laws    144

SCHEDULES
Schedule 1.01(B)(i)     Borrower Subsidiaries of Parent as of the Closing Date
Schedule 1.01(B)(ii)     Guarantor Subsidiaries of Parent as of the Closing Date
Schedule 1.01(C)     Commitments
Schedule 1.01(D)    Competitors
Schedule 1.01(M)    Mortgaged Properties
Schedule 1.01(P)     Permitted Restructuring Transactions
Schedule 1.01(R)    Existing Permitted Third-Party Mortgage Debt
Schedule 7.04         Litigation
Schedule 7.10        Tax Returns and Payments
Schedule 7.12         Subsidiaries and Opcos
Schedule 7.13         Intellectual Property, Licenses, Etc.
Schedule 7.14         Environmental Warranties
Schedule 7.15         Ownership of Properties
Schedule 7.18         Locations of Offices, Records and Collateral
Schedule 7.21         Contractual or other Restrictions
Schedule 7.22         Collective Bargaining Agreements
Schedule 7.23         Insurance
Schedule 7.24         Evidence of Other Indebtedness
Schedule 7.25         Deposit Accounts and Securities Accounts
Schedule 7.27(a)     Material Contracts
Schedule 7.27(b)     Regulatory Licenses
Schedule 7.27(c)     Opco Agreements
Schedule 7.29         Sales Tracking Software
Schedule 8.03        Real Property Insurance Requirements
Schedule 8.14         Post-Closing Covenants
Schedule 8.17        Closing Date Opcos
Schedule 9.02         Permitted Liens
Schedule 9.04         Permitted Dispositions
Schedule 9.05         Permitted Investments
Schedule 9.10         Restrictive Agreements, Etc.
Schedule 12.02     General (Addresses for Notices)
EXHIBITS
Exhibit A     Form of Assignment and Acceptance
Exhibit B     Form of Compliance Certificate
Exhibit C     Form of Credit Agreement Joinder
Exhibit D     Form of Note

CREDIT AGREEMENT
THIS CREDIT AGREEMENT, dated as of March 11, 2026, is among VERANO HOLDINGS CORP., a Nevada corporation (“Parent”), the Subsidiaries of Parent identified on Schedule 1.01(B)(i) and each other Person hereafter joined hereto as a borrower pursuant to Section 8.09 (all of the foregoing Persons, collectively, jointly and severally, “Borrowers” and each, a “Borrower”), the Guarantors from time to time party hereto, the lenders from time to time party hereto (each a “Lender” and, collectively, the “Lenders”), NEEDHAM BANK, a Massachusetts commercial bank (“Needham”), as Administrative Agent (as defined below), and CHICAGO ATLANTIC FINANCIAL SERVICES, LLC, a Delaware limited liability company (“Chicago Atlantic”), as Co-Administrative Agent (as defined below).
RECITALS
WHEREAS, Borrowers have requested that the Lenders extend to Borrowers certain Loans and Commitments in the aggregate principal amount of $195,000,000 (the “Aggregate Commitment”); and
WHEREAS, the Lenders have agreed to provide the Loans and the Commitments, in each case subject to the terms and conditions contained in this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
ARTICLE I.
Definitions
SECTION 1.01.Defined Terms. As used herein, the following terms shall have the meanings specified in this Section 1.01 unless the context otherwise requires:
“4674 JAX Mortgaged Property” shall mean the Mortgaged Property located at 4674 Town Center Pkwy, Jacksonville, FL 32246 and owned by 4674 JAX, LLC, a Florida limited liability company.
“Acquisition” shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, whether by merger or otherwise, in (a) the acquisition of all or substantially all of the assets of any Person, business or division of a Person, or (b) the acquisition of in excess of 50% of the Capital Stock of any Person, or otherwise causing any Person to become a Subsidiary.
“Administrative Agent” shall mean Needham, in its capacity as administrative agent and collateral agent appointed under Section 11.01, or any successor administrative agent and collateral agent engaged in accordance with the terms of Section 11.09.
“Administrative Questionnaire” shall mean a questionnaire completed by each Lender, in a form approved by Agents, in which such Lender, among other things, (a) designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Credit Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with such Lender’s compliance procedures and Applicable Laws, including federal and state securities laws, and (b) designates an address, electronic mail address or telephone number for notices and communications with such Lender.
“Affiliate” shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, for purposes of this definition, any Person which owns directly or indirectly 10.00% or more of the equity interests having ordinary voting power for the election of directors or other members of the governing body of a Person or 10.00% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person. Notwithstanding anything to the contrary set forth herein, no Agent nor any Lender shall be deemed to be an Affiliate of any Credit Party solely by virtue of complying with the terms and provisions of, or exercising its rights under, this Agreement and the other Credit Documents.
“Agents” shall mean collectively, the Administrative Agent and the Co-Administrative Agent, and each, individually, an “Agent”.
“Aggregate Commitment” shall have the meaning set forth in the Recitals.
“Agreement” shall mean this Credit Agreement.
“A.M. Best” shall mean A.M. Best Company, Inc. or any successor by merger or consolidation to its business.
“ALTA” shall mean the American Land Title Association.
“Applicable Laws” shall mean, as to any Person, any Law applicable to or binding on such Person or any of its property, products, business, assets or operations or to which such Person or any of its property, products, business, assets or operations is subject.
“Applicable Fiscal Period” shall mean (i) with respect to each Calculation Date on and prior to June 30, 2027, the fiscal quarter then ended, building on a quarterly basis until a trailing four (4) quarter period is achieved, and (ii) with respect to each Calculation Date on and after September 30, 2027, a period of twelve (12) consecutive, trailing fiscal months ending at the end of each prescribed fiscal month.
“Applicable Rate” shall mean (a) for any Prime Rate Loan (to the extent applicable pursuant to Section 2.14 or Section 2.15 (it being understood and agreed that Borrowers may not affirmatively elect for any Loan to be a Prime Rate Loan)), a per annum rate equal to (i) the Prime Rate plus (ii) 5.50%, and (b) for any SOFR Loan, a per annum rate equal to (i) the greater of (A) 4.00% and (B) Term SOFR plus (ii) 5.50%; provided, that, if the Applicable Rate determined as provided above shall ever be less than the Floor, then the Applicable Rate shall be deemed to be the Floor.
“Application Event” shall have the meaning set forth in Section 4.02(d).
“Appraisal” shall mean, with respect to each Mortgaged Property, an appraisal of such Mortgaged Property ordered at the direction of any Agent, conducted by an independent appraiser reasonably acceptable to the Agents in consultation with Borrowers.
“Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) a Controlled Affiliate of a Lender or (c) an entity or a Controlled Affiliate of an entity that administers, advises or manages a Lender.
“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit A.
“Attributable Indebtedness” shall mean, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear as a liability on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Authorized Officer” shall mean, with respect to any Credit Party, the president, vice president of finance, the chief executive officer, the chief financial officer, the chief operating officer, the secretary, the treasurer or any other senior officer of such Credit Party authorized under the borrowing resolutions of such Credit Party, but, in any event, with respect to financial matters, the vice president of finance, chief financial officer or treasurer of such Credit Party or such other senior officer of such Credit Party designated as such by the applicable Credit Party in writing.
“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.15(d).
“Bank Product” means any of the following products or services extended pursuant to a separate written agreement to a Credit Party or a Subsidiary by a Lender or any of such Lender’s Affiliates: (a) Cash Management Services; (b) products under any Hedging Agreements; and (c) commercial credit card and merchant card services.
“Bank Product Debt” means debt, obligations and other liabilities of a Credit Party or a Subsidiary with respect to Bank Products.

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.15(a).
“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Administrative Agent giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time plus (b) the related Benchmark Replacement Adjustment; provided that if such Benchmark Replacement as so determined would be less than 4.00%, such Benchmark Replacement will be deemed to be 4.00% for the purposes of this Agreement and the other Credit Documents.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Administrative Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” shall mean, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” shall mean the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.15 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.15.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Benefited Lender” shall have the meaning set forth in Section 12.08.
“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Board of Directors” shall mean the board of directors, board of managers or other equivalent governing body of a Person.
“Borrower” and “Borrowers” shall have the meanings set forth in the Preamble.
“Borrower Materials” shall have the meaning set forth in Section 12.24.
“Borrower Representative” shall have the meaning set forth in Section 2.07.
“Business” shall mean the business of cultivating, producing, processing, packaging and marketing cannabis products, accessories or services for distribution and sale and all ancillary activities related to the foregoing.
“Business Day” shall mean any day excluding Saturday, Sunday and any day that shall be in the City of Chicago, Illinois, or the City of Boston, Massachusetts a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.
“Business Valuation” shall have the meaning set forth in Section 5.01(m).
“CAG Revolving Credit Agreement” means, that certain Credit Agreement, dated as of September 30, 2025 by and among Parent, the Real Estate SPEs party thereto from time to time,

the lenders party thereto from time to time, and CAG Revolving Loan Agent, as may be amended, restated supplemented or otherwise modified from time to time in accordance herewith.
“CAG Revolving Debt” means Indebtedness of certain Real Estate SPEs under the CAG Revolving Debt Documents in an aggregate principal amount not to exceed $100,000,000 and the unsecured Guarantee Obligations of Parent in respect thereof.
“CAG Revolving Debt Documents” means the CAG Revolving Credit Agreement and the “Credit Documents” (as such term is defined in the CAG Revolving Credit Agreement), in each case, as may be amended, restated, supplemented or otherwise modified from time to time in accordance herewith.
“CAG Revolving Loan Agent” shall mean Chicago Atlantic Admin, LLC, a Delaware limited liability company, in its capacity as administrative agent under the CAG Revolving Credit Agreement, or any successor administrative agent under the CAG Revolving Credit Agreement, as applicable.
“Calculation Date” shall have the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio”.
“Capital Expenditures” shall mean, for any specified period, the sum of, without duplication, all expenditures made, directly or indirectly, by such Person during such period, determined on a consolidated basis in accordance with GAAP, that are or should be reflected as additions to property, plant or equipment or similar items reflected in the consolidated statement of cash flows and balance sheet of such Person, or have a useful life of more than one year.
“Capital Stock” shall mean any and all shares, interests, participations, units or other equivalents (however designated) of capital stock of a corporation, membership interests in a limited liability company, partnership interests of a limited partnership, any and all equivalent ownership interests in a Person and any and all warrants, rights or options to purchase any of the foregoing.
“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capitalized Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities on the balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP.
“Capitalized Leases” shall mean, as applied to any Person, all leases of property that have been or should be, in accordance with GAAP, recorded as capitalized leases on the balance sheet, and treated as finance leases for purposes of the income statement, of such Person or any of its Subsidiaries, on a consolidated basis; provided that, for all purposes hereunder, the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on the balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP.
“Cash Equivalents” shall mean:

(a)any direct obligation of (or unconditional guarantee by) the United States (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States) maturing not more than one year after the date of acquisition thereof;
(b)commercial paper maturing not more than one year from the date of issue and issued by a corporation (other than an Affiliate of any Credit Party) organized under the laws of any state of the United States or of the District of Columbia and, at the time of acquisition thereof, rated A-2 or higher by S&P or P-2 or higher by Moody’s, or carrying an equivalent rating by an American nationally recognized rating agency if at any time neither S&P or Moody’s shall be rating such obligations;
(c)any certificate of deposit, time deposit or bankers’ acceptance, maturing not more than one year after its date of issuance, which is issued by a bank organized under the laws of the United States (or any state thereof) which has, at the time of acquisition thereof, (i) a credit rating of A-2 or higher from Moody’s or A or higher from S&P and (ii) a combined capital and surplus greater than $500,000,000;
(d)cash and demand deposits maintained with the domestic office of any commercial bank organized under the laws of the United States of America or any State which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(e)any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial banking institution satisfying, at the time of acquisition thereof, the criteria set forth in clause (c)(i) above which (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a) above, and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100.00% of the repurchase obligation of such commercial banking institution thereunder; and
(f)mutual funds investing primarily in assets described in clauses (a) through (d) of this definition.
“Cash Management Agreements” shall mean collectively, any agreement entered into from time to time among any Credit Party and any Lender or any Affiliate of a Lender in connection with Cash Management Services, as the same may be amended, restated, modified, substituted or extended from time to time.
“Cash Management Services” services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including, automated clearinghouse (ACH) transactions, e-payable, electronic funds transfers, wire transfers, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.
“Casualty Event” shall mean the damage, destruction or condemnation, as the case may be, of any Collateral of any Credit Party.
“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“Change in Cannabis Law” shall mean any change after the Closing Date in Applicable Law, including U.S. Federal Cannabis Law and U.S. State Cannabis Law, that would (a) make it unlawful, or cause any Governmental Authority to formally assert that it is unlawful, for any Agent or any Lender to (i) perform any of its obligations hereunder or under any other Credit Document, or (ii) to fund or maintain the Loans, or (b) result in the activities conducted by any Credit Party being Restricted Cannabis Activities.
“Change in Law” shall mean (a) the adoption of any law, rule, regulation or treaty after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the interpretation, implementation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives issued thereunder or in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the day enacted, adopted, issued or implemented.
“Change of Control” shall mean: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person, of Capital Stock representing more than 30.00% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Parent on a fully-diluted basis; (b) except as otherwise permitted by Section 9.03 or 9.04, Parent shall cease to own directly or indirectly, beneficially and of record, (i) at least the percentage of the Capital Stock of each of its Subsidiaries owned by Parent on the Closing Date and (ii) at least the percentage of the Capital Stock of each of its Subsidiaries formed or acquired after the Closing Date owned by Parent at the time of such formation or acquisition, in each case, free and clear of all Liens or other encumbrances (other than Liens created pursuant to or permitted under any Credit Document); provided that a Change of Control pursuant to this clause (b) shall not be deemed to occur if such Capital Stock was required to be transferred or disposed of in order for Parent or its Subsidiaries, as applicable, to be in compliance with Applicable Law so long as the Net Disposition Proceeds from such Disposition are applied as required by Section 4.02(a)(ii); or (c) during any period of 12 consecutive months, a majority of the members of the board of directors of Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board was approved by individuals referred to in clause (c)(i) above constituting at the time of such election or nomination at least a majority of that board, or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (c)(i) and (c)(ii) above constituting at the time of such election or nomination at least a majority of that board.
“Chicago Atlantic” shall have the meaning set forth in the Preamble.
“Closing Date” shall mean March 11, 2026.

“Closing Date Opco” shall mean each Opco set forth on Schedule 8.17 as of the Closing Date.
“Claims” shall have the meaning set forth in the definition of Environmental Claims.
“CMS Termination Fee” shall have the meaning set forth in Section 8.12(e).
“Co-Administrative Agent” shall mean Chicago Atlantic, in its capacity as co-administrative agent appointed under Section 11.01, or any successor administrative agent engaged in accordance with the terms of Section 11.09.
“Code” shall mean the Internal Revenue Code of 1986, and the Treasury Regulations promulgated and rulings issued thereunder.
“Collateral” shall mean any assets of any Credit Party or other assets upon which Administrative Agent has been, or has purportedly been, granted a Lien in connection with any Credit Document, including, without limitation, the Mortgaged Properties.
“Collateral Access Agreements” shall mean a collateral access agreement in form and substance reasonably satisfactory to Administrative Agent between Administrative Agent and any lessor, warehouseman, processor, bailee, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in, any Credit Party’s books and records or assets.
“Collateral Assignee” shall have the meaning set forth in Section 12.06(d) of this Agreement.
“Collateral Assignment” shall mean any agreement executed by a Credit Party in favor of Administrative Agent pursuant to which such Credit Party collaterally assigns to Administrative Agent all of its rights, title, and interests under any Opco Agreements to which it is a party, and the applicable Opco agrees to such collateral assignment (if such agreement is necessary), in each case in form and substance reasonably satisfactory to Agents.
“Collections” shall mean all cash, checks, credit card slips or receipts, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of the Credit Parties.
“Commitments” shall mean, as to any Lender, its obligation to make a Loan to Borrowers pursuant to Section 2.01 in the principal amount set forth for such Lender on Schedule 1.01(C).
“Commitment Percentage” shall mean, with respect to any Lender at any time, with respect to such Lender’s portion of the outstanding Loans at any time, the percentage (carried out to the sixth decimal place) of the outstanding principal amount of the Loans held by such Lender at such time. The Commitment Percentages of each Lender are set forth (a) opposite the name of such Lender on Schedule 1.01(C), or (b) in the Assignment and Acceptance or other documentation pursuant to which such Lender becomes a party hereto, as applicable.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Communications” shall mean, collectively, any notice, demand, communication, information, document or other material that any Credit Party provides to any Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to any Agent or any Lender by means of electronic communications pursuant to Section 12.24, including through the Platform.
“Competitor” shall mean (a) the Persons that are identified in writing (including by electronic transmission) by Parent to Administrative Agent as being a bona fide operating competitor of the Credit Parties at the time on or prior to the Closing Date, as listed on Schedule 1.01(D), (b) any Person identified after the Closing Date in writing (including by electronic transmission) by Parent to Administrative Agent in accordance with Section 12.02 that is at the time a bona fide operating competitor of the Credit Parties and (c) any Affiliate of any Person described in clauses (a) or (b) above that is (i) identified in writing (including by electronic transmission) by Parent to Administrative Agent in accordance with Section 12.02 or (ii) clearly identifiable solely on the basis of the similarity of such Affiliate’s name to any Person described in clauses (a) or (b) above (but excluding any Affiliate of such Person that is a bona fide debt fund, lending entity, or investment vehicle that is primarily engaged, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds or similar extensions of credit or securities in the ordinary course and with respect to which such Person does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity), it being understood that to the extent Parent provides such list (or any supplement thereto) to Administrative Agent, Administrative Agent shall provide such list (and any such supplement thereto) to any Lender upon request; provided that (x) no supplement to the list of Competitors shall apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in respect of any Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Competitors and (y) no update shall become effective until three (3) Business Days after such update is provided to Administrative Agent (it being understood that no update shall apply to any Person that is party to a pending trade at the time of such update).
“Compliance Certificate” shall mean a certificate duly completed and executed by an Authorized Officer of Parent substantially in the form of Exhibit B, together with such changes thereto or departures therefrom as Agents may from time to time reasonably request or approve for the purpose of monitoring the Credit Parties’ compliance with the financial covenants contained herein or certain other calculations, or as otherwise agreed to by the Agents.
“Confidential Information” shall have the meaning set forth in Section 12.16.
“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Prime Rate,” the definition of “Business Day,” the definition of “U.S. Government

Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.15 and other technical, administrative or operational matters) that Administrative Agent reasonably decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).
“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes.
“Consolidated Companies” shall mean Parent, its Subsidiaries and the Opcos on a consolidated basis in accordance with GAAP.
“Consolidated EBITDA” shall mean, for a specified period, an amount determined for the Consolidated Companies, equal to:
(a)Consolidated Net Income; plus
(b)to the extent reducing Consolidated Net Income, the sum of, without duplication, amounts for:
(i)Consolidated Interest Expense,
(ii)Federal or State income Taxes incurred in such period, as reported under GAAP,
(iii)total depreciation expense,
(iv)total amortization expense, and
(v)such other add-backs or adjustments made by the Consolidated Companies that are consistent with their past practice; provided, that, the Agents may dispute any such adjustment or add-back to the extent the Agents reasonably determine that it is inconsistent with the Consolidated Companies’ past practice.
(vi)“Consolidated Fixed Charge Coverage Ratio” shall mean, with respect to the Consolidated Companies as of each applicable date of determination (each a “Calculation Date”), the ratio of (A)(i) Consolidated EBITDA for the Applicable Fiscal Period, less (ii) all unfinanced Capital Expenditures made by the Consolidated Companies in such Applicable Fiscal Period, less (iii) all cash income Taxes paid by, or due from, the Consolidated Companies in such Applicable Fiscal Period, less (iv) all cash distributions paid, and other distributions made, by the Consolidated Companies (other than such distributions made by a Consolidated Company to another Consolidated Company) and repurchases of Capital Stock made by Parent in such

Applicable Fiscal Period, divided by (B)(i) the aggregate amount of scheduled principal payments in respect of the Obligations paid during the Applicable Fiscal Period (excluding any prepayments, for the avoidance of doubt), plus (ii) the aggregate of amount of interest in respect of the Obligations paid during the Applicable Fiscal Period, all determined in accordance with GAAP, consistently applied.
“Consolidated Net Income” shall mean, for any specified period, the consolidated net income (or deficit) of the Consolidated Companies, in each case, after eliminating therefrom all extraordinary nonrecurring items of income or loss; provided that there shall be excluded, in determining Consolidated Net Income (without duplication): (a) the consolidated net income (or deficit) of any Person in which any Person has a joint interest, except to the extent of the amount of dividends or other distributions actually paid in cash to any of the Consolidated Companies by such Person during such specified period, (b) the income (or loss) of any Person accrued prior to the date it becomes a consolidated Subsidiary of any of the Consolidated Companies or is merged into or consolidated with any of the Consolidated Companies or such Person’s assets are acquired by any of the Consolidated Companies, (c) the income of any consolidated Subsidiary of any of the Consolidated Companies to the extent that the declaration or payment of dividends or other distributions by that consolidated Subsidiary of that income is not at the time permitted by operation of the terms of any Contractual Obligation or Applicable Law applicable to that consolidated Subsidiary, (d) any gain attributable to the write-up of any asset and any loss attributable to the write-down of any asset; (e) any net gain from the collection of the proceeds of life insurance policies; (f) any net gain or loss arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of any of the Consolidated Companies, (g) in the case of a successor to any consolidated Subsidiary of any of the Consolidated Companies by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of asset (unless such successor was a consolidated Subsidiary of any of the Consolidated Companies prior to such consolidation, merger or transfer), (h) any deferred credit representing the excess of equity in any consolidated Subsidiary of any of the Consolidated Companies at the date of acquisition of such consolidated Subsidiary over the cost to the Consolidated Companies of the investment in such Subsidiary, (i) the cumulative effect of any change in GAAP during such period, and (j) any non-cash income (or loss) related to hedging activities.
“Contingent Liability” shall mean, for any Person, any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound other than the Obligations.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Control Agreement” shall mean a pledge, collateral assignment, control agreement or bank consent letter, in form and substance reasonably satisfactory to Administrative Agent, executed and delivered by the applicable Credit Party, Administrative Agent, and the applicable securities intermediary or bank, which agreement is sufficient to give Administrative Agent “control” over each of such Credit Party’s securities accounts, deposit accounts or investment property, as the case may be.
“Copyright Security Agreements” shall mean any and all copyright security agreements entered into by the Credit Parties in favor of Administrative Agent (as required by this Agreement or any other Credit Document).
“Credit Agreement Joinder” shall mean a joinder substantially in the form of Exhibit C.
“Credit Documents” shall mean (a) this Agreement, the Security Documents, any Notes, the Disbursement Letter, the Environmental Indemnity Agreement, all Hedging Agreements in favor of a Lender or any of their Affiliates, any fee letter, any subordination or intercreditor agreements in favor of any Agent with respect to this Agreement or the Obligations and (b) any other document or agreement executed by any Credit Party, or by any Borrower on behalf of the Credit Parties, or any of them, and delivered to any Agent or any Lender in connection with any of the foregoing or the Obligations.
“Credit Parties” shall mean, collectively, Borrowers and Guarantors, and “Credit Party” shall mean any of the Credit Parties, individually.
“Cultivation Holdco” shall mean Cultivation Real Estate Holdings, LLC, a Delaware limited liability company.
“Debtor Relief Laws” shall mean Title 11 of the United States Code, all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions in effect from time to time, and any similar law or proceeding to the extent invoked to seek the compromise or extinguishment of claims of creditors.
“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” shall mean a rate per annum equal to the Applicable Rate plus 5.00% per annum.
“Defaulting Lender” shall mean any Lender that: (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Commitment, (ii) pay over to Administrative Agent or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified any Borrower or Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within two Business Days after request by Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Administrative Agent’s receipt of such certification in form and substance satisfactory to Administrative Agent or (d) has become the subject of an Insolvency Event.
“Deposit Account” means any deposit account (as that term is defined in the UCC).
“Designated Jurisdiction” shall mean any country or territory to the extent that such country or territory is the subject of any Sanction.
“Disbursement Letter” shall have the meaning set forth in Section 5.01(e)(ii).
“Disposition” shall mean, with respect to any Person, any sale, transfer, lease, contribution, assignment or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of such Person’s or their respective Subsidiaries’ assets (including Capital Stock of Subsidiaries) to any other Person in a single transaction or series of transactions.
“Disqualified Capital Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock after the Secured Parties are paid in full), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock or in connection with a Change of Control after the Secured Parties are paid in full), in whole or in part, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is 180 days after the Maturity Date; provided that, if such Capital

Stock is issued pursuant to a plan for the benefit of employees of Parent or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by Parent in order to satisfy applicable statutory or regulatory obligations.
“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.
“EDGAR” shall mean the United States Securities and Exchange Commission’s Electronic Data Gathering, Analysis, and Retrieval system.
“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Credit Parties (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (“Claims”), including (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the Release or threatened Release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to the exposure to Hazardous Materials) or the environment.
“Environmental Indemnity Agreement” shall mean that certain Environmental Indemnity Agreement by the Credit Parties to the Administrative Agent and for the benefit of the Secured Parties, in form and substance satisfactory to Agents.
“Environmental Law” shall mean any applicable federal, state, provincial, territorial, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of the environment or human health or safety (to the extent relating to exposure to Hazardous Materials).
“Equivalent Amount” shall mean, on any date of determination, with respect to obligations or valuations denominated in one currency (the “first currency”), the amount of another currency (the “second currency”) which would result from the conversion of the relevant amount of the first currency into the second currency at the 12:00 noon rate quoted by Bloomberg on www.bloomberg.com/markets/currencies/fxc.html (Page BOFC or such other Page as may replace such Page for the purpose of displaying such exchange rates) on such date or, if such date is not a Business Day, on the Business Day immediately preceding such date of determination, or such other rate as may have been agreed to in writing between Parent and Administrative Agent.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, and the regulations promulgated thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.
“ERISA Affiliate” shall mean each Person (as defined in Section 3(9) of ERISA), as to which any Credit Party or any Subsidiary of any Credit Party, is, or within the last six (6) years was, treated as a “single employer” (a) within the meaning of Section 414(b), (c) of the Code (and sections 414(m) and (o) of the Code for purposes of provisions relating to section 412 of the Code and section 302 of ERISA) or (b) as a result of any Credit Party or any Subsidiary of any Credit Party being or having been a general partner of such Person.
“Event of Default” shall have the meaning set forth in Article X.
“Excluded Accounts” shall mean (a) Deposit Accounts used solely to fund payroll or employee benefits, (b) escrow or trust accounts, (c) zero balance accounts that are swept daily into Deposit Accounts that are subject to Control Agreements (subject to Section 8.14) or that are maintained at Needham, and (d) other Deposit Accounts not maintained at Needham so long as the aggregate cash balance maintained in all such other Deposit Accounts under this clause (d) does not exceed 25% of the aggregate amount of cash on hand of the Credit Parties.
“Excluded Hedging Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Issuances” shall mean (a) the issuance of Capital Stock (other than Disqualified Capital Stock) by Parent to members of the management, employees or directors of any Credit Party; (b) the issuance of Capital Stock of Parent (other than Disqualified Capital Stock) upon the exercise of any warrants issued by Parent on or prior to the Closing Date; (c) the issuance of Capital Stock by Parent (other than Disqualified Capital Stock) so long as such issuance of Capital Stock by Parent does not result in a Change of Control; and (d) the issuance of Capital Stock by a Subsidiary (other than Disqualified Capital Stock) to a Credit Party so long as such issuance of Capital Stock by such Subsidiary does not result in a Change of Control.
“Excluded Property” shall the meaning provided for such term in the Security Agreement.
“Excluded Subsidiary” shall mean (a) Vehicle Holdco and (b) any direct or indirect Subsidiary of Parent that is (i) an Immaterial Subsidiary that is not (and has not been) a Credit

Party, (ii) a Real Estate SPE, (iii) a Specified Capital Stock Subsidiary, or (iv) any other Subsidiary with respect to which Agents and the Borrowers mutually agree, the cost or burden of guaranteeing the Loans would be excessive in relation to the value afforded thereby to the Lenders.
“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrowers under Section 12.06) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.04, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.04(f), and (d) any U.S. withholding Taxes imposed under FATCA.
“Existing Credit Agreement” shall mean that certain Credit Agreement dated as of October 27, 2022, among Parent, the other Persons party thereto, the lenders party thereto from time to time and Chicago Atlantic Admin, LLC, a Delaware limited liability company, as administrative agent and as collateral agent.
“Existing Credit Agreement Credit Documents” shall have the meaning for the term “Credit Documents” in the Existing Credit Agreement.
“Extension” shall have the meaning set forth in Section 2.16(b).
“Extension Fee” shall mean 1.50% of the outstanding principal amount of the Loans as of such date, paid by Borrowers for the benefit of the Lenders as provided in Section 2.16.
“Extension Maturity Date” shall mean (i) the first anniversary of the Initial Maturity Date, or (ii) such earlier date to which repayment of the Loans is accelerated pursuant to the terms of any of the Credit Documents.
“Extension Notice” shall have the meaning set forth in Section 2.16(a).
“Extension Option” shall have the meaning set forth in Section 2.16.
“Extraordinary Receipts” shall mean any cash received by or paid to or for the account of any Consolidated Company not in the ordinary course of business, including: (a) proceeds of judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action to the extent not used to pay any corresponding cause of action or to reimburse a Consolidated Company for amounts previously expended, (b) indemnification payments received by any Consolidated Company to the extent not used or anticipated to be used to pay any corresponding liability or reimburse such Consolidated Company for the payment of any such liability, (c) tax refunds, and (d) pension plan reversions, net of Taxes paid or payable with respect to such amounts.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury Regulations thereunder or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), and any intergovernmental agreements (together with any Applicable Laws implementing such agreements) implementing the foregoing.
“FCCR Covenant Collateral” shall have the meaning set forth in Section 9.13(b).
“FCCR Cure Right” shall have the meaning set forth in Section 9.13(b).
“FCCR Shortfall” shall have the meaning set forth in Section 9.13(b).
“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 3.01.
“Federal Funds Rate” shall mean, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.
“Finance Notice” shall have the meaning set forth in Section 8.19(a).
“Financial Performance Covenants” shall mean the covenants set forth in Section 9.13.
“Floor” means a rate of interest equal to 9.5%.
“Foreign Lender” shall mean a Lender that is not a U.S. Person.
“Foreign Plan” shall mean any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Credit Party or any Subsidiary with respect to employees not employed in the United States (other than any governmental arrangement).
“Future Opco” shall mean any Opco that is not a Closing Date Opco.
“GAAP” shall mean generally accepted accounting principles in the United States of America set forth from time to time in the opinions and pronouncements of the Accounting

Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), including the FASB Accounting Standards Codification™, which are applicable to the circumstances as of the date of determination, subject to Section 1.03.
“Governmental Authority” shall mean the government of the United States, any foreign country or any multinational or supranational authority, or any state, province, territory, commonwealth, protectorate or political subdivision thereof, and any entity, body or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including the PBGC and other administrative bodies or quasi-governmental entities established to perform the functions of any such agency or authority.
“Guarantee Obligations” shall mean, as to any Person, any Contingent Liability of such Person or other obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business and consistent with past practice (unless a departure from past practice coincides with an industry-wide departure from past practice or results from a new technological development or custom) or customary and reasonable indemnity obligations in effect on the Closing Date, entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith and reasonable business judgment.
“Guarantors” shall mean, collectively, jointly and severally, (a) Borrowers, (b) the Subsidiaries of Parent identified on Schedule 1.01(B)(ii), and (c) any other Person that provides a guarantee for the payment and performance of the Obligations pursuant to Article VI or another agreement reasonably acceptable to Agents after the Closing Date pursuant to Section 8.09.
“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of

“waste”, “recycled materials”, “sludge”, “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, waste, recycled material, material or substance, which is prohibited, limited or regulated by any Environmental Law.
“Hedging Agreement” shall mean (a) any and all agreements or documents not entered into for speculative purposes that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement including any such obligations or liabilities under any such master agreement.
“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under Hedging Agreements.
“Illegality Notice” shall have the meaning set forth in Section 2.14.
“Immaterial Subsidiary” shall mean any Subsidiary of Parent that, for the period of twelve (12) consecutive, trailing fiscal months then most recently ended for which Borrowers have delivered the financial statements pursuant to Section 8.01 (and a Compliance Certificate) (such period, the “Relevant Period”), does not have (a)(i) assets in excess of 2.5% of Total Assets of the Credit Parties or (ii) assets (when combined with the assets of all other Immaterial Subsidiaries) in excess of 5.0% of Total Assets of the Credit Parties, or (b)(i) Consolidated EBITDA for such Relevant Period in excess of 2.5% of the Consolidated EBITDA of the Consolidated Companies for such Relevant Period or (ii) Consolidated EBITDA (when combined with the Consolidated EBITDA of all other Immaterial Subsidiaries) for such Relevant Period in excess of 5.0% of the Consolidated EBITDA of the Consolidated Companies for such Relevant Period. Notwithstanding the foregoing, if any Immaterial Subsidiary ceases to satisfy the requirements of this definition as of the end of any Relevant Period , such Subsidiary shall comply with the requirements of Section 8.09 within ten (10) Business Days after delivery of the Compliance Certificate for such Relevant Period.
“Indebtedness” shall mean, as to any Person at a particular time, without duplication, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)all indebtedness of such Person for borrowed money and all indebtedness of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)net Hedging Obligations of such Person;
(d)all obligations of such Person to pay the deferred purchase price of property or services, but excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days past the applicable due date thereof excluding any such obligations that are subject to a bona fide dispute regarding amount or such Person’s liability to pay so long as (A) such dispute is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; and (B) appropriate reserves have been established in accordance with GAAP;
(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)all Attributable Indebtedness;
(g)all obligations of such Person with respect to the redemption, repayment or other repurchase or payment in respect of any Disqualified Capital Stock; and
(h)all Guarantee Obligations of such Person in respect of any of the foregoing;
provided, that Indebtedness shall not include (w) prepaid or deferred revenue arising in the ordinary course of business on customary terms, (x) purchase price holdbacks arising in the ordinary course of business and on customary terms in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset, (y) endorsements of checks or drafts arising in the ordinary course of business and consistent with past practice (unless a departure from past practice coincides with an industry-wide departure from past practice or results from a new technological development or custom), and (z) preferred Capital Stock to the extent not constituting Disqualified Capital Stock.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or another entity not disregarded for tax purposes) in which such Person is a general partner or a joint venture (whether partner or member), except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith and reasonable business judgment.
“Indemnified Liabilities” shall have the meaning set forth in Section 12.05.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Initial Field Exam” shall have the meaning set forth in Section 5.01(m).
“Initial Maturity Date” shall mean (i) March 11, 2029, or (ii) such earlier date to which repayment of the Loans is accelerated pursuant to the terms of any of the Credit Documents.
“Insolvency Event” shall mean, with respect to any Person, including any Lender, such Person or such Person’s direct or indirect parent company (a) becomes the subject of a bankruptcy, insolvency, examinership or receivership proceeding (including any proceeding under Title 11 of the United States Code or any similar law or proceeding seeking the compromise or extinguishment of claims of creditors), or regulatory restrictions, (b) has had a receiver, interim receiver, monitor, sequestrator, examiner, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or has called a meeting of its creditors, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or cease material operations of its present business, (d) with respect to a Lender, such Lender is unable to perform hereunder due to the application of Applicable Law, or (e) in the good faith determination of any Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clause (a) or (b) above, provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by a Governmental Authority or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Interest Period” shall mean, as to any Loan, the period commencing on the date of the borrowing of such Loan and ending on the numerically corresponding day in the calendar month that is one month thereafter; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (c) no Interest Period in respect of any Loan shall extend beyond the Maturity Date. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.
“Investment” shall mean, relative to any Person, (a) any capital contribution, loan, advance or extension of credit made by such Person to any other Person, including the purchase by such first Person of any bonds, notes, debentures or other debt securities of any such other Person; (b) the incurrence of Contingent Liabilities for the benefit of any other Person; and (c) acquisition of any Capital Stock or other investment held by such Person in any other Person. The amount of any Investment at any time shall be the original principal or capital amount thereof less all returns of principal or equity thereon made on or before such time and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.
“IP Rights” shall have the meaning set forth in Section 7.13.
“Laws” shall mean, as to any Person, any law (including common law), statute, regulation, ordinance, rule, order, policy, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority or determination of an arbitrator.
“Lease” shall mean each real property lease for the lease of a Mortgaged Property entered into by any Borrower, as lessor, and any tenant, as in effect at any time with respect to such Mortgaged Property.
“Lender” and “Lenders” shall have the meanings set forth in the Preamble.
“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment for collateral purposes, lien (statutory or other) or similar encumbrance, and any easement, right-of-way, license, restriction (including zoning restrictions), defect, exception or irregularity in title or similar charge or encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease entered into in the ordinary course of business and on customary terms or any precautionary UCC filings made pursuant thereto by an applicable lessor or lessee, be deemed to be a Lien.
“Liquidity” shall mean the sum, for the Credit Parties and their Subsidiaries on a consolidated basis, of unrestricted cash and Cash Equivalents, in each case, which is held in (x) a Deposit Account maintained at Needham (such cash and Cash Equivalents being referred to herein as “Needham Cash”), and (y) a Deposit Account or a securities account maintained with a financial institution other than Needham that is subject to the Lien of Administrative Agent and, subject to Section 8.14, a Control Agreement.
“Liquidity Covenant Default” shall have the meaning set forth in Section 9.13(a).
“Liquidity Cure Right” shall have the meaning set forth in Section 9.13(a).
“Liquidity Cure Right Notice” shall have the meaning set forth in Section 9.13(a).
“Liquidity Default Date” shall have the meaning set forth in Section 9.13(a).
“Loan” and “Loans” shall mean the meaning set forth in Section 2.01.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations, financial condition, results of operations or performance of Credit Parties taken as a whole, (b) the validity or enforceability of this Agreement or any of the other Credit Documents (it being agreed that documents described in clause (b) of the definition of “Credit Documents” shall be taken as a whole), (c) the ability of any Credit Parties, taken as a whole, to perform their obligations under any Credit Document (it being agreed that documents described in clause (b) of the definition of “Credit Documents” shall be taken as a whole) to which they are parties, (d) the rights or remedies of the Secured Parties or the Lenders hereunder or thereunder, (e) the priority of any Liens granted to Administrative Agent in or to any Collateral (other than as a result of voluntary and intentional discharge of the Lien by Administrative Agent or Permitted Liens that may have priority by operation of law or as otherwise expressly permitted herein), or (f) the Regulatory Licenses taken as a whole,.
“Material Contracts” shall mean: (a) the CAG Revolving Debt Documents until such time as the Obligations (as defined therein) thereunder have been paid in full and all commitments to lend thereunder have been terminated, (b) any agreement to which Parent or any Subsidiary is a party evidencing, securing or pertaining to any Indebtedness owing to or from such Person, or any guaranty thereof, in a principal amount exceeding $31,250,000; (c) any real property lease of Parent or any Subsidiary where annual rent exceeds $3,125,000; (d) any operating lease of Parent or any Subsidiary where annual rent exceed $3,125,000; (e) any other agreement (other than the agreements set forth in the foregoing clauses (a) through (d)) to which Parent or any Subsidiary is a party which involves aggregate annual consideration payable to or by such Person of $12,500,000 or more; (f) any document, agreement or instrument evidencing or governing any Permitted Subordinated Indebtedness; (g) each Opco Agreement; (h) any documents evidencing deferred purchase price obligations, earnouts and other similar contingent obligations in an aggregate amount exceeding $25,000,000; and (i) any other agreement the termination of which (without contemporaneous replacement of substantially equivalent value) could reasonably be expected to have a Material Adverse Effect.
“Material Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default arising under Section 10.01(a), 10.01(c) (solely with respect to a default related to Section 9.13), 10.01(i) or 10.01(n).
“Material Event of Default” shall mean any Event of Default arising under Section 10.01(a), 10.01(c) (solely with respect to a default related to Section 8.01, 8.05(a), 8.14 or 9.13), 10.01(f), 10.01(i), 10.01(j), or 10.01(n).
“Maturity Date” shall mean, (i) prior to the exercise of the Extension Option in accordance with Section 2.16, the Initial Maturity Date, or (ii) in the event that the Extension Option is exercised in accordance with the terms of Section 2.16, the Extension Maturity Date.
“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean each mortgage, deed of trust, deed to secure debt, trust deed or other security document granted by any applicable Credit Party to Administrative Agent for the benefit of the Secured Parties in respect of any Mortgaged Property, in such form as agreed between such Credit Party and Administrative Agent (and which form shall be reasonably acceptable to the Co-Administrative Agent).
“Mortgaged Properties” shall mean, collectively, all Real Property subject to a Mortgage, including the Real Property identified on Schedule 1.01(M), as such Schedule may be updated from time to time.
“Multiemployer Plan” shall mean any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) any Credit Party, any Subsidiary of any Credit Party or any ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which any Credit Party, any Subsidiary of any Credit Party or any ERISA Affiliate contributed to or had an obligation to contribute to such plan.
“Needham” shall have the meaning set forth in the Preamble.
“Needham Cash” shall have the meaning set forth in the definition of “Liquidity”.
“Net Casualty Proceeds” shall mean, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by any Credit Party in connection with such Casualty Event (net of (a) the amount of any reserves to be maintained in connection with the Casualty Event, to the extent such reserve is maintained in accordance with GAAP, and (b) all reasonable and customary collection expenses thereof (including any legal or other professional fees) (except with respect to any expenses paid to an Affiliate of such Person)), but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a Lien permitted by Section 9.02(c) on the property which is the subject of such Casualty Event, and less any Taxes payable on account of such insurance proceeds or condemnation award, actually paid, assessed or estimated (in good faith) to be payable within the next 12 months in cash in connection with such Casualty Event, in each case to the extent, but only to the extent, that the amounts are properly attributable to such transaction; provided that if, after the expiration of such 12-month period, the amount of such estimated or assessed Taxes, if any, exceeded the Taxes actually paid in cash in respect of proceeds from such Casualty Event, the aggregate amount of such excess shall constitute Net Casualty Proceeds under Section 4.02(a)(iv) and be immediately applied to the Obligations pursuant to Section 4.02(c).
“Net Debt Proceeds” shall mean, with respect to the sale or issuance by any Credit Party of any Indebtedness (other than Indebtedness permitted by Section 9.01), the excess of: (a) the gross cash proceeds received by the issuer of such Indebtedness from such sale or issuance, over (b) all reasonable and customary underwriting commissions and legal, investment banking, underwriting, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred and paid in connection with such sale or issuance, except any such amounts that have not been paid, and are not payable, to any Affiliate of such Person.

“Net Disposition Proceeds” shall mean, with respect to any Disposition by any Credit Party of Collateral, the excess of: (a) the gross cash proceeds received by such Person from such Disposition, over (b) the sum of: (i) all reasonable and customary legal, investment banking, underwriting, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred and paid in connection with such Disposition, except any such amounts that have not been paid, and are not payable, to any Affiliate of such Person, (ii) all Taxes payable on account of proceeds from such Disposition, actually paid, assessed or estimated (in good faith) to be payable in cash within the next twelve (12) months in connection with such proceeds, in each case to the extent, but only to the extent, that the amounts so are properly attributable to such transaction, (iii) the amount of any reserves to be maintained in connection with such Disposition, to the extent such reserve is maintained in accordance with GAAP and (iv) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) that is required to be, and is, repaid in connection with such Disposition; provided that if, after the expiration of the 12-month period referred to in clause (b)(ii) above, the amount of estimated or assessed Taxes, if any, pursuant to clause (b)(ii) above exceeded the Taxes actually paid in cash in respect of proceeds from such Disposition, the aggregate amount of such excess shall constitute Net Disposition Proceeds under Sections 4.02(a)(ii) and 4.02(a)(iii) and be immediately applied to the Obligations pursuant to Section 4.02(c).
“Net Equity Proceeds” shall mean, with respect to the sale, issuance or exercise after the Closing Date by any Credit Party of any Capital Stock or any capital contribution by any Person to any such Credit Party, the excess of: (a) the gross cash proceeds received by such Credit Party from such sale, issuance or exercise, over (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage, accounting and other professional fees, original issue discount, sales commissions and disbursements actually incurred and paid in connection with such sale or issuance, in each case for this clause (b), solely to the extent such discounts, commissions, costs, fees, expenses and disbursements are paid to non-Affiliates.
“Non-Compliance Fee” shall have the meaning set forth in Section 9.13(a).
“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.01 and (b) has been approved by Required Lenders.
“Non-Credit Party Subsidiary” shall mean, at any time, a direct or indirect Subsidiary of Parent that is not a Credit Party.
“Non-Defaulting Lender” shall mean, at any time, any Lender holding a Commitment or outstanding Loans which is not a Defaulting Lender.
“Note” shall mean a promissory note (or amended and restated promissory note) substantially in the form of Exhibit D.
“Notice of Control” shall have the meaning set forth in Section 8.12(c).

“Obligations” shall mean (a) with respect to each Borrower, all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of such Borrower arising under or in connection with any Credit Document, including all original issue discount, fees, costs, expenses (including fees, costs and expenses incurred during the pendency of any proceeding of the type described in Section 10.01(i), whether or not allowed or allowable in such proceeding) and premiums payable under any Credit Document, the principal of and interest (including interest accruing during the pendency of any proceeding of the type described in Section 10.01(i), whether or not allowed or allowable in such proceeding) on the Loans, all indemnification obligations and all obligations to pay or reimburse any Secured Party for paying any costs or expenses under any Credit Document, (b) with respect to each Credit Party other than Borrowers, all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of such Credit Party arising under or in connection with any Credit Document, all indemnification obligations and all obligations to pay or reimburse any Secured Party for paying any costs or expenses under any Credit Document, (c) all Bank Product Debt, and (d) all Fees and other fees, obligations and duties now or at any time or times hereafter owing by any Credit Party to Lender or any other Secured Party under any Credit Document. For the avoidance of doubt, the Obligations shall not include any obligations arising under the CAG Revolving Debt Documents.
“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.
“Opco” shall mean any Person (other than the Credit Parties) (a) that is a party to an Opco Management Agreement, (b) for whom any Credit Party provides services similar to those set forth in the Opco Management Agreements, or (c) who holds a Permit for the direct or indirect economic benefit of the Credit Parties.
“Opco Agreements” shall mean, collectively, (a) Opco Management Agreements, (b) Opco Option Agreements, (c) Opco Security Agreements and any other agreement granting or perfecting a lien on the assets of an Opco for the benefit of a Credit Party, (d) any promissory note, deficit funding loan agreement or similar agreement between an Opco and a Credit Party, and (e) any other similar agreement entered into between a Credit Party and an Opco or an owner of an Opco in relation to the provision of services to any such Opco.
“Opco Management Agreement” shall mean each agreement between a Credit Party and an Opco, pursuant to which, among other things, such Credit Party agrees to provide management, administrative, consulting or business services to such Opco, substantially in form and substance of the Opco Management Agreements existing as of the Closing Date.
“Opco Option Agreement” shall mean an agreement (which may be included as part of the terms of an Opco Management Agreement or any other Opco Agreement) pursuant to which the owner(s) of Capital Stock issued by an Opco grant(s) to a Credit Party a right to purchase or transfer, or cause the purchase or transfer, of Capital Stock of the Opco held by such owner(s) by or to a Person duly qualified to hold such Capital Stock under applicable Laws and designated by such Credit Party that is party thereto.

“Opco Requirements” shall mean, with respect to each Opco, the satisfaction of each of the following requirements, together with such other items that may be reasonably required by any Agent in connection with an Opco (in each case, except as may otherwise be waived or modified by the Agents in writing, including by e-mail notification): (a) such Opco shall be a party to an Opco Management Agreement, except, solely to the extent Applicable Law (i) does not permit such Opco to enter into an Opco Management Agreement or (ii) would otherwise require the consent of the applicable Governmental Authority); provided that each such Opco Management Agreement shall be freely assignable by the Credit Party that is party thereto without any further consent of any other Person (including the Opco party thereto) and shall be in form and substance reasonably acceptable to the Agents, (b) each owner of the Capital Stock of such Opco shall have entered into an Opco Option Agreement (unless Applicable Law prohibits the execution and delivery of such an agreement) or such alternative similar arrangement as may be approved by the Agents in their discretion; provided that each such Opco Option Agreement shall (i) be freely assignable by the Credit Party that is party thereto without any further consent of any other Person (including the owner of the Capital Stock of the Opco party thereto), (ii) provide the Credit Party that is party thereto the irrevocable right to purchase or transfer, or cause the purchase or transfer of, the ownership of the Capital Stock issued by the applicable Opco to any other Person duly qualified to hold such Capital Stock under Applicable Law for nominal or no consideration (which right may be further set forth in the applicable Opco Management Agreement) and (iii) be in form and substance reasonably acceptable to the Agents, (c) each Opco Agreement with respect to such Opco shall be in form and substance reasonably expected to comply with all Applicable Law; and (d) the applicable Credit Party shall have delivered to Administrative Agent a Collateral Assignment with respect to each Opco Agreement relating to such Opco and, if applicable, shall have pledged to Administrative Agent (for the benefit of the Secured Parties) all of the Capital Stock issued by such Opco to a Credit Party, if any, pursuant to the Security Agreement, in each case, in form and substance reasonably satisfactory to the Agents. Notwithstanding the foregoing, to the extent that compliance with any of clauses (a) through (d) above with respect to any Opco would be prohibited by, or would require the consent of any Governmental Authority under, Applicable Law, such requirement shall not constitute an Opco Requirement solely with respect to such Opco; provided that the applicable Credit Party shall use commercially reasonable efforts to satisfy such requirement to the greatest extent permitted by Applicable Law and shall notify the Agents in writing of any such prohibition or restriction.
“Opco Security Agreement” shall mean a security agreement executed and delivered by an Opco in favor of each Credit Party that is a party to an Opco Management Agreement with such Opco, granting to such Credit Party a first priority Lien in all property of such Opco (subject to limitations under Applicable Law) to secure the repayment of all Indebtedness owed from time to time by such Opco to each such Credit Party, which security agreement shall be substantially in form and substance of the Opco Security Agreements existing as of the Closing Date; provided, that the terms otherwise required of an Opco Security Agreement may be included in the relevant Opco Management Agreement or other Opco Agreement.

“Opco Trigger Event” shall mean, with respect to any Future Opco, the earliest to occur of (a) such Future Opco commencing operations or (b) any Credit Party or any Subsidiary thereof making any Investment in such Future Opco.
“Organization Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company or unlimited liability company, the certificate of incorporation, constitution or articles of formation or organization and operating agreement (if relevant) or memorandum of association; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).
“Other Institution Account” shall mean, (i) any Excluded Account, (ii) any account identified on Schedule 7.25 as an “Other Institution Account” (as of the Closing Date or as updated with accounts that have been consented to by Needham in accordance with Section 8.12(b)), and (iii) any Deposit Account in Florida that the Credit Parties are required to maintain with First Federal Bank of Florida.
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.02).
“Outside Financing” means third-party debt financing for borrowed money obtained or assumed after the Closing Date by a Credit Party or a Subsidiary of a Credit Party (other than any CAG Revolving Debt or any Refinancing Indebtedness in respect thereof) from a Person other than Lenders to finance (i) an Acquisition by a Credit Party or any of their Subsidiaries, (ii) an acquisition of any fee simple interest in Real Property by a Credit Party or any of their Subsidiaries, or (iii) the Verano Texas Project; provided, that, in each case, the Credit Parties have complied with Section 8.19 with respect thereto.
“Outside Financing Mortgage Debt” shall have the meaning set forth in the definition of “Permitted Third-Party Mortgage Debt”.

“Outside Financing Mortgaged Property” shall have the meaning set forth in the definition of “Permitted Third-Party Mortgage Debt”.
“Parent” shall have the meaning set forth in the Preamble.
“Participant” shall have the meaning set forth in Section 12.06(c)(i).
“Participant Register” shall have the meaning set forth in Section 12.06(c)(iii).
“Patent Security Agreements” shall mean, collectively, any and all patent security agreements entered into by the Credit Parties in favor of Administrative Agent (as required by this Agreement or any other Credit Document).
“Patriot Act” shall have the meaning set forth in Section 12.19.
“Payment Conditions” shall mean, with respect to the making of any Permitted Subordinated Debt Payment, or the incurrence of any Permitted Subordinated Indebtedness, each of the following conditions:
(a)no Event of Default or Material Default shall have occurred and be continuing prior to or after giving effect to the making of such Permitted Subordinated Debt Payment, or the incurrence of such Permitted Subordinated Indebtedness, as applicable;
(b)Parent has delivered to Agents (i) the financial information for the immediately preceding fiscal quarter required by Section 8.01, and (ii) calculations evidencing that after the making of such Permitted Subordinated Debt Payment, or the incurrence of such Permitted Subordinated Indebtedness, as applicable, the Credit Parties will be in compliance on a Pro Forma Basis with the Financial Performance Covenants as of the last day of the most recent fiscal quarter for which financial statements have been delivered (or were required to have been delivered) pursuant to Section 8.01(a) or 8.01(b), as applicable;
(c)at least five (5) Business Days prior to making such Permitted Subordinated Debt Payment, Parent has delivered a duly executed certificate to Agents, in form and substance acceptable to Agents, pursuant to which Parent shall certify that the conditions set forth in clauses (a) and (b) above have been satisfied and will continue to be satisfied as of the making of such Permitted Subordinated Debt Payment; and
(d)at least ten (10) Business Days prior to incurring such Permitted Subordinated Indebtedness, Parent has delivered (i) a duly executed certificate to Agents, in form and substance acceptable to Agents, pursuant to which Parent shall certify that the conditions set forth in clauses (a) and (b) above have been satisfied and will continue to be satisfied as of the incurrence of such Permitted Subordinated Indebtedness, and (ii) a proposed form of subordination agreement or other writing in form and substance reasonably satisfactory to Agents (including provisions contained in the documentation evidencing such Indebtedness reasonably acceptable to Agents) expressly subordinating such Permitted Subordinated Indebtedness in right of payment to the Obligations and expressly subordinating any Lien securing such Permitted Subordinated Indebtedness to the Liens of Administrative Agent (with such subordination agreement to be executed and delivered by the holder of such Permitted Subordinated Indebtedness, the Borrower Representative and Administrative Agent prior to or substantially concurrently with the incurrence of such Permitted Subordinated Indebtedness).

“Payment Date” shall mean the first day of each calendar month; provided that if any Payment Date falls on a day that is not a Business Day and such payment is due and payable in cash, the date for payment thereof shall be made on the immediately succeeding Business Day.
“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.
“Pension Plan” shall mean any Multiemployer Plan or any “employee benefit plan,” as defined in Section 3 of ERISA subject to Title IV of ERISA, Section 412 of the Code or Sections 302 or 303 of ERISA, sponsored, maintained or contributed to by any Credit Party, Subsidiary of a Credit Party or any ERISA Affiliate (or to which any Credit Party, Subsidiary of a Credit Party or any ERISA Affiliate has or may have an obligation to contribute or to make payments), and each such plan for the five-year period immediately following the latest date on which any Credit Party, Subsidiary of a Credit Party or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Sections 4069 or 4212(c) of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.
“Permits” shall mean, with respect to any Person, any permit, approval, authorization, consent, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or operations or to which such Person or any of its property or operations is subject.
“Permitted Acquisition” shall mean an Acquisition that satisfies each of the following conditions:
(a)immediately before and after giving effect thereto, no Event of Default or Material Default shall have occurred and be continuing;
(b)such acquisition and all transactions related thereto shall be consummated in accordance with all Applicable Laws in all material respects (excluding U.S. Federal Cannabis Laws);
(c)if such acquisition is structured as the purchase of Capital Stock of any Person (each, a “Target”), such acquisition shall be structured such that the Target shall, upon completion of such acquisition, be a wholly-owned direct Subsidiary of a Credit Party organized under the laws of the United States, any state thereof or the District of Columbia;
(d)such acquisition is of a business or entity which is engaged in the Business or business activities incidental or reasonably related thereto or to the operations of an existing Credit Party;
(e)if such acquisition is structured as the purchase of assets (which assets may include Capital Stock), all or substantially all of the assets acquired in connection with such acquisition shall be located within the United States and shall be owned by a Credit Party, a Real Estate SPE or a Specified Capital Stock Subsidiary;

(f)the Credit Parties will be in compliance with the Financial Performance Covenants on a Pro Forma Basis as of the last day of the most recent fiscal quarter for which financial statements have been delivered (or were required to have been delivered) pursuant to Section 8.01(a) or 8.01(b), as applicable;
(g)upon request, promptly furnish to Agents such financial and other information and documents that any Agent may reasonably request with respect to such acquisition, including (i) term sheets or letters of intent (setting forth in reasonable detail the terms and conditions of such acquisition), (ii) consolidated financial statements of Parent and its Subsidiaries prepared on a Pro Forma Basis (after giving effect to the consummation of such acquisition) and evidence of compliance with the Financial Performance Covenants based on such consolidated financial statements, and (iii) drafts of the respective agreements, documents or instruments pursuant to which such acquisition is to be consummated (including any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, as well as complete copies of such agreements, documents or instruments when executed and available;
(h)to the extent the Acquisition will be financed in whole or in part with the proceeds of any Outside Financing, the conditions set forth in Section 8.19 shall have been satisfied;
(i)all actions required to be taken with respect to such Person or such assets, as the case may be, in order to satisfy the requirements of Sections 8.09 and 8.18, as applicable, shall have been taken (or arrangements for the taking of such actions reasonably satisfactory to the Agents shall have been made);
(j)if such proposed acquisition involves consideration of less than $25,000,000, in addition to compliance with the conditions set forth in clauses (a) through (i) above, Parent shall have notified Agents at least five (5) Business Days prior to the consummation thereof (or such shorter period to which Agents may agree in their discretion) and furnished to Agents a certificate of the chief financial officer of Parent certifying that all conditions contained in this definition of Permitted Acquisition have been satisfied or will be satisfied as of the consummation of the applicable Permitted Acquisition;
(k)if such proposed acquisition involves consideration equal to or more than $25,000,000 but less than $50,000,000, in addition to compliance with the conditions set forth in clauses (a) through (i) above, Parent shall have:
(i)notified Agents at least five (5) Business Days prior to the consummation thereof (or such shorter period to which Agents may agree in their discretion); and
(ii)furnished to Agents at least ten (10) Business Days prior to the consummation thereof (or such shorter period as may be agreed to by Agents) consolidated financial statements of Parent and its Subsidiaries prepared on a Pro Forma Basis (after giving effect to the consummation of such acquisition) as of the last day of the most recent fiscal quarter for which financial statements have been delivered (or are required to have been delivered) pursuant to Section 8.01(a) or 8.01(b), as applicable, together with a certificate of the chief financial officer of Parent demonstrating compliance with the Financial Performance Covenants as set forth in clause (f) above and certifying that all conditions contained in this definition of Permitted Acquisition have been satisfied or will be satisfied as of the consummation of the applicable Permitted Acquisition; and

(l)if such acquisition involves consideration of $50,000,000 or more, in addition to compliance with the conditions set forth in clauses (a) through (i) above, Parent shall have:
(i)at least ten (10) Business Days prior to the consummation thereof (or such shorter period to which Agents may agree in their discretion), notified Agents of such proposed acquisition and furnished to Agents (A) an executed term sheet or letter of intent (setting forth in reasonable detail the terms and conditions of such acquisition) and (B) consolidated financial statements of Parent and its Subsidiaries prepared on a Pro Forma Basis (after giving effect to the consummation of such acquisition) as of the last day of the most recent fiscal quarter for which financial statements have been delivered (or are required to have been delivered) pursuant to Section 8.01(a) or 8.01(b), as applicable, together with a certificate of the chief financial officer of Parent demonstrating compliance with the Financial Performance Covenants as set forth in clause (f) above and certifying that all conditions contained in this definition of Permitted Acquisition have been satisfied or will be satisfied as of the consummation of the applicable Permitted Acquisition;
(ii)furnished to Agents at least five Business Days prior to the consummation thereof (or such shorter period to which Agents may agree in their discretion), drafts of the purchase documents and related schedules and exhibits; and
(iii)furnished to Agents, prior to the consummation thereof, copies of such executed purchase documents and related schedules and exhibits thereto.
The consummation of a Permitted Acquisition shall be deemed to be a representation and warranty by the Credit Parties to the Secured Parties that all conditions contained in this definition of Permitted Acquisition have been satisfied or will be satisfied as of the consummation of such Permitted Acquisition.
“Permitted Currency Hedging Agreements” mean Hedging Agreements entered into by the Credit Parties or their Subsidiaries for the primary purpose of eliminating or reducing foreign exchange risk and not for speculative purposes.
“Permitted Liens” shall have the meaning set forth in Section 9.02.
“Permitted Existing Third-Party Mortgage Debt” shall have the meaning set forth in the definition of “Permitted Third-Party Mortgage Debt”.
“Permitted Restructuring Transactions” shall mean, collectively, those restructuring transactions described on Schedule 1.01(P), together with any ancillary or related transactions approved by Agents that do not result in any assets (including Capital Stock) transferred from a Credit Party to any Person that is not a Credit Party.
“Permitted Subordinated Debt Payments” shall mean regularly scheduled payments of principal and interest on any Permitted Subordinated Indebtedness in accordance with the terms hereof.
“Permitted Subordinated Indebtedness” shall mean Indebtedness of any Credit Party which has been expressly subordinated in right of payment to the Obligations and, if secured, any Lien securing such Indebtedness is subordinated to the Liens of Administrative Agent, in each case, pursuant to a subordination agreement or other writing in form and substance reasonably satisfactory to the Agents (including provisions contained in the documentation evidencing such Indebtedness reasonably acceptable to the Agents).
“Permitted Third-Party Mortgage Debt” shall mean Indebtedness (including, for the avoidance of doubt, obligations incurred in connection with sale-leaseback transactions) secured by Real Property owned by a Credit Party (other than any Mortgaged Property) or a Real Estate SPE, to the extent such Indebtedness is:
(a)the CAG Revolving Debt, and any Refinancing Indebtedness in respect thereof;
(b)Indebtedness set forth on Schedule 1.01(R) that is secured by the Real Properties identified on Schedule 1.01(R), and any Refinancing Indebtedness in respect thereof (collectively, the “Permitted Existing Third-Party Mortgage Debt”); provided, that, with respect to the Real Properties identified on Schedule 1.01(R), taken as a whole, the aggregate principal amount of the Permitted Existing Third-Party Mortgage Debt shall not exceed an amount representing greater than a 85.00% loan-to-value ratio for such Real Properties identified on Schedule 1.01(R) as determined from time to time by the most recent appraisals received by the Agents with respect thereto, in each case, in form and substance reasonably acceptable to the Agents, or
(c)Indebtedness secured by Real Property acquired with the proceeds of, or otherwise in connection with, Outside Financing permitted in accordance with Section 8.19, and any Refinancing Indebtedness in respect thereof (collectively, the “Outside Financing Mortgage Debt”); provided, that, with respect to each Permitted Third-Party Mortgaged Property acquired with the proceeds of Outside Financing Mortgage Debt (each, an “Outside Financing Mortgaged Property”), taken as a whole, the aggregate principal amount of Outside Financing Mortgage Debt shall not exceed an amount representing greater than a 65.00% loan-to-value ratio for all such Outside Financing Mortgaged Properties, as determined from time to time by the most recent appraisals received by the Agents with respect thereto, in each case, in form and substance reasonably acceptable to the Agents.
“Permitted Third-Party Mortgaged Property” shall mean (a) the Real Property owned or acquired by any Credit Party (other than any Mortgaged Property) or any Real Estate SPE securing the related Permitted Third-Party Mortgage Debt, (b) the hereditaments, easements and appurtenances relating thereto, (c) the improvements and fixtures located thereon, (d) the deposit accounts maintained by such Credit Party or such Real Estate SPE solely (i) for the payment of rent or (ii) to hold the tax and insurance escrow deposits of its tenants, (e) documents or agreements to which such Credit Party or such Real Estate SPE is a party with contractors, architects or other professionals in connection with the planning, design, architectural, engineering, construction or other similar services relating to improvements on such Real Property, (f) Permits required in connection with the construction of such improvements and (g) all equipment, personal property, easements and other property and rights reasonably incidental to the ownership, lease or operation thereof.
“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, unlimited liability company, association, trust or other enterprise or any Governmental Authority.

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, sponsored, maintained or contributed to by any Credit Party or any Subsidiary, or any such plan to which any Credit Party or any Subsidiary has any liability.
“Platform” shall have the meaning set forth in Section 12.24.
“Prepayment Event” shall mean any (a) voluntary prepayment of the Loans that is made prior to the Maturity Date (including any payment upon acceleration in accordance with Section 10.02 (including, for the avoidance of doubt, in connection with Sections 10.01(a), (i) and (k))) or (b) mandatory prepayment of the Loans pursuant to Sections 4.02(a)(i), 4.02(a)(ii), 4.02(a)(iii) or 4.02(a)(v), in each case for this clause (b), that is made prior to the Maturity Date.
“Prepayment Premium” shall mean, with respect to any Prepayment Event, if made (i) before the second anniversary of the Closing Date or (ii) following the exercise of the Extension Option, but prior to the Maturity Date, a 1.50% prepayment fee on the Loans that are being prepaid or repaid. For the avoidance of doubt, the Prepayment Premium is 0% after the second anniversary if the Extension Option has not been exercised.
“Prime Rate” shall mean, for any day, a floating rate equal to the rate publicly quoted in The Wall Street Journal’s “Bonds, Rates & Yields” table as the “prime rate” on such day; provided, that, if the Prime Rate as determined above shall ever be less than 4.00%, then the Prime Rate shall be deemed to be 4.00%. Any change in such prime rate publicly quoted in The Wall Street Journal’s “Bonds, Rates & Yields” table shall take effect at the opening of business on the day specified in the public announcement of such change.
“Prime Rate Loan” shall mean a Loan that bears interest at the Prime Rate.
“Pro Forma Basis” shall mean, with respect to any period during which (a) any Permitted Acquisition or any Investment, (b) any Disposition, (c) any incurrence, repayment or cancellation of Indebtedness shall have been consummated or (d) any deferral of Federal or State income tax payments (in each case, to the extent permitted hereunder), a calculation as if such event or events described by the preceding clauses (a) through (d) above had been consummated, incurred or deferred, as applicable, at the beginning of the applicable period for any applicable financial covenant test, in each case, subject only to those pro forma adjustments which are directly attributable to any event or events described by the preceding clauses (a) through (d) above that are factually supportable, are reasonably expected to have a continuing impact on the Credit Parties and are determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as interpreted by the Securities and Exchange Commission.
“Proposed Term Sheet” shall have the meaning set forth in Section 8.19(a).
“Public Lender” shall have the meaning set forth in Section 12.24.
“Qualified Capital Stock” shall mean any Capital Stock that is not Disqualified Capital Stock.

“Real Estate SPE” shall mean each Subsidiary of Cultivation Holdco or Retail Holdco that is not listed on Schedule 1.01(B)(i) or Schedule 1.01(B)(ii) so long as substantially all of the assets of such Subsidiary are fee Real Property and improvements thereon.
“Real Property” shall mean, with respect to any Person, all right, title and interest of such Person (including any leasehold estate) in and to a parcel of real property owned, leased or operated by such Person together with, in each case, all improvements and appurtenant fixtures thereon and all easements with respect thereto.
“Recipient” shall mean (a) any Agent and (b) any Lender.
“Refinancing Indebtedness” shall mean refinancings, renewals, or extensions of Indebtedness so long as:
(a)such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums and compounded interest paid thereon and the reasonable and customary fees and expenses incurred in connection therewith and by the amount of any existing unfunded commitments with respect thereto,
(b)such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended,
(c)if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness, and
(d)the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended, and
(e)if the Indebtedness that is refinanced, renewed, or extended was secured, no additional property may be subject to a Lien to secure such refinancing, renewal, or extension other than after-acquired property, or other property, falling within the same scope of collateral description.
“Register” shall have the meaning set forth in Section 12.06(b)(iv).
“Regulation D” shall mean Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.
“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Regulatory Licenses” shall mean each Permit required to be held any Credit Party or any Subsidiary thereof to conduct its Business in compliance with Applicable Laws.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.
“Relevant Governmental Body” shall mean the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York or any successor thereto.
“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, depositing, disposing, emanating or migrating of Hazardous Materials in the environment.
“Relevant Period” shall have the meaning set forth in the definition of “Immaterial Subsidiary”.
“Replacement Lender” shall have the meaning set forth in Section 12.06(e).
“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.
“Required Lenders” shall mean, (a) at any time when there is more than one (1) Lender which is not a Defaulting Lender, at least two (2) Lenders that are not Defaulting Lenders having Loans representing greater than 50.00% of the sum of the aggregate Loans at such time (Lenders that are Affiliates of one another being considered as one Lender for purposes of this clause (a)), or (b) at any time when there is only one (1) Lender which is not a Defaulting Lender, such Lender; provided, however, (i) at any time that Chicago Atlantic or any of its Affiliates have, in the aggregate, outstanding Loans representing 20.00% or more of the aggregate outstanding Loans at such time, Required Lenders shall include Chicago Atlantic and/or such Affiliates, as applicable (being considered as one Lender for purposes of clause (a) of this definition), (ii) at any time that Needham or any of its Affiliates have, in the aggregate, outstanding Loans representing 20.00% or more of the aggregate outstanding Loans at such time, Required Lenders shall include Needham and/or such Affiliates, as applicable (being considered as one Lender for purposes of clause (a) of this definition), and (iii) in no event shall a Credit Party or an Affiliate of a Credit Party that is a Lender be included in the determination of Required Lenders.
“Rescindable Amount” shall have the meaning set forth in Section 4.03(d).

“Response Period” shall have the meaning set forth in Section 8.19(a).
“Restricted Cannabis Activities” shall mean, in connection with the cultivation, processing, distribution, sale, possession, disposal and destruction of cannabis and related products, accessories, or services: (a) any activity that is not permitted under applicable U.S. State Cannabis Laws; (b) any activity that is not permitted under applicable U.S. Federal Cannabis Laws and for which a Credit Party or Subsidiary of a Credit Party is convicted or otherwise found liable, pursuant to a non-appealable judgment, notwithstanding its compliance with applicable U.S. State Cannabis Laws; (c) knowingly or recklessly distributing or selling cannabis and related products to minors, except those minors who are duly registered medical patients under the applicable U.S. State Cannabis Laws; (d) knowingly making payments to criminal enterprises, gangs, cartels and persons subject to Sanctions; (e) non-compliance with anti-terrorism laws and other Applicable Law relating to money-laundering; (f) diversion of cannabis and related products from states where it is legal under U.S. State Cannabis Law to other states; (g) use of activities permitted under U.S. State Cannabis Law as a cover or pretext for the trafficking of other controlled substances or illegal drugs or other illegal activity; (h) the commission, or making threats, of violence and, unless required for security purposes under applicable U.S. State Cannabis Laws, the use of firearms; (i) [reserved]; and (j) directly or indirectly, aiding, abetting or otherwise participating in a common enterprise with any Person or Persons in any activities described in clauses (a) through (i) of this definition.
“Restricted Payment” shall mean, with respect to any Person, (a) the declaration or payment of any dividend on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Stock of such Person or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, (b) any payment of a management fee (or other fee of a similar nature) or any reimbursable costs and expenses related thereto by such Person to any holder of its Capital Stock or any Affiliate thereof, (c) the payment or prepayment of principal of, or premium or interest on, any Indebtedness subordinate to the Obligations, or (d) any payment or prepayment of principal, interest or any other amount made by any other Credit Party or Subsidiary in cash in connection with obligations under Section 9.01(t). For the avoidance of doubt, the definition of “Restricted Payment” shall not include payments or prepayments of Permitted Third-Party Mortgage Debt, any other mortgage debt or similar Indebtedness incurred by a Real Estate SPE, Indebtedness incurred by Vehicle Holdco, Indebtedness in respect of any Outside Financing or the CAG Revolving Debt, in each case, to the extent such Indebtedness is permitted by Section 9.01.
“Retail Holdco” shall mean Retail and Office Real Estate Holdings, LLC, a Delaware limited liability company.
“S&P” shall mean S&P Global Ratings or any successor by merger or consolidation to its business.
“Sales Tracking Software” shall mean any “seed-to-sale” tracking, point-of-sale, or other inventory or sales reporting software used by the Credit Parties.

“Sanction(s)” shall mean any sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council or other relevant sanctions authority.
“SEC” shall mean the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Parties” shall mean, collectively, (a) the Lenders, (b) the Agents, (c) the beneficiaries of each indemnification obligation undertaken by any Credit Party under the Credit Documents, (d) any successors, endorsees, transferees and assigns of each of the foregoing to the extent any such transfer or assign is permitted by the terms of this Agreement and (e) any other holder of any Obligation or Secured Obligation (as defined in any applicable Security Document).
“Security Agreement” shall mean that certain Security Agreement dated as of the Closing Date, by and among the Credit Parties and Administrative Agent for the benefit of the Secured Parties.
“Security Documents” shall mean, collectively, the Security Agreement, the Collateral Access Agreements, the Collateral Assignments, the Control Agreements, the Patent Security Agreements, the Trademark Security Agreements, the Copyright Security Agreements, each Mortgage and each other instrument, agreement or document executed and delivered pursuant to Sections 8.09, 8.11, 8.14 or 8.18 or pursuant to any of the Security Documents to guarantee or secure any of the Obligations.
“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Loan” shall mean a Loan that bears interest at a rate based on Term SOFR.
“Solvency Certificate” shall mean a solvency certificate, duly executed and delivered by the chief financial officer of Parent to Agents, in form and substance reasonably satisfactory to Agents.
“Solvent” shall mean, with respect to any Person, at any date, that (a) the sum of such Person’s debt (including Contingent Liabilities) does not exceed the present fair saleable value of such Person’s present assets as a going concern (which, for this purpose, shall include rights of contribution in respect of obligations for which such Person has provided a guarantee), (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on such date, (c) such Person has not incurred and does not intend to incur debts including current obligations beyond its ability to generally pay such debts as they become due (whether at maturity or otherwise), (d) [reserved], and (e) such Person is “solvent” or is not “insolvent”, as applicable, within the meaning given that term and similar terms under Applicable Laws relating to fraudulent and other avoidable transfers and conveyances. For purposes of this definition, the amount of any Contingent Liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Specified Capital Stock Subsidiary” shall mean, any direct or indirect Subsidiary of a Credit Party (a) acquired after the Closing Date by means of a Permitted Acquisition of the Capital Stock of such Person or (b) formed after the Closing Date to acquire assets in connection with a Permitted Acquisition, in each case, the purchase price of which is funded solely with the issuance of Capital Stock of Parent or any of its Subsidiaries (or the cash proceeds of any such issuance) to the extent permitted hereby.
“Specified Deposit Accounts” shall mean, collectively, each of those Deposit Accounts maintained at Shore United Bank and Western Alliance Bank that are identified on Schedule 7.25 as a “Specified Deposit Account”.
“Subsidiary” of any Person shall mean and include (a) any corporation more than 50.00% of whose Voting Stock having by the terms thereof power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, limited liability company, unlimited liability company, association, joint venture or other entity in which such Person directly or indirectly through one or more Subsidiaries has more than (i) a 50.00% equity interest measured by either vote or value at the time or (ii) a 50.00% general partnership interest at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of Parent.
“Swap Obligation” shall mean with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” shall mean the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such

Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.
“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.
“Termination Date” shall mean the date on which the Loans and the other Obligations (other than Unasserted Contingent Obligations) shall have been paid in full in cash in accordance with the terms of this Agreement.
“Title Policy” means each ALTA Policy for Title Insurance issued by a title company acceptable to Agents with respect to a parcel of Mortgaged Property, in form and substance acceptable to Agents.
“Total Assets” shall mean, at any time, the total assets of such Person, determined in accordance with GAAP (or, if in reference to more than one Person, determined on a consolidated basis in accordance with GAAP), as shown on the then most recent balance sheet of such Person delivered pursuant to Section 8.01.
“Total Credit Exposure” shall mean, as of any date of determination (a) with respect to each Lender, (i) prior to the termination of the Commitments, the sum of such Lender’s Commitment plus the outstanding principal amount of such Lender’s Loans or (ii) upon the termination of the Commitments, the outstanding principal amount of such Lender’s Loans and (b) with respect to all Lenders, (i) prior to the termination of the Commitments, the sum of all of the Lenders’ Commitments plus the aggregate outstanding principal amount of all Loans and (ii) upon the termination of the Commitments, the aggregate outstanding principal amount of all Loans.
“Trademark Security Agreements” shall mean, collectively, any and all trademark security agreements entered into by the Credit Parties in favor of Administrative Agent (as required by this Agreement or any other Credit Document).
“Transactions” shall mean the funding of the Loans pursuant hereto and the use of the proceeds thereof and all other transactions contemplated by or described in the Credit Documents.
“Treasury Regulations” shall mean the United States Treasury regulations promulgated under the Code.
“U.S.” and “United States” shall mean the United States of America.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” shall mean any person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Federal Cannabis Law” shall mean any federal laws of the United States treating cannabis and related products as illegal or as controlled substances.
“U.S. State Cannabis Law” shall mean any law enacted by any state of the United States which implements regulatory or enforcement systems to control the cultivation, distribution, sale or possession of cannabis and related products.
“U.S. Tax Compliance Certificate” shall have the meaning specified in Section 4.04(f).
“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York and any other applicable jurisdiction.
“Unasserted Contingent Obligations” shall mean, at any time, Obligations for Taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment or indemnification (whether oral or written) has been made or threatened.
“Unfunded Current Liability” shall mean, with respect to any Plan the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).
“Vehicle Holdco” shall mean Vehicle and Logistics Holdings, LLC, a Delaware limited liability company.
“Verano Texas” shall mean Verano Texas, LLC, a Texas limited liability company.
“Verano Texas Project” shall have the meaning set forth in Section 12.18(a).
“Verano Texas Release Conditions” shall mean, (i) with respect to the Verano Texas Project, the Credit Parties shall have complied with the applicable requirements of Section 8.19, (ii) the Lenders shall have declined to provide financing in connection with the Verano Texas Project in accordance with Section 8.19, (iii) the creditor providing the Outside Financing requires as a condition precedent to consummating such Outside Financing that Verano Texas be released as a Credit Party under the Credit Documents, (iv) no Material Default or Event of Default has occurred and is continuing or would result from the release of Verano Texas and its assets from the Credit Documents or the incurrence of such Outside Financing, and (v) Parent shall have certified compliance with the foregoing clauses (i) through (iv) to Agents and the Lenders, in form and substance reasonably satisfactory to Agents.
“Voting Stock” shall mean, with respect to any Person, shares of such Person’s Capital Stock having the right to vote for the election of directors (or Persons acting in a comparable capacity) of such Person under ordinary circumstances.
“Withholding Agent” shall mean any Credit Party and each Agent.
SECTION 1.02.Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:
(a)Unless the context of clearly requires otherwise, references to the plural include the singular, references to the singular include the plural and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”
(b)The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.
(c)Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.
(d)The term “including” is by way of example and not limitation.
(e)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(f)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(g)Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.
(h)All references in any Credit Document to the consent, agreement, satisfaction or judgment of, or the approval by any Agent or any Lender, shall be deemed to mean the consent, agreement, satisfaction or judgment of, or the approval by any Agent or any Lender in its sole and absolute discretion, except as otherwise expressly provided in the applicable Credit Document.
(i)A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, with respect to any Default, is cured within any period of cure expressly provided in this Agreement.
(j)Any reference herein to a merger, transfer, consolidation, combination, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, combination, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, Credit Party, joint venture or any other like term shall also constitute such a Person or entity).
SECTION 1.03.Accounting Terms and Principles. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a consistent manner. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by any Borrower or any of its Subsidiaries shall be given effect for purposes of measuring compliance with any provision of Article IX, including Section 9.13, or otherwise in this Agreement unless Borrowers and the Agents agree in writing to modify such provisions to reflect such changes, and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article IX shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value”. A breach of a financial covenant contained in Article IX shall be deemed to have occurred as of any date of determination by Administrative Agent or as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered to Administrative Agent. Anything in this Agreement to the contrary notwithstanding, any obligation of a Person under a lease (whether existing as of the Closing Date or entered into after the Closing Date) that is not (or would not be) required to be classified and accounted for as a financing lease on the balance sheet of such Person under GAAP, as in effect on the Closing Date shall not be treated as a Capitalized Lease Obligation solely as a result of (x) the adoption of any changes in, or (y) changes in the application of GAAP, after the Closing Date. With respect to any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a financing lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a financing lease, and all calculations and deliverables under this Agreement or any other Credit Document shall be made or delivered, as applicable, in accordance therewith.
SECTION 1.04.Rounding. Any financial ratios required to be maintained or complied with by the Credit Parties pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
SECTION 1.05.References to Agreements, Laws, etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including this Agreement and each of the other Credit Documents) and other Contractual Obligations shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are not prohibited by any Credit Document nor materially adverse to the interests of the Secured Parties; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law and any successor or replacement Law.
SECTION 1.06.Times of Day. Unless otherwise specified, all references herein to times of day shall be references to the time in Boston, Massachusetts.
SECTION 1.07.Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All payments required hereunder shall be paid in immediately available funds unless otherwise expressly provided herein.
SECTION 1.08.Corporate Terminology. Any reference to officers, shareholders, stock, shares, directors, boards of directors, corporate authority, articles of incorporation, bylaws or any other such references to matters relating to a corporation made herein or in any other Credit Document with respect to a Person that is not a corporation shall mean and be references to the comparable terms used with respect to such Person.
SECTION 1.09.Currency Matters. Principal, interest, fees and all other amounts payable under this Agreement and the other Credit Documents to the Agents and the Lenders shall be payable in Dollars. Unless stated otherwise, all calculations, comparisons, measurements or determinations under this Agreement shall be made in Dollars. For the purpose of such calculations, comparisons, measurements or determinations, amounts or proceeds denominated in other currencies shall be converted to the Equivalent Amount in Dollars on the date of calculation, comparison, measurement or determination. In particular, without limitation, for purposes of valuations or computations under Article II, Article III, Article IV, Article VII, Article VIII, Article IX and Article X, unless expressly provided otherwise, where a reference is made to a dollar amount, the amount is to be considered as the amount in Dollars and, therefore, each other currency shall be converted into the Equivalent Amount thereof in Dollars.
SECTION 1.10.[Reserved].
SECTION 1.11.Rates. Neither Agent warrants or accepts any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Prime Rate, the Term SOFR Reference Rate, or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Prime Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agents and their affiliates or other related entities may engage in transactions that affect the calculation of the Prime Rate, the Term SOFR Reference Rate, Term SOFR, alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Creditor Parties. The Agents may select information sources or services in its reasonable discretion to ascertain the Prime Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Credit Party, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE II.
Amount and Terms of Loans
SECTION 2.01.Term Loans. Subject to and upon the terms and conditions herein set forth, each Lender agrees, severally in accordance with its Commitment and not jointly with any other Lender, to make a term loan (each, a “Loan” and collectively, the “Loans”) to Borrowers on the Closing Date, which Loans (a) when aggregated with each other Loan made hereunder, shall be in an amount not to exceed the Aggregate Commitment and (b) for each Lender, shall be in an amount not to exceed such Lender’s Commitment. Each Loan may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid may not be reborrowed.
SECTION 2.02.Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.09(a), or if such Lender requires Parent to pay any Indemnified Taxes or additional amounts to such Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.04, such Lender will, if requested by Parent, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.02 shall affect or postpone any of the obligations of Parent or the right of any Lender provided in Sections 2.09 or 4.04. Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
SECTION 2.03.Lender Branches. Each Lender may at its option, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make any Loan; provided that any exercise of such option shall not affect the obligation of each Borrower to repay such Loan, and provided, further, that the exercise of such option shall not cause Borrowers to pay any Indemnified Taxes or additional amounts to such Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.04 if such Lender has an alternative domestic or foreign branch or Affiliate for which such Indemnified Taxes or additional amounts would not be required to be paid.
SECTION 2.04.Disbursement of Funds.
(a)The borrowing of Loans to be made on the Closing Date shall be requested in writing by Parent, on behalf of Borrowers, to Administrative Agent at least one Business Day prior to the Closing Date, which such written request shall be irrevocable and shall be in form and substance acceptable to Administrative Agent. Subject to the terms and conditions set forth herein, on the Closing Date each Lender will make available its pro rata portion of the Loans to be made on the Closing Date in the manner provided below no later than 10:00 a.m. on the Closing Date.
(b)Each Lender shall make available all amounts it is to fund to Borrowers in immediately available funds to Co-Administrative Agent, and, following receipt thereof, Co-Administrative Agent will remit such amounts, in immediately available funds and in Dollars, as set forth in the Disbursement Letter. The failure of any Lender to make available the amounts it is to fund to Borrowers hereunder or to make a payment required to be made by it under any Credit Document shall not relieve any other Lender of its obligations under any Credit Document, but no Lender shall be responsible for the failure of any other Lender to make any payment required to be made by such other Lender under any Credit Document.
(c)Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to fulfill its commitments and obligations hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments and obligations hereunder).
SECTION 2.05.Payment of Loans; Evidence of Debt.
(a)Borrowers agree to pay to Administrative Agent, for the benefit of the Lenders, (i) commencing on April 1, 2026, and on each Payment Date occurring thereafter, a principal repayment of $875,000; and (ii) the remaining outstanding principal plus interest due on the Loans on the Maturity Date or upon such earlier date on which the Obligations are accelerated pursuant to the terms of this Agreement.
(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of Borrowers to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal plus interest payable and paid to such lending office of such Lender from time to time under this Agreement.
(c)Each Borrower agrees that from time to time on and after the Closing Date, upon the reasonable request to Administrative Agent by any Lender, at Borrowers’ own expense, Borrowers will execute and deliver to such Lender a Note, evidencing the Loans, and payable to such Lender or registered assigns in a maximum principal amount equal to such Lender’s applicable Commitment. Each Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Note (or on any continuation of such grid), which notations, if made, shall conclusively indicate, absent manifest error, inter alia, the date of, the outstanding principal amount of, and the interest rate applicable to, the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by Administrative Agent in the Register, be conclusive and binding on each Credit Party absent manifest error; provided that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Credit Party. Administrative Agent shall maintain the Register pursuant to Section 12.06(b)(iv), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrowers to each Lender hereunder and (iii) the amount of any sum received by Administrative Agent from Borrowers and each Lender’s share thereof.
(d)The entries made in the Register and accounts and subaccounts maintained pursuant to Sections 2.05(b) and 2.05(c) shall, to the extent permitted by Applicable Law, be conclusive evidence (absent manifest error) of the existence and amounts of the obligations of Borrowers therein recorded; provided that the failure of any Lender or Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of Borrowers to repay (with applicable interest) the Loans made to Borrowers by such Lender in accordance with the terms of this Agreement.
SECTION 2.06.Multiple Borrowers.

(a)It is the intent of the parties to this Agreement that Borrowers shall be jointly and severally obligated hereunder and under the Notes, as co-borrowers under this Agreement and as co-makers of the Notes, in respect of the principal of and interest on, and all other amounts owing in respect of, the Loans and the Notes. Each Borrower hereby (i) jointly and severally and irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations hereunder, it being the intention of the parties hereto that all such Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them and that the obligations of each Borrower hereunder shall be unconditional irrespective of any circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety, and (ii) further agrees that if any such Obligations are not paid in full when due (whether at stated maturity, as mandatory prepayment or cash collateralization, by acceleration or otherwise), Borrowers will, jointly and severally, promptly pay the same, without any demand or notice whatsoever. Each Borrower acknowledges and agrees that the delivery of funds to any Borrower under this Agreement shall constitute valuable consideration and reasonably equivalent value to all Borrowers for the purpose of binding them and their assets on a joint and several basis for the Obligations hereunder.
(b)Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to any other Borrowers’ property (including any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.
(c)Notwithstanding anything contained herein to the contrary, the obligations of each Borrower under the Credit Documents at any time shall be limited to the maximum amount as will result in the obligations of such Borrower under the Credit Documents not constituting a fraudulent transfer or conveyance for purposes of any Debtor Relief Laws.
(d)If any payment shall be required to be made to any Secured Party under any Credit Document, each Borrower hereby unconditionally and irrevocably agrees it will contribute, to the maximum extent permitted by law, such amounts to each other Credit Party so as to maximize the aggregate amount paid to the Secured Parties under or in connection with the Credit Documents.
(e)[Reserved].
(f)This Section 2.06 is intended solely to preserve the rights of Agents and the other Secured Parties hereunder and under the other Credit Document to the maximum extent that would not cause the Obligations or the Secured Obligations (as defined in the Security Agreement) of each Borrower to be subject to avoidance or unenforceability under any Debtor Relief Laws, and neither any Borrower nor any other Person shall have any right or claim under this Section 2.06 as against any Agent or any other Secured Party that would not otherwise be available to such Person under the Bankruptcy Code or such other laws.
SECTION 2.07.Borrower Representative. Each Borrower, by its execution of this Agreement, irrevocably appoints Parent (the “Borrower Representative”) to act on its behalf as its agent in relation to the Credit Documents and irrevocably authorizes:
(a)Parent, on any Borrower’s behalf, to supply all information concerning itself contemplated by this Agreement to the Agents and Lenders and to give and receive all notices, instructions and other communications, to sign all certificates, to make such agreements and to effect the relevant amendments, supplements, variations and waivers capable of being given, made or effected by any Borrower, notwithstanding that they may affect such Borrower, without further reference to or the consent of such Borrower; and
(b)the Agents and Lenders to give any notice, demand or other communication to such Borrower pursuant to the Credit Documents to Parent, and in each case such Borrower shall be bound as though such Borrower itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.
Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice, instruction or other communication given or made by Parent or given to Parent under any Credit Document on behalf of another Borrower (whether or not known to any other Borrower and whether occurring before or after such other Borrower became a Borrower under any Credit Document) shall be binding for all purposes on such Borrower as if such Borrower had expressly agreed, executed, made, given or concurred with it or received the relevant notice, demand or other communication. In the event of any conflict between any notices or other communications of Parent and any other Borrower, those of Parent shall prevail.
SECTION 2.08.Interest.
(a)The unpaid principal amount of the Loans shall bear interest from the Closing Date at a rate per annum that shall at all times, subject to Section 2.08(c), be the Applicable Rate. Interest on the Loans shall accrue from and including the Closing Date to the date of any repayment in full thereof.
(b)On each Payment Date, interest on the Loans shall be due and payable monthly in cash in arrears.
(c)From and after the occurrence and during the continuance of any Event of Default, at the election of the Agents and Required Lenders and upon notice by Administrative Agent to Parent, Borrowers shall pay interest on the principal amount of all Loans and all other unpaid Obligations, to the extent permitted by Applicable Law, at the Default Rate, which Default Rate shall accrue from the date of such Event of Default (regardless of the date of notice of the imposition of the Default Rate) until waived in writing and shall be payable on demand and in cash.
(d)All computations of interest hereunder shall be made in accordance with Section 4.05.
SECTION 2.09.Increased Costs, Illegality, etc.
(a)In the event that any Lender shall have reasonably determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) at any time, after the later of the Closing Date and the date such entity became a Lender hereunder, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to the Loans, including as a result of any Tax (other than any (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (e) of the definition of “Excluded Taxes” or (z) Connection Income Taxes) because of any change since the Closing

Date in any Applicable Law (or in the interpretation or administration thereof and including the introduction of any new Applicable Law), such as, for example, without limitation, a change in official reserve requirements (but excluding changes in the rate of tax on the overall net income of such Lender), then, and in any such event, such Lender shall promptly give notice (if by telephone, confirmed in writing) to Parent and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter, Borrowers shall pay to such Lender, within ten (10) Business Days after receipt of written demand therefor such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender submitted to Parent by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto).
(b)If, after the later of the Closing Date and the date such entity becomes a Lender hereunder, the adoption of any Applicable Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Lender or its parent with any request or directive made or adopted after such date regarding capital adequacy (whether or not having the force of law) of any such authority, association, central bank or comparable agency, has the effect of reducing the rate of return on such Lender’s or its parent’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy), then within 10 days after receipt of written demand by such Lender (with a copy to Administrative Agent), Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any such Applicable Law as in effect on the Closing Date. Each Lender (on its own behalf), upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.09(b), will, as promptly as practicable upon ascertaining knowledge thereof, give written notice thereof to Parent, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts. Without limiting Section 12.06(e), the failure to give any such notice with respect to a particular event shall not release or diminish any of Borrowers’ obligations to pay additional amounts pursuant to this Section 2.09(b) for amounts accrued or incurred after the date of such notice with respect to such event. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, orders, requests, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, in each case, are deemed to have been adopted and to have taken effect after the Closing Date.
(c)This Section 2.09 shall not apply to any demand (i) made after the 180th day following the requesting Lender’s knowledge that it would be entitled to any such amounts or (ii) if it shall not at the time be the general policy or practice of the requesting Lender to demand such compensation, payment or reimbursement in similar circumstances under comparable provisions of other credit agreements.
SECTION 2.10.[Reserved].
SECTION 2.11.Defaulting Lender.

(a)Notwithstanding anything to the contrary contained herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.11 so long as such Lender is a Defaulting Lender.
(b)(i)    Except as otherwise expressly provided for in this Section 2.11, Loans shall be made pro rata from Lenders holding Commitments which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Loans required to be advanced by any Lender shall be increased as a result of any Lender being a Defaulting Lender. Amounts received in respect of principal of any type of Loans shall be applied to reduce such type of Loans of each Lender (other than any Defaulting Lender) holding a Commitment in accordance with their Commitment Percentages; provided that Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Administrative Agent for Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Administrative Agent. Administrative Agent may hold and, in its discretion, re-lend to Borrowers the amount of such payments received or retained by it for the account of such Defaulting Lender.
(i)Fees pursuant to Section 3.01(a) shall cease to accrue in favor of such Defaulting Lender.
(c)A Defaulting Lender shall not be entitled to give instructions to Administrative Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement or the other Credit Documents, and all amendments, waivers and other modifications of this Agreement or the other Credit Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lenders”, a Defaulting Lender shall not be deemed to be a Lender, to have any outstanding Loans or a Commitment Percentage; provided that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification described in Section 12.01(a)(i) or 12.01(a)(iii).
(d)Other than as expressly set forth in this Section 2.11, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Administrative Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.11 shall be deemed to release any Defaulting Lender from its obligations under this Agreement or the other Credit Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Administrative Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.
(e)In the event that Administrative Agent and Parent agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then Administrative Agent will so notify the parties hereto.
SECTION 2.12.Term SOFR.
(a)Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. Administrative Agent will promptly notify Borrowers and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
(b)Funding Losses. In the event of (i) the payment of any principal of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), or (iii) the failure to borrow or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, Borrowers shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to Borrowers and shall be conclusive absent manifest error. Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
SECTION 2.13.Inability to Determine Rates.
(a)If Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or
(b)if Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and Required Lenders have provided notice of such determination to Administrative Agent,
(c)then, in each case, Administrative Agent will promptly so notify Borrowers and each Lender.
(d)Upon notice thereof by Administrative Agent to Borrowers, any obligation of the Lenders to make SOFR Loans shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until Administrative Agent (with respect to clause (b), at the instruction of Required Lenders) revokes such notice. Upon receipt of such notice, (x) Borrowers may revoke any pending request for a borrowing of SOFR Loans (to the extent of the affected SOFR Loans) or, failing that, Borrowers will be deemed to have converted any such request into a request for a borrowing of Prime Rate Loans in the amount specified therein, and (y) any outstanding affected SOFR Loans will be deemed to have been converted into Prime Rate Loans at the end of the applicable Interest Period. Upon any such conversion, Borrowers shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.12(b).
SECTION 2.14.Illegality (SOFR).
(a)In furtherance and not in limitation of Section 2.09(b), if any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, or Term SOFR, then, upon notice thereof by such Lender to Borrowers (through Administrative Agent) (an “Illegality Notice”), any obligation of the Lenders to make SOFR Loans shall be suspended. Upon receipt of an Illegality Notice, Borrowers shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Prime Rate Loans, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.12(b).
SECTION 2.15.Benchmark Replacement Setting.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth Business Day after Administrative Agent has posted such proposed amendment to all affected Lenders and Borrowers so long as Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.15(a) will occur prior to the applicable Benchmark Transition Start Date.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.
(c)Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Administrative Agent will notify Borrowers of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.15(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.15, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.15.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark

(including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, (i) Borrowers may revoke any pending request for a borrowing of SOFR Loans to be made during any Benchmark Unavailability Period and, failing that, Borrowers will be deemed to have converted any such request into a request for a borrowing of Prime Rate Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted to Prime Rate Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Prime Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Prime Rate.
SECTION 2.16.Extension Option.
(a)Borrowers may by written notice (an “Extension Notice”) to the Lenders delivered no later than six (6) months prior to the Initial Maturity Date request an extension of the Initial Maturity Date to the Extension Maturity Date (the “Extension Option”).
(b)The following shall be conditions precedent to the effectiveness of an extension of the Initial Maturity Date as set forth in this Section 2.16 (the “Extension”): (i) no Material Event of Default shall have occurred since the Closing Date, nor shall any Material Default or Material Event of Default have occurred and be continuing immediately prior to and immediately after giving effect to the Extension, (ii) the Extension shall have been approved by each Lender in its sole discretion prior to the Initial Maturity Date, and (iii) Borrowers shall have paid to Agents, for the ratable benefit of the Lenders, the Extension Fee. For the avoidance of doubt, (y) the terms of the Loan following the Extension thereof shall be substantially identical to the terms set forth herein, and (z) the provisions of this Section 2.16 shall not constitute a “commitment” by any Lender to extend the Initial Maturity Date. Further, the Credit Parties shall be responsible for any and all costs and expenses of the Agents and Lenders incurred in connection with the Extension.
ARTICLE III.
Fees and Commitment Terminations
SECTION 3.01.Fees.
(a)Borrowers shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between Borrowers and any Agent, as applicable).
(b)Upon the occurrence of any Prepayment Event, Borrowers shall pay to Administrative Agent, for the account of each Lender holding a Loan to be prepaid on the date of such Prepayment Event on a pro rata basis, the applicable Prepayment Premium. The Credit Parties expressly agree that (i) the Prepayment Premium is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) their agreement to pay the Prepayment Premium is a material inducement to the Lenders to make the Loans, and (iii) the Prepayment Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such Prepayment Event. The fees described in this Section 3.01(b) are in addition to any fees owed pursuant to Section 3.01(a).
SECTION 3.02.Termination of Commitments. The Commitment of each Lender shall terminate concurrently with the advance of the Loans by such Lender on the Closing Date.
ARTICLE IV.
Payments
SECTION 4.01.Voluntary Prepayments.
(a)Borrowers may, at their option, prepay the outstanding principal amount of the Loans in whole or in part at any time; provided that any partial prepayment shall be in a minimum principal amount of $10,000,000 and in integral multiples of $5,000,000 in excess thereof. Borrowers shall give Administrative Agent prior written notice of at least thirty (30) days before such prepayment, specifying the aggregate amount and date of such prepayment. In the event that Borrowers elect to so prepay the Loans or in the event that the Loans are accelerated upon or after the occurrence of an Event of Default, such prepayment shall be accompanied by all interest accrued on the amount prepaid through the date of such prepayment and the applicable Prepayment Premium, if applicable.
(b)With respect to each prepayment of the Loans pursuant to Section 4.01(a), the amounts prepaid shall be applied, so long as no Application Event shall have occurred and be continuing, first, to pay any fees and expenses of the Agents under the Credit Documents until paid in full, second, to pay any fees and expenses of the Lenders under the Credit Documents until paid in full, third, to any accrued and unpaid interest on the Loans on a ratable basis until paid in full and fourth, to the outstanding principal balance of the Loans on a ratable basis until the Loans are paid in full.
SECTION 4.02.Mandatory Prepayments.
(a)Types of Mandatory Prepayments.
(i)Within five (5) Business Days of the receipt by any Credit Party of any Net Debt Proceeds from the incurrence of any Indebtedness by any Credit Party (other than Indebtedness permitted under Section 9.01), Borrowers shall prepay the Loans in an amount equal to 100.00% of such Net Debt Proceeds, to be applied as set forth in Section 4.02(c). Nothing in this Section 4.02(a)(i) shall be construed to permit or waive any Default or Event of Default arising from any incurrence of Indebtedness not permitted under the terms of this Agreement.
(ii)Within five (5) Business Days of the receipt by any Credit Party of any Net Disposition Proceeds from any Disposition (other than any Disposition permitted under Section 9.04(a), 9.04(d), , 9.04(h)(i), 9.04(r), 9.04(u) or 9.04(w)), Borrowers shall prepay the Loans in an amount equal to 100.00% of the Net Disposition Proceeds from such Disposition in excess of $16,750,000 in the aggregate for all Credit Parties during any 12-month period (provided such threshold shall not apply to any Disposition permitted under Section 9.04(x)), to be applied as set forth in Section 4.02(c); provided that in the case of each such Disposition, so long as no Event of Default or Material Default shall have occurred and be continuing or would result therefrom, the Net Disposition Proceeds shall not be required to make a mandatory prepayment under this Section 4.02(a)(ii) in respect of such Net Disposition Proceeds to the extent such Net Disposition Proceeds, within 180 days of the Disposition generating such Net Disposition Proceeds, are (i) actually invested or reinvested in operating assets of the Credit

Parties or (ii) committed to be invested or reinvested in operating assets of the Credit Parties pursuant to a binding agreement; provided, that pending the application of such Net Disposition Proceeds, such Net Disposition Proceeds shall be held in a Deposit Account at Needham. All assets acquired with Net Disposition Proceeds pursuant to this subsection shall be made subject to the first priority (subject only to Permitted Liens that have priority as a matter of Law) perfected Lien of the Administrative Agent for the benefit of the Secured Parties in accordance with and to the extent required by the terms of the Credit Documents. Promptly after the end of such 180 day period, Parent shall notify Administrative Agent whether such investment, reinvestment or commitment occurred, and to the extent such Net Distribution Proceeds have not been so invested, reinvested or committed, Borrowers shall promptly prepay the Loans in the amount of such Net Disposition Proceeds not so invested, reinvested or committed, to be applied as set forth in Section 4.02(c). Nothing in this Section 4.02(a)(ii) shall be construed to permit or waive any Default or Event of Default arising from any Disposition not permitted under the terms of this Agreement.
(iii)Within five (5) Business Days of the receipt by any Real Estate SPE of any Net Disposition Proceeds from any Disposition, Borrowers shall prepay the Loans in an amount equal to 100.00% of the Net Disposition Proceeds from such Disposition, to be applied as set forth in Section 4.02(c); provided that in the case of each such Disposition, so long as no Event of Default or Material Default shall have occurred and be continuing or would result therefrom, the Net Disposition Proceeds shall not be required to make a mandatory prepayment under this Section 4.02(a)(iii) in respect of such Net Disposition Proceeds to the extent such Net Disposition Proceeds, within 180 days of the Disposition generating such Net Disposition Proceeds, are (x) actually invested or reinvested in the business of the Parent and its Subsidiaries or (y) distributed to, or invested in, a Credit Party. Promptly after the end of such 180 day period, Parent shall notify Administrative Agent whether such investment, reinvestment or distribution occurred, and to the extent such Net Distribution Proceeds have not been so invested, reinvested or distributed, Borrowers shall promptly prepay the Obligations in the amount of such Net Disposition Proceeds not so invested or reinvested. Nothing in this Section 4.02(a)(iii) shall be construed to permit or waive any Default or Event of Default arising from any Disposition not permitted under the terms of this Agreement.
(iv)Within five (5) Business Days of the receipt by any Credit Party of any Net Casualty Proceeds from any Casualty Event in excess of $1,250,000, Borrowers shall prepay the Loans in an amount equal to 100.00% of such Net Casualty Proceeds in excess of $1,250,000, to be applied as set forth in Section 4.02(c); provided that Borrowers may, at their option by notice in writing to Administrative Agent no later than thirty (30) days following the occurrence of the Casualty Event resulting in such Net Casualty Proceeds, apply such Net Casualty Proceeds to the rebuilding or replacement of such damaged, destroyed or condemned assets or property so long as such Net Casualty Proceeds are in fact used to commence the rebuilding or replacement of the damaged, destroyed or condemned assets or property within twelve months following the receipt of such Net Casualty Proceeds, with the amount of Net Casualty Proceeds unused after such period to be applied as set forth in Section 4.02(c); provided that the amount of Net Casualty Proceeds not applied as a prepayment of Loans under this clause (iv) as result of the dollar threshold set forth above shall not exceed $1,250,000 in the aggregate during the immediately preceding 12-month period. Nothing in this Section 4.02(a)(iv) shall be construed to permit or waive any Default or Event of Default arising from, directly or indirectly, any Casualty Event.
(v)Within five (5) Business Days of the receipt by any Credit Party of any Net Equity Proceeds from the issuance of any Capital Stock (other than Excluded Issuances) in excess of $1,250,000, Borrowers shall, if an Event of Default has occurred and is continuing, prepay the Loans in an amount equal to 100.00% of such Net Equity Proceeds in excess of $1,250,000, to be applied as set forth in Section 4.02(c); provided that the amount of Net Equity

Proceeds not applied as a prepayment of Loans under this clause (v) as result of the dollar threshold set forth above shall not exceed $1,250,000 in the aggregate during the immediately preceding 12-month period. Nothing in this Section 4.02(a)(v) shall be construed to permit or waive any Default or Event of Default arising, directly or indirectly, from any such issuance of Capital Stock.
(vi)Within five (5) Business Days of the receipt by any Credit Party of any proceeds from any Extraordinary Receipts in excess of $6,250,000, Borrowers shall, if an Event of Default has occurred and is continuing, prepay the Loans in an amount equal to 100.00% of such Extraordinary Receipts in excess of $6,250,000, to be applied as set forth in Section 4.02(c); provided that the amount of Extraordinary Receipts not applied as a prepayment of Loans under this clause (vi) as result of the dollar threshold set forth above shall not exceed $6,250,000 in the aggregate during the immediately preceding twelve-month period. Nothing in this Section 4.02(a)(vi) shall be construed to permit or waive any Default or Event of Default arising, directly or indirectly, from any event or circumstance giving rise to any Extraordinary Receipts.
(vii)Immediately upon any acceleration of the Maturity Date pursuant to Section 10.02, Borrowers shall repay all the Loans, unless only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be repaid).
(viii)Any mandatory prepayment of the Loans required pursuant to this Section 4.02(a) shall be accompanied by all accrued interest on the amount prepaid and, in the case of a Prepayment Event, the applicable Prepayment Premium.
(b)Option to Decline Prepayment. Notwithstanding anything to the contrary herein, any mandatory prepayment pursuant to Section 4.02(a) may be declined in whole or in part by any Lender without prejudice to such Lender’s rights hereunder to accept or decline any future payments in respect of any mandatory prepayment. Borrowers shall notify Administrative Agent on or before receipt of any proceeds giving rise to each such mandatory prepayment. If a Lender chooses not to accept payment in respect of a mandatory prepayment, in whole or in part, the other Lenders that accept such mandatory prepayment shall have the option to share such proceeds on a pro rata basis (and if declined by all Lenders, such declined proceeds shall be retained by Borrowers). Each Lender shall have until 11:00 am on the Business Day immediately preceding the Business Day on which such prepayment is due to inform Administrative Agent of its decision to decline such prepayment (and any election by a Lender delivered prior to such time can be rescinded by such Lender at its discretion until such time). Administrative Agent shall endeavor to inform Parent of the decision of the Lenders on or before the Business Day on which such prepayment is due, but the failure to inform Parent shall not result in a breach of this Agreement or elimination of the requirement of Borrowers to make such prepayment.
(c)Application of Payments. With respect to each prepayment of the Loans required by Section 4.02(a), the amounts prepaid shall be applied, so long as no Application Event shall have occurred and be continuing, first to pay any fees and expenses of the Agents under the Credit Documents until paid in full, second to pay any fees and expenses of the Lenders under the Credit Documents until paid in full, third, to any accrued and unpaid interest on the Loans on a ratable basis until paid in full and fourth, to the outstanding principal on the Loans in the inverse order of maturity until the Loans are paid in full.
(d)Application of Collateral Proceeds. Notwithstanding anything to the contrary in Section 4.01 or this Section 4.02, all proceeds of Collateral received by any Agent or any other Person pursuant to the exercise of remedies against the Collateral, and all payments received upon and after the acceleration of any of the Obligations (an “Application Event”) shall be applied as follows (subject to adjustments pursuant to any agreements entered into among the Lenders):
(i)first, to pay any costs and expenses of the Agents (in their respective capacities as an Agent) and fees then due to the Agents (in their respective capacities as an Agent) under the Credit Documents, including any indemnities then due to the Agents (in their respective capacities as an Agent) under the Credit Documents, until paid in full,
(ii)second, to pay any fees and premiums then due to any Agent (in its capacity as an Agent) under the Credit Documents until paid in full,
(iii)third, ratably to pay any costs, expense reimbursements, fees or premiums of Lenders and indemnities then due to any of the Lenders under the Credit Documents until paid in full,
(iv)fourth, ratably to pay interest due in respect of the outstanding Loans until paid in full,
(v)fifth, ratably to pay the outstanding principal balance of the Loans in the inverse order of maturity until the Loans are paid in full,
(vi)sixth, to pay any other Obligations, and
(vii)seventh, to Borrowers or such other Person entitled thereto under Applicable Law.
SECTION 4.03.Payment of Obligations; Method and Place of Payment.
(a)The obligations of each Credit Party hereunder and under each other Credit Document are not subject to condition, deduction for or withholding for, any claim, counterclaim, right of rescission, defense, recoupment, set-off, Taxes or deduction of any kind. Subject to Section 4.03(b), and except as otherwise specifically provided herein, all payments under any Credit Document shall be made by Borrowers, without set-off, rights of rescission, counterclaim or deduction of any kind, to Administrative Agent for the ratable account of the Secured Parties entitled thereto, not later than 2:00 p.m. on the date when due and shall be made in immediately available funds in Dollars to Administrative Agent. Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by Administrative Agent prior to 2:00 p.m., on such day) like funds relating to the payment of principal or interest or Fees ratably to the Secured Parties entitled thereto.
(b)For purposes of computing interest or fees, any payments under this Agreement or any other Credit Document that are made later than 2:00 p.m., shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall continue to accrue during such extension at the applicable rate in effect immediately prior to such extension.
(c)Borrowers shall make each payment under any Credit Document by wire transfer to such deposit account as Administrative Agent shall notify Parent in writing from time to time within a reasonable time prior to such payment.
(d)Unless Administrative Agent shall have received notice from Parent prior to the date on which any payment is due to Administrative Agent for the account of the Lenders hereunder that Borrowers will not make such payment, Administrative Agent may assume that Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders, as the case may be, the amount due. With respect to any payment that Administrative Agent makes for the account of the Lenders hereunder as to which Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (i) Borrowers have not in fact made such payment; (ii) Administrative Agent has made a payment in excess of the amount so paid by Borrowers (whether or not then owed); or (iii) Administrative Agent has for any reason otherwise erroneously made such payment, then each applicable Lender severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)Except to the extent otherwise provided herein: (i) each payment or prepayment of principal of Loans by any Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (ii) each payment of interest on Loans by any Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.
SECTION 4.04.Taxes.
(a)Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.04) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)The Credit Parties shall timely pay, and shall authorize Administrative Agent to pay in their name, to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes. As soon as practicable after the date of any payment of Taxes or Other Taxes by any Credit Party, the Credit Parties shall furnish to Administrative Agent, at its address referred to in Section 12.02, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to Administrative Agent.
(c)The Credit Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.04) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Parent by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)Each Lender shall severally indemnify Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.06(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this Section 4.04(d).
(e)As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 4.04, such Credit Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
(f)Status of Lenders.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to Parent and Administrative Agent, at the time or times reasonably requested by Parent or Administrative Agent, such properly completed and executed documentation reasonably requested by Parent or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Parent or Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Parent or Administrative Agent as will enable Parent or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.04(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to Parent and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Parent or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Parent and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a

Lender under this Agreement (and from time to time thereafter upon the reasonable request of Parent or Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Parent within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code in customary form consistent with the Model Credit Agreement Provisions of the Loan Syndications and Trading Association (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Parent and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Parent or Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Parent or Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Parent and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Parent or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Parent or Administrative Agent as may be necessary for Parent and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Parent and Administrative Agent in writing of its legal inability to do so.
(g)If any party determines, in its sole discretion exercised in good faith, that it has received a refund or credit of any Taxes as to which it has been indemnified pursuant to this Section 4.04 (including by the payment of additional amounts pursuant to this Section 4.04), it shall pay to the indemnifying party an amount equal to such refund or credit (but only to the extent of indemnity payments made under this Section 4.04 with respect to the Taxes giving rise to such refund or credit), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.04(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund or credit to such Governmental Authority. Notwithstanding anything to the contrary in this Section 4.04(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.04(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund or credit had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 4.04(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Each party’s obligations under this Section 4.04 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all obligations under any Credit Document.
SECTION 4.05.Computations of Interest and Fees. All interest and fees shall be computed on the basis of the actual number of days occurring during the period for which such interest or fee is payable over a year comprised of 365-366 days, as applicable. Payments due hereunder or under any other Credit Document on a day that is not a Business Day shall (except as otherwise required by) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment. Each determination by (a) the Administrative Agent of an interest rate hereunder or under any other Credit Document and (b) any Agent of Fees under any Credit Document, shall in each case be presumptive evidence of the correctness of such rates and Fees, absent manifest error.
SECTION 4.06.Maximum Interest. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under Applicable Law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under Applicable Law: (a) the interest rates hereunder will be reduced to the maximum rate permitted under Applicable Law; (b) such excess amount shall be first applied to any unpaid principal balance owed by Borrowers; and (c) if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to

Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.
ARTICLE V.
Conditions Precedent to the Loans
SECTION 5.01.Closing Date. The effectiveness of this Agreement, and the obligation of each Lender to make the Loans on the Closing Date as provided for hereunder is subject to the fulfillment, to the satisfaction of Administrative Agent and each Lender, of each of the following conditions precedent on or before the Closing Date, unless any such condition is waived in accordance with Section 12.01:
(a)Credit Documents. The Agents shall have received the following documents, duly executed by an Authorized Officer of each applicable Credit Party and each other relevant party:
(i)this Agreement;
(ii)the Security Agreement;
(iii)the Notes, to the extent requested;
(iv)except as otherwise provided in Section 8.14, the other Security Documents to be executed on the Closing Date; and
(v)except as otherwise provided in Section 8.14, each other Credit Document to be executed on the Closing Date.
(b)Collateral.
(i)All Capital Stock, other than Excluded Property, of each Credit Party (other than Parent) and Subsidiary shall have been pledged pursuant to the Security Documents and Administrative Agent shall have received all certificates, if any, representing such securities pledged under the Security Documents, accompanied by customary instruments of transfer and undated stock powers endorsed in blank.
(ii)Except as otherwise provided in Section 8.14, the Agents shall have received the results of a search of the UCC filings (or equivalent filings), in addition to tax Lien, judgment Lien, bankruptcy and litigation searches made with respect to each Credit Party, together with copies of the financing statements and other filings (or similar documents) disclosed by such searches, and accompanied by evidence reasonably satisfactory to the Agents that the Liens indicated in any such financing statement and other filings (or similar document) are Permitted Liens or have been released or will be released substantially simultaneously with the making of the Loans hereunder.
(iii)the Agents shall have received evidence, in form and substance reasonably satisfactory to the Agents, that appropriate UCC financing statements (including fixture filings, if necessary) have been duly filed, or that arrangements for filing reasonably satisfactory to the Agents have been made, in such office or offices as may be necessary or, in the reasonable opinion of the Agents, desirable, to perfect Administrative Agent’s Liens in and to the Collateral.
(c)Legal Opinions. Administrative Agent shall have received executed legal opinions of Winston & Strawn LLP, counsel to the Credit Parties, and the other law firms providing local counsel opinions, which opinions shall be addressed to Administrative Agent and the other Secured Parties and shall be in form and substance reasonably satisfactory to the Agents.
(d)Manager’s Certificates. The Agents shall have received a certificate for each Credit Party, duly executed and delivered by an Authorized Officer of such Credit Party, as to:
(i)resolutions of each such Person’s board of managers/directors (or other managing body, in the case of a Person that is not a corporation) then in full force and effect expressly and specifically authorizing, to the extent relevant, all aspects of the Credit Documents applicable to such Person and the execution, delivery and performance of each Credit Document, in each case, to be executed by such Person;
(ii)the incumbency and signatures of its Authorized Officers who will be signing Credit Documents;
(iii)true, correct and complete copies of each such Person’s Organization Documents, as amended, modified or supplemented as of Closing Date, certified by the appropriate officer or official body of the jurisdiction of organization of such Person, and
(iv)a certificate of good standing or letter or certificate of status (or the local equivalent thereof, if applicable) with respect to such Credit Party, dated as of a recent date acceptable to the Agents, in their reasonable discretion, such certificate to be issued by the appropriate officer or official body of (A) the jurisdiction of organization of such Credit Party, and (B) if the Mortgaged Properties of such Credit Party are located in a state different than such Credit Party’s jurisdiction of organization, such state of location, in each case, which certificate shall indicate that such Credit Party is in good standing (or the local equivalent thereof, if applicable) in such jurisdiction, which certificates shall provide that each Secured Party may conclusively rely thereon until it shall have received a further certificate of a manager, managing member or Authorized Officer of such Credit Party canceling or amending the prior certificate of such Person.
(e)Other Documents and Certificates. The Agents shall have received the following documents and certificates, duly executed by an Authorized Officer of each applicable Credit Party, in form and substance reasonably satisfactory to the Agents:
(i)a certificate of an Authorized Officer of Parent, certifying as to such items as reasonably requested by the Agents, including:
(A)the receipt of all required approvals and consents of all Governmental Authorities and other third parties, if applicable, with respect to the consummation of the Transactions and the operation of the Credit Parties’ business;
(B)both before and after giving effect to the Transactions, including the borrowing of the Loans on the Closing Date, (1) no Default or Event of Default shall have occurred or would result therefrom, (2) no default, event of default or material breach under any Material Contract shall have occurred or would result therefrom and (3) each Material Contract remains in full force and effect and no Credit Party or Subsidiary has received any notice of termination or non-renewal from the other party thereto;
(C)both immediately before and immediately after giving effect to the Transactions, no Material Adverse Effect has occurred since December 31, 2025, that is continuing; and

(D)all representations and warranties made by each Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality, Material Adverse Effect or similar language, or by a qualifying exhibit or schedule);
(ii)a Disbursement Letter dated as of the Closing Date (the “Disbursement Letter”), duly executed and delivered by Borrowers and detailing the planned distribution of proceeds from the Loans made on the Closing Date.
(f)Solvency. The Agents shall be reasonably satisfied, based on financial statements (actual and pro forma), projections and other evidence provided by Credit Parties, or requested by any Agent, that the Consolidated Companies, after incurring the Loans, will be Solvent and the Agents shall have received and shall be reasonably satisfied with a certificate of an Authorized Officer of Parent, on behalf of the Credit Parties, confirming the solvency of the Consolidated Companies after giving effect to the Transactions.
(g)Financial Information.
(i)The Agents shall have received the financial projections of the Consolidated Companies for each fiscal year of the Consolidated Companies during the period from the Closing Date through at least December 31, 2027 (the “Projections”) along with a balance sheet of the Consolidated Companies prepared on a Pro Forma Basis giving effect to the Transactions (including actual results for the twelve months ending December 31, 2025) (the “Pro Forma Balance Sheet”), each in form and substance reasonably satisfactory to the Agents.
(ii)The Agents shall have received copies of the unaudited consolidated and consolidating balance sheets of the Consolidated Companies, and the related consolidated and consolidating statements of income and cash flows of the Consolidated Companies for the fiscal year ending December 31, 2025, certified as complete and correct in all material respects by an Authorized Officer of Parent subject to the absence of footnotes (provided that such footnotes shall not be materially adverse, individually or in the aggregate, to the Credit Parties, any Agent or any Lender).
(h)Insurance. Except as otherwise provided in Section 8.14, Administrative Agent shall have received a certificate of insurance, together with the endorsements thereto, naming Administrative Agent as an additional insured on behalf of the Lenders and lender loss payee as to casualty insurance, in each case, as to the insurance required by Section 8.03, in form and substance reasonably satisfactory to Agents.
(i)Payment of Outstanding Indebtedness. (a) On the Closing Date, the Credit Parties and each of their respective Subsidiaries shall have no outstanding Indebtedness other than the Loans hereunder and the Indebtedness (if any) listed on Schedule 7.24 or otherwise permitted by Section 9.01, and the Agents shall have received copies of all documentation and instruments evidencing the discharge of all Indebtedness under the Existing Credit Agreement Credit Documents and any other Indebtedness paid off in connection with the Transactions and the transactions contemplated by this Agreement, and (b) except as otherwise provided in Section 8.14, all Liens (other than Permitted Liens) securing payment of any such Indebtedness shall have been released and the Agents shall have received pay-off letters, all form UCC-3 (or equivalent) termination statements, all releases or terminations of intellectual property security agreements and other instruments as may be reasonably requested by the Agents in connection therewith.
(j)[Reserved].

(k)Fees, Expenses and Interest. Each of the Agents and the Lenders shall have received, for its own respective account, (i) all documented fees and reasonable and documented expenses due and payable to such Person hereunder, and (ii) the reasonable and documented fees, costs and expenses due and payable to such Person pursuant Sections 3.01 and 12.05 (including the reasonable fees, disbursements and other charges of counsel).
(l)Patriot Act; Reference Checks. To the extent obtained by the Agents, the Agents shall have received completed reference checks with respect to each Credit Party’s senior management, and any required Patriot Act compliance, the results of which are reasonably satisfactory to such Agent in its sole discretion.
(m)Due Diligence. Each Agent shall have completed and be reasonably satisfied its business, legal, and collateral due diligence on Parent and its Subsidiaries, including: (i) corporate, capital and legal structure of Parent and its Subsidiaries; (ii) securities, labor, insurance, tax, litigation and environmental matters; (iii) review of all third-party reports, including an initial field exam of the Collateral (the “Initial Field Exam”); and (iv) an independent business valuation of the Credit Parties in form and substance satisfactory to the Agents from a third-party acceptable to the Agents who is experienced in valuing cannabis-related businesses (the “Business Valuation”);
(n)Material Contracts. The Agents shall have received a copy of each Material Contract (if written) of which the Agents requested a copy, and the results of the Agents’ review thereof shall be reasonably satisfactory to the Agents.
(o)No Default, Representations and Warranties and No Injunctions.
(i)The Credit Parties have obtained all required approvals and consents of all Governmental Authorities and other third parties, if applicable, with respect to the consummation of the Transactions and the operation of the Credit Parties’ business;
(ii)No Default or Event of Default shall have occurred and be continuing;
(iii)All representations and warranties made by each Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality, Material Adverse Effect or similar language, or by a qualifying exhibit or schedule);
(iv)No injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the Transactions shall have been issued and remain in force by any Governmental Authority against any Credit Party, any Agent or any Lender; and
(v)There shall be no order or injunction or pending litigation in which there is a reasonable possibility of a decision that could reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole, and no pending litigation seeking to prohibit, enjoin or prevent any of the Transactions.
(p)Mortgages. The Agents shall have received, with respect to each Mortgaged Property, each of the following (except as otherwise provided in Section 8.14), in form and substance reasonably satisfactory to the Agents:
(i)an executed Mortgage;

(ii)an ALTA survey thereof (recently prepared, if the company issuing the Title Policy therefor so requires to remove any survey exception), prepared by a licensed surveyor;
(iii)a Title Policy;
(iv)a zoning report or other zoning certification or information reasonably satisfactory to the Agents, reflecting such Mortgaged Property’s compliance with Applicable Law, to the extent requested by any Agent;
(v)if such Mortgaged Property is in a flood zone, a flood notification form signed by Parent and evidence that flood insurance is in place for the buildings and their contents located thereon, to the extent requested by any Agents;
(vi)an Appraisal;
(vii)an environmental site assessment for such Mortgaged Property dated as of a recent date (but in any event, no earlier than six (6) months prior to the Closing Date), from environmental engineers reasonably acceptable to the Agents, together with any reliance letters with respect to such assessment that shall entitle the Agents and the Lenders to rely upon such report as of the date of such report, to the extent required by any Agent;
(viii)a fully executed copy of each Lease with respect to such Mortgaged Property, together with an executed subordination and attornment agreement and an estoppel;
(ix)the certificate of occupancy for each Mortgaged Property (to the extent one exists) and evidence satisfactory to the Agents that such Mortgaged Property is operational, except with respect to the 4674 JAX Mortgaged Property; and
(x)evidence that a counterpart of such Mortgage has been recorded, or that arrangements for recording reasonably satisfactory to the Agents have been made, in the place necessary, in the Agents’ reasonable judgment, to create a valid and enforceable first priority Lien in favor of Administrative Agent for the benefit of itself, the Lenders and the other Secured Parties; and
(q)Borrowing Request. Parent shall have delivered the borrowing request required pursuant to Section 2.04(a).
(r)Anti-Money-Laundering; Beneficial Ownership. The Credit Parties will have provided, at least three Business Days prior to the Closing Date, the documentation and other information to the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, to the extent requested at least five Business Days prior to the Closing Date. In addition, at least three days prior to the Closing Date, any Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each Lender that so requests, a Beneficial Ownership Certification.
(s)Deposit Accounts. The Administrative Agent shall have received all bank account forms required to open the Deposit Accounts with Needham.
ARTICLE VI.
Guarantee

SECTION 6.01.Guarantee.
(a)To induce the Lenders to make the Loans and each other Secured Party to make credit available to or for the benefit of one or more Credit Parties, each Guarantor party to this Agreement hereby, jointly and severally, absolutely, unconditionally and irrevocably, guarantees, as primary Credit Party and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Credit Document, of all the Obligations of Borrowers and of the other Guarantors whether existing on the Closing Date or hereinafter incurred or created (the “Guarantor Obligations”, which in no event shall include any Excluded Hedging Obligations). The Guarantor Obligations shall include interest accruing at the then applicable rate provided herein after the maturity thereof and interest accruing at the then applicable rate provided herein after the commencement of any Insolvency Event relating to any Borrower or any other Credit Party, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Agreement or any other Credit Document, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel and other advisors retained by, or for the benefit of, the Agents or to the other Secured Parties that are required to be paid by Borrowers pursuant to the terms of any of the foregoing agreements) and all obligations and liabilities of such Guarantor that arise or may arise under or in connection with this Agreement or any other Credit Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel and other advisors retained by, or for the benefit of, the Agents or the other Secured Parties that are required to be paid by such Guarantor pursuant to the terms of any such Credit Document) whether or not claims for any such amounts are allowed or allowable in any Insolvency Event. Each Guarantor’s guarantee hereunder constitutes a guarantee of payment and not of collection. Each Guarantor acknowledges that it will derive a material benefit, directly or indirectly, from the making of the Loans to Borrowers hereunder.
(b)Any term or provision of this Agreement or any other Credit Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable under this guarantee shall not exceed the maximum amount for which such Guarantor can be liable without rendering the obligations of such Guarantor under this Agreement or any other Credit Document, as it relates to such Guarantor, subject to avoidance under Applicable Laws relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Applicable Laws) (collectively, the “Fraudulent Transfer Laws”). Any analysis of the provisions of this Article VI for purposes of the Fraudulent Transfer Laws shall take into account the right of contribution established in Section 6.02 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under this Article VI.
(c)Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this guarantee or affecting the rights and remedies of any Secured Party hereunder.
(d)This guarantee shall remain in full force and effect until the Termination Date occurs, notwithstanding that from time to time during the term of this Agreement no Guarantor Obligations may be outstanding.
(e)No payment made by any Borrower, any Guarantor, any other guarantor or any other Person or received or collected by any Secured Party from any Borrower, any

Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, and each Guarantor shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Termination Date occurs.
SECTION 6.02.Guarantee Absolute and Unconditional. Each Guarantor waives to the fullest extent permitted by Applicable Law any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon this Agreement or acceptance of the guarantee contained in this Article VI. The Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Article VI and all dealings between any Borrower and any Guarantor, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Article VI. Each Guarantor, to the fullest extent permitted by Applicable Law, waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or any Guarantor with respect to the Obligations. Each Guarantor waives, to the fullest extent permitted by law, any right such Guarantor may now have or hereafter acquire to revoke, rescind, terminate or limit (except as expressly provided herein) the guarantee set forth in this Article VI or any of its obligations hereunder. Each Guarantor understands and agrees, to the fullest extent permitted by Applicable Law, that the guarantee set forth in this Article VI shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, enforceability or avoidability of this Agreement or any other Credit Document, any of the Guarantor Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Borrowers with respect to any Obligations, or of such Guarantor under this guarantee, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Guarantor Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.
SECTION 6.03.Reinstatement. The guarantee set forth in this Article VI shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guarantor Obligations is rescinded or must otherwise be restored or returned by any Secured Party, including upon the insolvency, bankruptcy, examinership, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, examiner, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
SECTION 6.04.Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to Administrative Agent, for the benefit of the Secured Parties, without condition, deduction for or withholding for, any claim, counterclaim, right of rescission, defense, recoupment, set-off, Taxes or deduction of any kind in Dollars in accordance with Section 4.03(c).
SECTION 6.05.Taxes. Each payment of the Guarantor Obligations will be made by each Guarantor subject to the same provisions as are set forth in Section 4.04.
SECTION 6.06.No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Party against any Borrower or any other Credit Party or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower or any other Credit Party in respect of payments made by such Guarantor under this guarantee, in each case, until after the Termination Date occurs. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time on or prior to the Termination Date, such amount shall be held by such Guarantor for the benefit of Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, as Administrative Agent may determine in accordance with Section 4.02(d).
SECTION 6.07.Modification of the Guarantor Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Guarantor Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Guarantor Obligations continued, and the Guarantor Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, subordinated or released by any Secured Party, and this Agreement and the other Credit Documents, and any other documents executed and delivered in connection therewith may be amended, amended and restated, supplemented or otherwise modified or terminated, in whole or in part, as Administrative Agent (or Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Guarantor Obligations may be sold, exchanged, waived, surrendered, subordinated or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guarantor Obligations or for this Agreement or any other Credit Document or any property subject thereto.
ARTICLE VII.
Representations, Warranties and Agreements
In order to induce the Lenders to enter into this Agreement and make the Loans as provided for herein, the Credit Parties make the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans:

SECTION 7.01.Status. Each Credit Party (a) is a duly organized or formed and validly existing limited liability company, corporation or other registered entity in good standing (or local law equivalent, if applicable) under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing (or local law equivalent, if applicable) in all other jurisdictions where it does business or owns assets, except, in the case of this clause (b), where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.
SECTION 7.02.Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered the Credit Documents to which it is a party and such Credit Documents constitute the legal, valid and binding obligation of such Credit Party, enforceable against each Credit Party that is a party thereto in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, examinership, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).
SECTION 7.03.No Violation. None of (a) the execution, delivery and performance by any Credit Party of the Credit Documents to which it is a party and compliance with the terms and provisions thereof, (b) the consummation of the Transactions, or (c) the consummation of the other transactions contemplated hereby or thereby on the relevant dates therefor will (i) contravene any applicable provision of any material Applicable Law of any Governmental Authority, other than any possible violations of U.S. Federal Cannabis Laws (provided, that no Credit Party is aware of any actual investigations, actions or threatened suits or actions under such laws), (ii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party or any Subsidiary thereof (other than Liens created under the Credit Documents) pursuant to, (A) the terms of any material indenture, loan agreement, lease agreement, mortgage or deed of trust, or (B) any other Material Contract, in the case of any of clauses (A) and (B) above, to which any Credit Party or any Subsidiary thereof is a party or by which it or any of its property or assets is bound or (iii) violate any provision of the Organization Documents or Permit of any Credit Party or any Subsidiary thereof, except with respect to any conflict, breach or contravention or default (but not creation of Liens) referred to in clause (ii), to the extent that such conflict, breach, contravention or default could not reasonably be expected to have a Material Adverse Effect.
SECTION 7.04.Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of any Credit Party, threatened, litigation, action, proceeding or labor controversy (including strikes, lockouts or slowdowns against the Credit Parties or any of their respective Subsidiaries) (a) which could reasonably be expected to have a Material Adverse Effect, (b) which purports to affect the legality, validity or enforceability of any Credit Document or the Transactions or (c) except as described in Schedule 7.04, as updated from time to time pursuant to Section 8.01(c) or Section 8.09, relating to any Indebtedness or purported Indebtedness of any Credit Party in excess of $6,250,000 for any such Indebtedness. There is no outstanding judgment rendered by any court or tribunal against any Credit Party or any Subsidiary thereof which could reasonably be expected to have a Material Adverse Effect.
SECTION 7.05.Use of Proceeds; Regulations T, U and X. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 8.10. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the Loans will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with Regulation U, Regulation T or Regulation X.
SECTION 7.06.Approvals, Consents, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person, and no consent or approval under any contract or instrument (other than (a) those that have been duly obtained or made and which are in full force and effect, or if not obtained or made, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) the filing of UCC financing statements and the recording of the Mortgages, and (c) the filings or other actions necessary to perfect Liens under the Credit Documents) is required for the consummation of the Transactions or the due execution, delivery or performance by any Credit Party of any Credit Document to which it is a party, or for the due execution, delivery or performance of the Credit Documents, in each case by any of the Credit Parties party thereto. There does not exist any judgment, order, injunction or other restraint issued or filed with respect to the transactions contemplated by the Credit Documents, the consummation of the Transactions, the making of the Loans or the performance by the Credit Parties of their Obligations under the Credit Documents.
SECTION 7.07.Investment Company Act. No Credit Party or Subsidiary is, or will be after giving effect to the Transactions and the transactions contemplated under the Credit Documents, an “investment company” or a company “controlled” by a Person required to be registered as an “investment company”, within the meaning of the Investment Company Act of 1940.
SECTION 7.08.Accuracy of Information. None of the factual information and data (taken as a whole) at any time furnished by any Credit Party, any of their respective Subsidiaries or any of their respective authorized representatives in writing to any Agent or any Lender (including all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any of the Transactions contains any untrue statement of a material fact or omits to state any material fact necessary to make such information and data (taken as a whole) not materially misleading, in each case, at the time such information was provided in light of the circumstances under which such information or data was furnished; provided that, to the extent any such information was based upon or constitutes a forecast or projection, the Credit Parties represent only that such projections and forecasts reflect the best available estimates of future financial performance and the Credit Parties acted in good faith and utilized assumptions believed to be reasonable at the time made and due care in the preparation of such information, it being understood that (a) such projections and forecasts are as to future events and are not to be viewed as facts, and that actual results during the period or periods covered by any such projections and forecasts may differ significantly from the projected and forecasted results and such differences may be material and (b) forecasts and projections are subject to uncertainties and contingencies and no assurance can be given that any forecast or projection will be realized. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
SECTION 7.09.Financial Condition; Financial Statements. The tax returns and financial statements delivered to the Agents present fairly in all material respects the financial position and results of operations of Parent and its Subsidiaries at the respective dates of such information and for the respective periods covered thereby, subject in the case of unaudited financial information, to changes resulting from normal year-end audit adjustments and to the absence of footnotes. The tax returns, financial statements and all of the balance sheets, all statements of income and of cash flow and all other financial information furnished pursuant to Section 8.01 have been and will for all periods following the Closing Date be prepared in accordance with GAAP, consistently applied. All of the financial information to be furnished pursuant to Section 8.01 will present fairly in all material respects the financial position and results of operations of Parent and its Subsidiaries at the respective dates of such information and for the respective periods covered thereby, subject in the case of unaudited financial information, to changes resulting from normal year-end audit adjustments and to the absence of footnotes. None of the Credit Parties or any of their respective Subsidiaries has any Indebtedness or other material obligations or liabilities, direct or contingent that, either individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.
SECTION 7.10.Tax Returns and Payments. Each Credit Party and each Subsidiary thereof has timely filed or caused to be timely filed all material Tax returns and reports required to have been filed (and all such Tax returns are true complete and correct in all material respects) and has paid or caused to be paid all material Taxes required to have been paid by it that are due and payable, except Taxes (or any requirement to file Tax returns with respect thereto) that are being contested in good faith by appropriate proceedings and for which such Credit Party or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP, or, with respect to Parent, for which Parent has established an uncertain tax position on its balance sheet. Except as set forth on Schedule 7.10, as updated from time to time pursuant to Section 8.01(c) or Section 8.09, there are no proposed or pending tax assessments, deficiencies, audits or other proceedings with respect to any material amount of Taxes except such assessments, deficiencies, audits or other proceedings that relate to Taxes that are being contested in good faith by appropriate proceedings and for which such Credit Party or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP. Neither any Credit Party nor any Subsidiary thereof has ever “participated” in a “reportable transaction” within the meaning of Section 1.6011-4 of the Treasury Regulations. Neither any Credit Party nor any Subsidiary thereof is a party to any tax sharing or similar agreement. Except as permitted by Section 9.02(i), no Tax Lien has been filed and no material claim is being asserted, with respect to any such Tax, fee, or other charge.
SECTION 7.11.Compliance with ERISA.
(a)Each Plan (and each related trust, insurance contract or fund) is in compliance with its terms and with ERISA, the Code and all Applicable Laws; no Reportable Event has occurred (or is reasonably expected to occur) with respect to any Pension Plan; each Plan (and each related trust, if any) that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and nothing has occurred subsequent to the issuance of such determination letter which would prevent, or cause the loss of, such qualification; no Plan is insolvent or in reorganization or in endangered or critical status within the meaning of Section 432 of the Code or Section 4241 or 4245 of Title IV of ERISA (or is reasonably expected to be insolvent or in reorganization), and no written notice of any such insolvency or reorganization has been given to any of the Credit Parties, any of their respective Subsidiaries or any ERISA Affiliate; no Pension Plan is, or is reasonably expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); no Pension Plan (other than a Multiemployer Plan) has failed to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA), or is reasonably expected to do so, and no Pension Plan has applied for or received a waiver of the minimum funding standard or an extension of any amortization period within the meaning of Section 412 of the Code or Section 302, 303 or 304 of ERISA; no failure to make any required installment under Section 430(j) of the Code with respect to any Pension Plan or to make any required contribution to a Multiemployer Plan when due has occurred; none of the Credit Parties, any of their respective Subsidiaries or any ERISA Affiliate has incurred (or is reasonably expected to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 436(f), 4971, 4975 or 4980 of the Code or has been notified in writing that it will incur any liability under any of the foregoing

Sections with respect to any Plan; no proceedings have been instituted (or are reasonably expected to be instituted) to terminate or to reorganize any Pension Plan or to appoint a trustee to administer any Pension Plan, and no written notice of any such proceedings has been given to any of the Credit Parties, any of their respective Subsidiaries or any ERISA Affiliate; no Lien imposed under the Code or ERISA on the assets of any of the Credit Parties, any of their respective Subsidiaries or any ERISA Affiliate exists (or is reasonably expected to exist) nor have the Credit Parties, any of their respective Subsidiaries or any ERISA Affiliate been notified in writing that such a Lien will be imposed on the assets of any of the Credit Parties, any of their respective Subsidiaries or any ERISA Affiliate on account of any Pension Plan; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; there has been no violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which any of the Credit Parties, any of their respective Subsidiaries or any ERISA Affiliate may be directly or indirectly liable; and none of the Credit Parties, any of their respective Subsidiaries nor any ERISA Affiliate has filed, or is considering filing, an application under the United States Internal Revenue Service Employee Plans Compliance Resolution System or the Department of Labor’s Voluntary Fiduciary Correction Program with respect to any Plan, except to the extent that a breach of any of the representations, warranties or agreements in this Section 7.11 could not result, individually or in the aggregate, in an amount of liability that would be reasonably expected to have a Material Adverse Effect. No Pension Plan (other than a Multiemployer Plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 7.11, be reasonably expected to have a Material Adverse Effect. No employee welfare benefit plan within the meaning of §3(1) or §3(2)(B) of ERISA of any Credit Party or any of their respective Subsidiaries, provides benefit coverage subsequent to termination of employment except as required by Title I, Part 6 of ERISA or applicable state insurance laws. No liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA has been, or is reasonably expected to be, incurred, except as could not reasonably be expected to have a Material Adverse Effect. With respect to any Plan that is a Multiemployer Plan, the representations and warranties in this Section 7.11, other than any made with respect to (a) liability under Section 4201 or 4204 of ERISA or (b) liability for termination or reorganization of such Pension Plans under ERISA, are made to the best knowledge of the Credit Parties. To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable requirements of Applicable Law and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that the failure so to comply could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. Neither any Credit Party nor any Subsidiary has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan in an amount of liability that would be reasonably expected to have a Material Adverse Effect. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan that is funded, determined as of the end of the most recently ended fiscal year of the Credit Party or Subsidiary, as applicable, on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan by aa amount that would be reasonably expected to have a Material Adverse Effect.
(b)[Reserved].
SECTION 7.12.Subsidiaries; Opcos. Schedule 7.12, as updated from time to time pursuant to Section 8.01(c) or Section 8.09, identifies the direct and indirect ownership interest of each of the Credit Parties, each Subsidiary thereof and each Opco.

SECTION 7.13.Intellectual Property; Licenses, Etc. Each Credit Party and each of its Subsidiaries owns, or possesses the right to use, all of the trademarks, service marks, trade names, Internet domain names, copyrights and copyrightable works, patents, inventions, trade secrets, know-how, proprietary computer software, franchises, intellectual property licenses and other intellectual property rights, including all registrations and applications to register any of the foregoing and all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof (collectively, the “IP Rights”) that are reasonably necessary for the operation of their respective businesses. The conduct and operations of the businesses of each Credit Party and each of its Subsidiaries, to its knowledge, do not infringe, misappropriate, dilute, or otherwise violate in any material respect any intellectual property owned by any other Person, no other Person has challenged in writing or questioned any right, title or interest of any Credit Party or any of its Subsidiaries in any IP Rights of such Credit Party or Subsidiary, and no Credit Party or Subsidiary has received a written challenge from any other Person contesting the use of any IP Rights owned by such Credit Party or Subsidiary or the validity or enforceability of such IP Rights. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of such Credit Party threatened. Schedule 7.13 is a complete and accurate list, as of the Closing Date, of (i) all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Credit Party and each of its Subsidiaries as of the Closing Date and (ii) all material license agreements or similar arrangements granting IP Rights of another Person to any Credit Party or any of its Subsidiaries, other than software license agreement for “off-the-shelf” or “click-through” agreements. As of the Closing Date, none of the IP Rights owned by any Credit Party or any of its Subsidiaries is subject to any licensing agreement, other than (x) non-exclusive licenses granted to customers in the ordinary business or (y) except as set forth on Schedule 7.13.
SECTION 7.14.Environmental Warranties.
(a)Except as set forth in Schedule 7.14, as updated from time to time pursuant to Section 8.01(c) or Section 8.09:
(i)The Credit Parties, their Subsidiaries and their respective businesses, operations and Real Property are and have at all times during the Credit Parties’ or their Subsidiaries’ ownership, lease or operation thereof been in material compliance with, and the Credit Parties and their Subsidiaries have no material liability under, any applicable Environmental Law.
(ii)The Credit Parties and their Subsidiaries have obtained all material permits, licenses, certificates or authorizations required under Environmental Law (“Environmental Permits”) and necessary for the conduct of their businesses and operations, and the ownership, operation and use of their Real Property. The Credit Parties and their Subsidiaries are in material compliance with the terms and conditions of such Environmental Permits, and all such Environmental Permits are valid and in good standing.
(iii)There has been no Release or threatened Release or any handling, management, generation, treatment, storage or disposal of Hazardous Materials in, on, at, under, to, or from any Real Property presently or, to the knowledge of any Credit Party, formerly owned, leased or operated by any of the Credit Parties, their Subsidiaries or their respective predecessors in interest that has resulted in, or is reasonably expected to result in, material liability or obligations by any of the Credit Parties under Environmental Law or result in a material Environmental Claim.
(iv)There is no material Environmental Claim pending or, to the knowledge of the Credit Parties, threatened against any of the Credit Parties or their Subsidiaries,

or relating to the Real Property currently or formerly owned, leased or operated by any of the Credit Parties or their Subsidiaries or relating to the operations of the Credit Parties or their Subsidiaries, and, to the knowledge of the Credit Parties, there are no actions, activities, circumstances, conditions, events or incidents that are reasonably likely to form the basis of a material Environmental Claim.
(v)No person with an indemnity, contribution or other obligation to any of the Credit Parties or their Subsidiaries relating to compliance with or liability under Environmental Law is in default with respect to any such indemnity, contribution or other obligation.
(vi)No Real Property owned, leased or operated by the Credit Parties or their Subsidiaries and, to the knowledge of the Credit Parties, no Real Property or facility formerly owned, leased or operated by any of the Credit Parties or any of their predecessors in interest is (i) listed or proposed for listing on the National Priorities List as defined in and promulgated pursuant to CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or (iii) included on any similar list maintained by any governmental or regulatory authority that indicates that any Credit Party or Subsidiary has or may have an obligation to undertake investigatory or remediation obligations under applicable Environmental Laws.
(vii)No Lien has been recorded or, to the knowledge of any Credit Party, threatened under any Environmental Law with respect to any Real Property of the Credit Parties or their Subsidiaries.
(b)None of the matters, individually or in the aggregate, disclosed in Schedule 7.14, as updated from time to time pursuant to Section 8.01(c) or Section 8.09, could reasonably be expected to have a Material Adverse Effect.
(c)The Credit Parties and their Subsidiaries have made available to the Agents all material reports, assessments, audits, studies and investigations in the possession, custody or control of the Credit Parties and their Subsidiaries concerning Environmental Claims or compliance with or liability or obligation under Environmental Law, including those concerning the condition of the Real Property or the existence of Hazardous Materials at Real Property or facilities formerly owned, operated, leased or used by any of the Credit Parties, their Subsidiaries or their predecessors-in-interest.
Any reference to “Subsidiaries” in this Section 7.14 shall, with respect to any Subsidiary that is not a Credit Party, be true and correct in all material respects with respect to such Subsidiary except to the extent the failure of such representation to be true and correct in all material respects with respect to such Subsidiary could not reasonably be expected to result in a Material Adverse Effect.
SECTION 7.15.Ownership of Properties. Set forth on Schedule 7.15, as updated from time to time pursuant to Section 8.01(c) or Section 8.09, is a list of all Real Property owned by any of the Credit Parties that constitutes Collateral and all Real Property leased by any of the Credit Parties, indicating in each case whether the respective property is owned or leased, the identity of the owner or lessor and the location of the respective property. Each Credit Party and each of its Subsidiaries owns (a) in the case of owned Real Property constituting Collateral, good and valid fee simple title to such Real Property, (b) in the case of owned personal property, good and valid title to such personal property, and (c) in the case of leased Real Property or material leased personal property, valid and enforceable (except as may be limited by bankruptcy, insolvency, examinership, moratorium, fraudulent conveyance or other laws applicable to creditors’ rights generally and by generally applicable equitable principles, whether considered in an action at law or in equity) leasehold interests (as the case may be) in such leased property, in each case, free and clear in each case of all Liens or claims except for Permitted Liens.
SECTION 7.16.No Default. Neither any Credit Party nor any Subsidiary thereof is in default or material breach under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. On the Closing Date, after giving effect to the Transactions, none of the Credit Parties is in default under or with respect to any Contractual Obligation in respect of Indebtedness.
SECTION 7.17.Solvency. On the Closing Date, after giving effect to the Transactions and the other transactions related thereto, Parent and its Subsidiaries, on a consolidated basis, are Solvent.
SECTION 7.18.Locations of Offices, Records and Collateral. The address of the principal place of business and chief executive office of each Credit Party is, and the books and records of each Credit Party and all of its Chattel Paper (as defined in the UCC) and records of Accounts (as defined in the UCC) are maintained exclusively in the possession of such Credit Party at, the address of such Credit Party specified in Schedule 7.18 (or, after the Closing Date, at such other address permitted by Section 5.3(a)(i) of the Security Agreement).
SECTION 7.19.Compliance with Laws and Permits; Authorizations.
(a)Each Credit Party and each of its Subsidiaries (a) is in material compliance with all Applicable Laws and Permits, including all applicable U.S. State Cannabis Laws but excluding any possible violations of U.S. Federal Cannabis Laws, (b) as of the Closing Date, has all Regulatory Licenses specifically necessary to operate a cannabis business, and (c) has all governmental licenses, Permits (including Regulatory Licenses), authorizations, consents and approvals, in each case, to operate its business as currently conducted, except with respect to this clause (c) in such instances in which (x) such requirement of Applicable Laws, Permits, government licenses, authorizations or approvals are being contested in good faith by appropriate proceedings diligently conducted or (y) the failure to have or comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (z) the failure to have or comply therewith, either individually or in the aggregate, has not and could not reasonably be expected to result in a loss of Consolidated Net Income, determined in accordance with GAAP, consistently applied, of more than $25,000,000 over a period of twelve (12) consecutive trailing months. No Credit Party has received any written notice that is outstanding or unresolved to the effect that its operations are not in material compliance with any Environmental Law or Permit or are the subject of any investigation by any Governmental Authority evaluating whether any cleanup or other action is needed to respond to a Release or impose further controls on any existing discharge of Hazardous Materials to the environment.
(b)No Credit Party, nor any Subsidiary, nor, to the knowledge of the Credit Parties and their Subsidiaries, any director, manager, member, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. No Credit Party is engaged in any Restricted Cannabis Activities.
(c)The Credit Parties and their Subsidiaries have conducted their business in compliance, to the extent applicable, with the United States Foreign Corrupt Practices Act of

1977 and Export Control Laws and the anti-bribery and anti-corruption laws of any jurisdictions applicable to the Credit Parties and their Subsidiaries, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
SECTION 7.20.No Material Adverse Effect. Since December 31, 2025, both immediately before and immediately after giving effect to the Transactions, (a) there has been no Material Adverse Effect, and (b) there has been no circumstance, event or occurrence, and no fact is known to the Credit Parties that could reasonably be expected to result in a Material Adverse Effect.
SECTION 7.21.Contractual or Other Restrictions. As of the Closing Date, no Credit Party or, with respect to clause (a) below, any of its Subsidiaries is a party to any agreement or arrangement or subject to any Applicable Law that limits its ability to (a) pay dividends to, or otherwise make Investments in or other payments to any Credit Party (except for such limitations set forth in the Credit Documents), (b) grant Liens in favor of Administrative Agent or (c) perform the terms of the Credit Documents.
SECTION 7.22.Collective Bargaining Agreements. Set forth on Schedule 7.22 as of the Closing Date is a list of all collective bargaining or similar agreements between or applicable to any Credit Party or any of its Subsidiaries and any union, labor organization or other bargaining agent in respect of the employees of any Credit Party or any of its Subsidiaries.
SECTION 7.23.Insurance. The properties of each Credit Party and each Subsidiary thereof are insured with financially sound and reputable insurance companies not Affiliates of any Credit Party against loss and damage in such amounts, with such deductibles and covering such risks as are customarily carried by Persons of comparable size and of established reputation engaged in the same or similar businesses and owning similar properties in the general locations where such Credit Party or such Subsidiary, as applicable, operates. Schedule 7.23, as updated from time to time pursuant to Section 8.01(c) or Section 8.09, sets forth all insurance policies maintained by or on behalf of the Credit Parties. As of the Closing Date, all premiums with respect thereto that are due and payable have been duly paid and no Credit Party or any Subsidiary thereof has received or has knowledge of any notice of violation or cancellation thereof and each Credit Party and each Subsidiary thereof has complied in all material respects with the requirements of such policy.
SECTION 7.24.Evidence of Other Indebtedness. Schedule 7.24 is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness (other than deferred purchase price obligations that are payable in the Capital Stock of Parent) or any commitment for any extension thereof to, any Credit Party or any Subsidiary thereof outstanding on the Closing Date which will remain outstanding after the Closing Date (other than this Agreement and the other Credit Documents), in each case, in a principal amount outstanding in excess of $1,250,000 and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement as of the Closing Date is correctly described in Schedule 7.24. As of the Closing Date, the aggregate principal amount of all Indebtedness of (and all commitments for extensions of credit to) the Credit Parties and their respective Subsidiaries (other than deferred purchase price obligations that are payable in the Capital Stock of Parent) which is not disclosed on Schedule 7.24 by reason of the disclosure threshold set forth in the immediately preceding sentence does not exceed $6,250,000.
SECTION 7.25.Deposit Accounts and Securities Accounts. Set forth in Schedule 7.25, as updated from time to time pursuant to Section 8.01(c), Section 8.09 and Section 8.12(b), is a list of all of the Deposit Accounts and securities accounts of each Credit Party, including, with respect to each bank or securities intermediary at which such accounts are maintained by such Credit Party (a) the name and location of such Person and (b) the account numbers of the Deposit Accounts or securities accounts maintained with such Person.
SECTION 7.26.Absence of any Undisclosed Liabilities. There are no material liabilities of any Credit Party of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in any such liabilities, other than (a) those liabilities provided for or disclosed in the most recent financial statements delivered pursuant to Section 8.01 and (b) those liabilities that have arisen since the date of those financial statements in compliance with the terms of this Agreement.
SECTION 7.27.Material Contracts and Regulatory Matters.
(a)Schedule 7.27(a), as updated from time to time pursuant to Section 8.01(c) or Section 8.09, sets forth all Material Contracts (other than Opco Agreements) of the Credit Parties and their respective Subsidiaries. As of the Closing Date, all Material Contracts are in full force and effect and no defaults currently exist thereunder.
(b)The Credit Parties and their respective Subsidiaries hold the applicable Regulatory Licenses material for such Credit Party or such Subsidiary to conduct its Business. Each cannabis Regulatory License of each Credit Party, and each other Regulatory License material to the conduct of such Credit Party’s Business, is in full force and effect in all material respects and has not been revoked, suspended, cancelled, rescinded, terminated, modified and has not expired. There are no pending actions or actions threatened in writing by or before any Governmental Authority to revoke, suspend, cancel, rescind, terminate or materially adversely modify any Regulatory License. Schedule 7.27(b), as updated from time to time pursuant to Section 8.01(c) or Section 8.09, sets forth all Regulatory Licenses held by the Credit Parties, the Opcos and the Subsidiaries.
(c)Schedule 7.27(c), as updated from time to time pursuant to Section 8.01(c) or Section 8.09, sets forth all Opco Agreements to which a Credit Party is a party. As of the Closing Date, all Opco Requirements have been satisfied except as otherwise set forth on Schedule 7.27(c) or as otherwise permitted by Section 8.17.
SECTION 7.28.Anti-Terrorism Laws. No Credit Party or any Subsidiary is in violation of any Applicable Law relating to terrorism or money laundering (“Anti-Terrorism Laws”), including the Patriot Act and Executive Order No. 13224 on Terrorism Financing, effective September 24, 2001 (the “Executive Order”). No Credit Party, Subsidiary or agent acting or benefiting in any capacity in connection with the Loans is (a) a Person that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order, (c) a Person with whom any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order, or (e) a Person that is named as a “specially designated national and blocked person” on the most current list published by the United States Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list or (f) [reserved]. No Credit Party or Subsidiary or, to the Credit Parties’ knowledge, other agents acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in the preceding sentence, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in any property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Anti-Terrorism Laws.
SECTION 7.29.Conduct of Business. As of the Closing Date, Schedule 7.29 sets forth all Sales Tracking Software of the Credit Parties and any bookkeeping or accounting software of the Credit Parties.
SECTION 7.30.Transactions with Affiliates. Except for certain Indebtedness permitted by Section 9.01(b) and transactions permitted under Section 9.09, as of the Closing Date, (a) there are no existing or proposed agreements, arrangements, understandings or transactions between any Credit Party and any of the members, directors, stockholders, parents, holders of other Capital Stock, or Affiliates (other than Subsidiaries) of any Credit Party or any members of their respective immediate families, and (b) none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership, or voting interest in any Person which competes with any Credit Party.
SECTION 7.31.Condemnation. No proceedings are pending or, to any Credit Party’s knowledge, threatened, to acquire by power of condemnation or eminent domain any portion of any Mortgaged Property, or any interest therein, or to enjoin or similarly prevent the construction or use of any structures or improvements on such Mortgaged Property.
ARTICLE VIII.
Affirmative Covenants
The Credit Parties hereby covenant and agree that on the Closing Date and thereafter, until the Loans, together with interest, Fees and all other Obligations incurred hereunder (other than Unasserted Contingent Obligations) are paid in full in accordance with the terms of this Agreement:
SECTION 8.01.Financial Information, Reports, Notices and Information. The Credit Parties will furnish the Agents copies of the following financial statements, reports, notices and information:
(a)Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of Parent, (i) unaudited (A) consolidated and consolidating balance sheets of the Consolidated Companies as of the end of such fiscal quarter, and (B) consolidated and, if requested by any Agent, consolidating statements of income and cash flow of the Consolidated Companies for such fiscal quarter, in each case, and for the period commencing at the end of the previous fiscal year of Parent and ending with the end of such fiscal quarter, including (in each of clause (A) and (B) above (if applicable)), in comparative form (both in Dollar and percentage terms) the figures for the corresponding fiscal quarter in, and year to date portion of, the immediately preceding fiscal year of Parent, certified as complete and correct in all material respects by an Authorized Officer of Parent, subject to normal year-end adjustments and the absence of footnotes pursuant to the audit required under Section 8.01(b) (provided that such year-end adjustments and footnotes shall not be materially adverse, individually or in the aggregate, to any Agent or any Lender), and (ii) a management discussion and analysis (with reasonable detail and specificity) of the results of operations for the fiscal periods reported, including, in comparative form the figures for the corresponding fiscal quarter in, and year-to-date portion of, the immediately preceding fiscal year of Parent, and period commencing at the end of the previous fiscal year of Parent and ending with the end of such fiscal quarter.

(b)Annual Financial Statements. As soon as available and in any event within one-hundred and twenty (120) days after the end of each fiscal year of Parent, copies of the consolidated and consolidating balance sheets of the Consolidated Companies, and the related consolidated and consolidating statements of income and cash flows of the Consolidated Companies for such fiscal year, setting forth in comparative form (both in Dollar and percentage terms) the figures for the immediately preceding fiscal year, such consolidated statements audited and certified without qualification, or exception as to the scope of such audit, by an independent public accounting firm reasonably acceptable to the Agents, together with a management discussion and analysis (with reasonable detail and specificity) of the results of operations for the fiscal periods reported.
(c)Compliance Certificates.
(i)Concurrently with the delivery of the financial information pursuant to clauses (a) and (b) above, a Compliance Certificate, executed by an Authorized Officer of Parent, (i) certifying that such financial information presents fairly in all material respects the financial condition, results of operations and cash flows of the Consolidated Companies in accordance with GAAP at the respective dates of such information and for the respective periods covered thereby, subject in the case of unaudited financial information, to changes resulting from normal year-end audit adjustments and to the absence of footnotes, (ii) showing compliance with the Financial Performance Covenants and stating that no Default or Event of Default has occurred and is continuing (or, if a Default or an Event of Default has occurred, specifying the details of such Default or Event of Default and the actions taken or to be taken with respect thereto), (iii) in the case of each Compliance Certificate delivered concurrently with the financial information pursuant to clause (b) above, specifying any change in the identity of the Subsidiaries as at the end of such fiscal year from the Subsidiaries as of the Closing Date or the most recent fiscal year, as the case may be, and (iv) in the case of each Compliance Certificate delivered concurrently with the financial information pursuant to clause (b) above, including (A) updated Schedules 7.04, 7.10, 7.12, 7.14, 7.15, 7.23, 7.25, 7.27(a), 7.27(b) and 7.27(c) (if applicable), (B) a true, correct and complete organizational chart for Parent and its Subsidiaries and (C) true, complete and correct copies all amendments, consent letters, waivers or other modifications to a Credit Party’s Organization Documents. Compliance with the reporting obligations in this clause (c) shall not, by itself, modify any obligation of any Credit Party under any Credit Document or cure, or otherwise modify in any way, any failure to comply with any covenant (including other notice or reporting requirements required to be delivered on an earlier date or that require additional information), any breach of any representation or warranty contained in any Credit Document, or any other Event of Default.
(ii)As soon as available and in any event within three (3) Business Days of the end of each fiscal month, a Compliance Certificate, executed by an Authorized Officer of Parent, certifying as to compliance solely with respect to the Liquidity covenant set forth in Section 9.13(a) as of the end of the prior fiscal month, together with such supporting documentation as the Agents may reasonably request.
(d)Projections. As soon as available, and in any event within thirty (30) days after the beginning of each fiscal year of Parent, financial projections of the Consolidated Companies for such fiscal year, in form and scope reasonably satisfactory to the Agents, together with appropriate supporting details as reasonably requested by the Agents; provided, that, if any Credit Party believes that such projections may contain material non-public information about Parent or its securities or the other Credit Parties, Parent shall notify the Agents of such fact prior to furnishing the projections (without disclosing the information in question), and upon such notice, any Agent may instruct Parent that it does not wish to receive such projections, and in such case, Parent shall not furnish such projections to such Agent.

(e)Notices. The Credit Parties shall provide Agents with a written notice promptly of the following (and in no event later than ten (10) Business Days after an Authorized Officer of any Credit Party becoming aware of any of the following, or such earlier date as set forth below):
(i)any pending or threatened (in writing) litigation, action, proceeding or other controversy which purports to affect the legality, validity or enforceability of any Credit Document, any Organization Document, or any other document or instrument referred to in Section 9.07, which notice shall be signed by an Authorized Officer of Parent and shall specify the nature thereof, and what actions the applicable Credit Parties propose to take with respect thereto, together with copies of all relevant documentation;
(ii)the commencement of, or any material development in, any litigation, investigation, document request or proceeding affecting any Credit Party, in which (A) the amount of damages claimed is $1,250,000 (or its equivalent in another currency or currencies) or more (exclusive of any amounts covered by insurance (less any applicable deductible) so long as a written request for coverage has been submitted to the insurer and such insurer confirmed coverage in writing), (B) injunctive or similar relief is or may be sought and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (C) the relief sought is or may be an injunction or other stay of the performance of this Agreement or any other Credit Document or (D) the SEC or any other Governmental Authority is involved;
(iii)all final “management letters” and other significant written final reports submitted to the Credit Parties by their accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems, including any final comment letters delivered to management and all responses thereto, and true, complete and correct copies thereof;
(iv)(A) any Credit Party obtaining any cannabis Regulatory License following the Closing Date or (B) any non-renewal of a cannabis Regulatory License or any other material Regulatory License;
(v)the results of any inspection or facility audit by any Governmental Authority to the extent such results are material and negative, and true, complete and correct copies thereof;
(vi)after receipt or delivery thereof, copies of any material and adverse notices that any Credit Party receives or delivers in connection with any leased real property at which any Credit Party conducts Business (excluding any such location at which only administrative office functions are conducted);
(vii)all material periodic and other reports, proxy statements and other materials filed by any Credit Party with the SEC, or with any national securities exchange, or distributed by Parent to its shareholders generally, as the case may be;
(viii)the discharge or withdrawal or resignation by Credit Parties’ independent accountants;
(ix)any warning document, letter, notice or request for information from, or any investigation by, any Governmental Authority that would have a material and negative impact on any cannabis Regulatory License or any other material Regulatory License or the ability of the Credit Parties to conduct all or any material portion of their business, or which reveals that the Credit Parties are engaged in a Restricted Cannabis Activity; and

(x)any deferred Federal or State income tax payment plan into which any Credit Party or any Subsidiary thereof enters or to which any Credit Party or any Subsidiary thereto is subject, any deferral thereunder and any correspondence with any Governmental Authority with respect to the deferral or non-payment of Federal or State income taxes.
(f)Defaults. As soon as possible and in any event within three (3) Business Days after an Authorized Officer of any Credit Party obtains knowledge thereof, notice from an Authorized Officer of Parent of the occurrence of any event that constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the applicable Credit Parties propose to take with respect thereto.
(g)Mortgaged Properties. As soon as possible, and in any event within three (3) Business Days after an Authorized Officer of any Credit Party obtains knowledge of (i) any Casualty Event or (ii) any event, fact or circumstance that has occurred or is reasonably likely to occur that would reasonably be expected to result in a reduction of the value of any Mortgaged Property in excess of the greater of (A) 15.00% of the value thereof and (B) $500,000.
(h)Material Adverse Effect. Prompt notice (and in any event within three (3) Business Days) of any event, to the extent such event has had, or could reasonably be expected to result in, a Material Adverse Effect.
(i)Bankruptcy, etc. Immediately upon becoming aware thereof, notice (whether involuntary or voluntary) of the bankruptcy, insolvency, examinership, receivership, reorganization of any Credit Party or Subsidiary, or the appointment of any trustee, assignee, receiver, interim receiver, monitor or similar estate fiduciary in connection with or anticipation of any such occurrence, or the taking of any step by any Person in furtherance of any such action or occurrence.
(j)Deposit Accounts, Securities Accounts and Investment Property. Within three (3) Business Days after written request by any Agent, all monthly (or other, periodic) bank (or other financial intermediary) statements of account with respect to all securities accounts, deposit accounts and investment property of the Credit Parties not previously provided to such Agent.
(k)Tax Returns. Within thirty (30) days of the deadline to file such tax returns, a complete copy of each Credit Party’s U.S. federal tax returns, provided that the deadline for providing such tax returns may include any extension of the filing date for such tax returns on the condition that the Credit Parties provides proof of such extension to Administrative Agent.
(l)Other Information. With reasonable promptness, such other information (financial or otherwise) as any Agent on its own behalf (or Administrative Agent at the request of any Lender) may reasonably request in writing from time to time.
(m)Notices and Financial Statements Posted on EDGAR. The financial statements required to be delivered pursuant to Section 8.01(a) or 8.01(b) shall be deemed delivered by publicly filing quarterly and annual financial statements with EDGAR (or any equivalent service) and notifying the Agents of such filing. Any notices required to be provided to any Agent or Lenders pursuant to this Agreement shall be deemed provided by publicly filing such notice with EDGAR (or any equivalent service) and notifying the Agents of such filing.
SECTION 8.02.Books, Records and Inspections; Appraisals.

(a)The Credit Parties will, and will cause each of their respective Subsidiaries to, maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP (subject to normal year-end adjustments pursuant to the audit required under Section 8.01(b) (provided that such year-end adjustments shall not be materially adverse, individually or in the aggregate, to any Agent or any Lender)), consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Credit Parties or such Subsidiary, as the case may be. The Credit Parties will, and will cause each of their respective Subsidiaries to, permit the Agents, on behalf of all Lenders, and their respective representatives and independent contractors, to visit and inspect any of its properties, conduct field exams, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, managers, officers, and independent public accountants, all at the expense of the Credit Parties; provided that, so long as no Event of Default exists, (i) such visits, inspections or field exams shall be at reasonable times during normal business hours, upon reasonable advance notice to the Credit Parties, and (ii) the Credit Parties shall not be required to reimburse the Agents for more than one (1) such visit, inspection or field exam per year in the aggregate (whether conducted by one or both Agents). Any information obtained by an Agent pursuant to this Section 8.02(a) may be shared with any Lender upon the request of such Secured Party. The Agents shall give the Credit Parties the opportunity to participate in any discussions with the Credit Parties’ independent public accountants.
(b)The Agents shall have the right to order an Appraisal for any Mortgaged Property from time to time in their discretion. The Credit Parties will, and will cause each of their respective Subsidiaries to, permit the Agents, on behalf of all Lenders, and their respective representatives and independent contractors, to conduct any such Appraisal, and each such Appraisal shall be at the expense of the Credit Parties; provided that, so long as no Event of Default exists, (i) any such Appraisal shall be at reasonable times during normal business hours, upon reasonable advance notice to the Credit Parties, and (ii) the Credit Parties shall not be required to reimburse the Agents for more than one (1) such Appraisal per year in the aggregate (whether conducted by one or both Agents). Any information obtained by an Agent pursuant to this Section 8.02(b) may be shared with any Lender upon the request of such Secured Party. Upon receipt of any Appraisal pursuant to this Section 8.02(b), Agents shall deliver to the Credit Parties a copy of such Appraisal.
SECTION 8.03.Maintenance of Insurance. The Credit Parties, except as otherwise set forth on Schedule 7.23, will, and will cause each of their respective Subsidiaries to, at all times maintain in full force and effect, with insurance companies that such Credit Parties believe (in their reasonable business judgment) are financially sound and reputable and reasonably acceptable to the Agents (any insurer rated “A-” or higher by A.M. Best being deemed acceptable) at the time the relevant coverage is placed or renewed, insurance with respect to their respective properties and businesses in at least such amounts and against at least such risks (and with such risk retentions) as are described on Schedule 8.03 (with respect to the Mortgaged Properties) and otherwise usually insured against in the same general area by companies owning similar properties and engaged in businesses similar to those engaged in by such Credit Parties; and will furnish to Administrative Agent for further delivery to the Lenders, upon written request from Administrative Agent, information presented in reasonable detail as to the insurance so carried, including (i) endorsements to (A) all property policies naming Administrative Agent, on behalf of the Secured Parties, as lender loss payee and (B) all general liability and other liability policies naming Administrative Agent, on behalf of the Secured Parties, as additional insured and (ii) legends providing that no cancellation, material reduction in amount or material change in insurance coverage thereof shall be effective until at least thirty (30) days (10 days with respect to failure to pay premium) after receipt by Administrative Agent of written notice thereof.

SECTION 8.04.Payment of Taxes. The Credit Parties will timely pay and discharge, and will cause each of their respective Subsidiaries to timely pay and discharge, all Taxes imposed upon them or upon their income or profits, or upon any properties belonging to it, on or prior to the date on which such Tax is due, and all lawful claims that, if unpaid, could reasonably be expected to become a Lien having priority over Administrative Agent’s Liens (other than Permitted Liens) or an otherwise material Lien upon any properties of the Credit Parties or any of their respective Subsidiaries; provided that (a) none of the Credit Parties or any of their respective Subsidiaries shall be required to pay any such Tax that is being contested in good faith and by proper proceedings that stay execution and as to which such Credit Party has maintained adequate reserves with respect thereto in accordance with GAAP and (b) a Credit Party or Subsidiary thereof may defer the payment of Federal or State income taxes in accordance with payment plans to which the applicable Governmental Authority and such Credit Party or Subsidiary, as applicable, agreed.
SECTION 8.05.Maintenance of Existence; Compliance with Laws, etc. Each Credit Party will, and will cause its Subsidiaries to (except in a transaction permitted by Section 9.03) (a) preserve and maintain in full force and effect its organizational existence; provided that a Credit Party may, upon ten (10) Business Days prior written notice to Agents, make a change in its legal form if such Credit Party determines in good faith that such action is in the best interests of the Credit Party and is not materially disadvantageous to the Secured Parties, and no Agent has objected to such change during such ten (10) Business Day period (such objection not to be made on an unreasonable basis); provided, further, that any requirements under any Credit Document with respect to such change shall be promptly satisfied, and (b) preserve and maintain its good standing under (i) the laws of its state or jurisdiction of incorporation, organization or formation, (ii) if the Mortgaged Property of such Credit Party is located in a state different than such Credit Party’s jurisdiction of organization, such state of location, and (iii) and each state or other jurisdiction where such Person is qualified, or is required to be so qualified, to do business as a foreign entity, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Credit Party will, and will cause its Subsidiaries to, comply in all material respects with all Applicable Laws, rules, regulations and orders, including compliance with safety regulations applicable to such Credit Party or such Subsidiary.
SECTION 8.06.Environmental Compliance.
(a)Each Credit Party will, and will cause its Subsidiaries to, comply in all material respects with all Environmental Laws and Environmental Permits applicable to their business, operations and Real Property; obtain and maintain in full force and effect all material Environmental Permits applicable to its business, operations and Real Property; and conduct all response, investigation, remediation, cleanup or monitoring activity required by any governmental or regulatory authority or any applicable Environmental Laws, and in material compliance with, the requirements of any governmental or regulatory authority and applicable Environmental Laws.
(b)Each Credit Party will, and will cause its Subsidiaries to, do or cause to be done all things required by Environmental Laws to prevent any Release of Hazardous Materials in, on, at, under, to or from any Real Property owned, leased or operated by any of the Credit Parties or their Subsidiaries except in material compliance with applicable Environmental Laws or an Environmental Permit, and ensure that there shall be no Hazardous Materials in, on, at, under or from any Real Property owned, leased or operated by any of the Credit Parties or their Subsidiaries except those that are present, used, stored, handled and managed in material compliance with applicable Environmental Laws.
(c)Each Credit Party will, and will cause its Subsidiaries to, undertake all actions, including response, investigation, remediation, cleanup or monitoring actions, necessary,

at the sole cost and expense of the Credit Parties, (i) to address any Release of Hazardous Materials in, on, at, under, to or from any Real Property owned, leased or operated by any of the Credit Parties or their Subsidiaries as required pursuant to Environmental Law or the requirements of any governmental or regulatory authority; (ii) to address as may be required by Environmental Law any environmental conditions relating to any Credit Party, Subsidiary, or their respective business or operations or to any Real Property owned, leased or operated by any of the Credit Parties or their Subsidiaries pursuant to any reasonable written request of the Agents and, except for information and documents to the extent covered by attorney client privilege or attorney work product doctrine, share with the the Agents all data, information and reports generated or prepared in connection therewith; (iii) to keep any Real Property owned, leased or operated by any of the Credit Parties or their Subsidiaries free and clear of all Liens and other encumbrances pursuant to any Environmental Law, whether due to any act or omission of any Credit Party, Subsidiary or any other person; and (iv) to promptly notify Administrative Agent (for further delivery to the Lenders) in writing of: (1) any material Release or threatened material Release of Hazardous Materials in, on, at, under, to, or from any Real Property owned, leased or operated by any of the Credit Parties or their Subsidiaries, except those that are pursuant to and in compliance with the terms and conditions of an Environmental Permit, (2) any material non-compliance with, or violation of, any Environmental Law applicable to any Credit Party or Subsidiary, any Credit Party’s or Subsidiary’s business and any Real Property owned, leased or operated by any of the Credit Parties or their Subsidiaries, (3) any Lien pursuant to Environmental Law imposed on any Real Property owned, leased or operated by any of the Credit Parties or their Subsidiaries, (4) any response, investigation, remediation, cleanup or monitoring activity at any Real Property owned, leased or operated by any of the Credit Parties or their Subsidiaries required to be undertaken pursuant to Environmental Law, and (5) any notice or other communication received by any Credit Party from any person or governmental or regulatory authority relating to any material Environmental Claim or material liability or potential material liability of any Credit Party or Subsidiary pursuant to any Environmental Law.
(d)If a Default caused by reason of a breach of Section 7.14 or this Section 8.06 shall have occurred and is not reasonably curable within ten (10) days or shall be continuing for more than thirty (30) days without the Credit Parties commencing activities reasonably likely to cure such Default, the Credit Parties shall, at the written request of any Agent, (i) provide to the Agents within forty-five (45) days after such request, at the expense of the Credit Parties, an environmental assessment report regarding the matters which are the subject of such Default (together with a reliance letter with respect to such report that shall entitle the Agents and the Lenders to rely upon such report as of the date of such report, to the extent required by any Agent), including, where appropriate, any soil or groundwater sampling, prepared by a nationally recognized environmental consulting firm reasonably acceptable to the Agents and in the form and substance reasonably acceptable to the Agents and evaluating the presence or absence of Hazardous Materials and the estimated cost of any compliance or response action to address such Default and findings; (ii) promptly undertake all actions required by applicable Environmental Law to address any non-compliance with or violation of Environmental Law; (iii) promptly undertake all response actions required by Environmental Laws to address any recognized environmental conditions identified in the environmental assessment report to the reasonable satisfaction of the Agents; and (iv) permit the Agents and their representatives to have access to all Real Property and all facilities owned, leased or operated by any of the Credit Parties and their Subsidiaries which are the subject of such Default for the purpose of conducting such environmental audits and testing as is reasonably necessary, including subsurface sampling of soil and groundwater, the cost for which shall be payable by the Credit Parties.
SECTION 8.07.ERISA.
(a)As soon as possible and, in any event, within ten (10) days after any Credit Party, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events, Parent will deliver to Administrative Agent and each Lender a certificate of an Authorized Officer of Parent setting forth the full details as to such occurrence and the action, if any, that such Credit Party, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by such Credit Party, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the Plan administrator with respect thereto: (i) the institution of any steps by any Person to terminate any Pension Plan; (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Sections 303(k) or 4068 of ERISA or under Section 430(k) of the Code; (iii) the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that any Credit Party furnish a bond or other security to the PBGC or such Pension Plan; (iv) the occurrence of any event with respect to any Plan which could reasonably be expected to result in the incurrence by any Credit Party of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto; (v) that a Reportable Event has occurred (except to the extent that Borrowers have previously delivered to Administrative Agent and the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); (vi) that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Pension Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following thirty (30) days; (vii) that a failure to satisfy the minimum funding standard within the meaning of Section 430 of the Code or Section 303 of ERISA (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) has occurred (or is reasonably likely to occur) or an application is reasonably be expected to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412, 430 or 431 of the Code or Section 302, 303 or 304 of ERISA with respect to a Pension Plan; (viii) that a Pension Plan having any material Unfunded Current Liability has been or is to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA (including the giving of written notice thereof); (ix) that a Pension Plan has an Unfunded Current Liability that has or will result in a Lien under ERISA or the Code; (x) that proceedings are reasonably be expected to be or have been instituted to terminate a Pension Plan having an Unfunded Current Liability (including the giving of written notice thereof); (xi) that a proceeding is reasonably be expected to be or has been instituted against a Credit Party, a Subsidiary thereof or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Pension Plan; (xii) that the PBGC has notified any Credit Party, any Subsidiary thereof or any ERISA Affiliate of its intention to appoint a trustee to administer any Pension Plan; (xiii) that any Credit Party, any Subsidiary thereof or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a Pension Plan; (xiv) that any Credit Party, any Subsidiary thereof or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 436(f), 4971, 4975 or 4980 of the Code; or (xv) that any Credit Party, any Subsidiary thereof or any ERISA Affiliate may be directly or indirectly liable for a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan.
(b)Promptly following any request therefor, copies of any documents described in Section 101(k) of ERISA that any Credit Party, any of its Subsidiaries or any ERISA Affiliate may request with respect to any Plan, any notices described in Section 101(l) of ERISA that any Credit Party, any of its Subsidiaries or any ERISA Affiliate may request with respect to any Plan and any information that any Credit Party, any of its Subsidiaries or any ERISA Affiliate may request with respect to any Multiemployer Plan in connection with Section 4221(e) of ERISA; provided that, if any Credit Party, any of its Subsidiaries or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Plan, the applicable Credit Party, the applicable Subsidiary(ies) or the ERISA Affiliate(s) shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.
(c)[Reserved].
SECTION 8.08.Maintenance of Properties. Each Credit Party will, and will cause its Subsidiaries to, maintain, preserve, protect and keep its properties and assets in good repair, working order and condition (ordinary wear and tear excepted and subject to casualty, condemnation and dispositions permitted pursuant to Section 9.04), and make necessary repairs, renewals and replacements thereto and will maintain and renew as necessary all licenses, Permits (including the Regulatory Licenses) and other clearances necessary to use and occupy such properties and assets, in each case so that the business carried on by such Person may be properly conducted at all times, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Credit Party will, and will cause its Subsidiaries to (a) perform and observe all the material terms and provisions of each Material Contract to be performed or observed by it, (b) perform and observe all the material requirements of each Regulatory License to be performed or observed by it, (c) maintain each such Material Contract and each Regulatory License in full force and effect (except to the extent such Person shall have entered into a replacement of any such Material Contract or Regulatory License substantially concurrently with the expiration or termination thereof, on terms that are not materially adverse (taken as a whole) to the rights of any Credit Party or their Subsidiaries, or any Secured Party), and (d) enforce each such Material Contract and each Regulatory License in accordance with its terms in all material respects.
SECTION 8.09.Additional Borrowers and Guarantors. Any direct or indirect Subsidiary formed or acquired after the Closing Date (including by division of any existing limited liability company pursuant to a “plan of division” under the Delaware Limited Liability Company Act) that is not an Excluded Subsidiary, shall be subject to the following requirements: within ten (10) Business Days of such event (or such longer period as may be approved by the Agents in their discretion), the Credit Parties will cause to be delivered to Agents each of the following, in each case reasonably acceptable to the Agents and, as applicable, duly executed by the parties thereto: (a) a Credit Agreement Joinder from such Subsidiary, pursuant to which such Subsidiary shall become, as elected by the Agents and Required Lenders, a Borrower or a Guarantor, together with other Credit Documents reasonably requested by the Agents, including all Security Documents and other documents reasonably requested by the Agents to establish and preserve the Lien of Administrative Agent in all personal property Collateral of such Subsidiary, subject to any limitations on Collateral set forth in the Security Agreement; (b) UCC financing statements, Documents (as defined in the UCC), and original collateral (including pledged Capital Stock, other securities and Instruments (as defined in the UCC) and such other documents and agreements as may be reasonably requested by the Agents, all as necessary or desirable to establish and maintain a valid, perfected first-priority Lien (subject only to Permitted Liens that have priority as a matter of Law and Permitted Liens expressly permitted to have priority over the Liens securing the Obligations, including Outside Financing if applicable) in all Collateral in which such Subsidiary has an interest consistent with the terms of the Credit Documents (and subject to any limitations on Collateral set forth therein); (c) if reasonably requested by the Agents, an opinion of counsel to such Subsidiary addressed to the Agents and the Lenders, in form and substance reasonably consistent with the opinion letters delivered by counsel for Borrowers on the Closing Date; provided that, to the extent U.S. Federal Cannabis Laws change following the Closing Date in a manner allowing for the issuance of a legal opinion in customary form for a non-cannabis company, such opinion letter shall be in such customary form and otherwise acceptable to the Agents; (d) current copies of the Organization Documents of such Subsidiary, resolutions of the Board of Directors, managers or appropriate committees thereof (and, if required by such Organization Documents or applicable law, of the shareholders, members or partners) of such Person authorizing the actions and the execution and delivery of documents described in this Section 8.09, all certified by an appropriate officer as the Agents may elect; (e) updated Schedules 7.04, 7.10, 7.12, 7.14, 7.15, 7.23, 7.25, 7.27(a), 7.27(b) and 7.27(c) reflecting the existence of such new Credit Party; and (f) a pledge of all the Capital Stock of such Subsidiary held by a Credit Party, if such Capital Stock does not constitute Collateral either already or automatically after the occurrence of such event. Without limiting the foregoing, Borrowers may elect to cause a Non-Credit Party Subsidiary or an Opco to become a Credit Party hereunder by executing and delivering the documents, and taking the actions, described in this Section 8.09(a); provided that (i) the Agents and Required Lenders shall have the right to determine whether such Person will be a Borrower or a Guarantor and (ii) if such new Credit Party is an Opco, Administrative Agent shall receive a pledge of all of the Capital Stock issued by such Person pursuant to a pledge agreement in form and substance reasonably satisfactory to the Agents.
SECTION 8.10.Use of Proceeds. The proceeds of the Loans shall be used (a) on the Closing Date, to repay the Indebtedness and other obligations outstanding under the Existing Credit Agreement Credit Documents and to pay the transaction fees, costs and expenses incurred directly in connection with the Transactions, and (b) otherwise, for general corporate and working capital purposes of the Credit Parties, in each case, to the extent consistent with the terms of the Credit Documents and Applicable Law.
SECTION 8.11.Further Assurances.
(a)The Credit Parties will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any Applicable Law, or which the Agents may reasonably request, in order to grant, preserve, protect and perfect the validity, enforceability, priority and non-avoidability of the security interests created or intended to be created by any Credit Document, subject to the existence of Permitted Liens, all at the sole cost and expense of Borrowers.
(b)Notwithstanding anything herein to the contrary, if the Agents determine that the cost of creating or perfecting any Lien on any property is excessive in relation to the practical benefits afforded to the Lenders thereby, then such property may be excluded from the Collateral for all purposes of the Credit Documents.
SECTION 8.12.Primary Depository; Access to Bank Accounts.
(a)Subject to Section 8.14, the Credit Parties shall establish and maintain their primary business Deposit Accounts, including general operating and administrative Deposit Accounts and Cash Management Services, with Needham; provided that, (i) the Credit Parties may maintain any Other Institution Account at another depository institution, and (ii) the Credit Parties may maintain the Specified Deposit Accounts to the extent permitted by Section 8.14; provided, that (x) the Credit Parties shall not deposit any additional funds into the Specified Deposit Accounts and (y) the aggregate amount on deposit in all of the Specified Deposit Accounts shall not exceed $1,200,000 in the aggregate at any time. The Credit Parties shall, at their sole cost and expense, obtain and maintain with Needham the applicable fraud prevention products offered by Needham that are described in the Cash Management Agreements.

(b)Subject to Section 8.14, promptly upon request by any Agent, the Credit Parties shall establish and deliver to Administrative Agent a Control Agreement with respect to each of their respective securities accounts and Deposit Accounts except for Excluded Accounts; provided that, if any Credit Party is unable to obtain a Control Agreement with respect to any such account (excluding, for the avoidance of doubt, any Excluded Account), such Credit Party shall move such account to Needham or another depositary bank reasonably acceptable to Needham that is able to provide a Control Agreement and, until such Control Agreement is delivered to Administrative Agent, all cash maintained in such account, or to be maintained in such replacement account, shall be held in an existing deposit account that is already subject to a Control Agreement or a Deposit Account maintained with Needham. The Credit Parties shall not allow any Collections to be deposited to any accounts other than Deposit Accounts maintained at Needham, Deposit Accounts that are subject to a Control Agreement or zero balance accounts that are swept daily into Deposit Accounts maintained at Needham or otherwise subject to Control Agreements, except for Collections deposited into Excluded Accounts in the ordinary course of business; provided that so long as no Event of Default has occurred and is continuing, the Credit Parties may establish new Deposit Accounts, commodities accounts or securities accounts so long as, prior to or concurrently with the time such account is established: (i) in the case of any new Deposit Account maintained at depository banks other than Needham, Needham shall have consented in advance to the opening of such account (unless it constitutes an Excluded Account); and (ii) the Credit Parties have delivered to Administrative Agent a Control Agreement with respect to such account to the extent such account is not an Excluded Account. No more than 25.00% of the cash on hand of the Credit Parties shall be maintained at any time in Excluded Accounts described in clause (d) of the defined term “Excluded Accounts”, and such accounts shall be noted as “Excluded Account (<25%)” on Schedule 7.25 (as updated from time to time). No more than 10.00% of the cash on hand of the Credit Parties shall be maintained at any time in Excluded Accounts described in clauses (a) through (c) of the defined term “Excluded Accounts” (other than fluctuations up to 15.00% of cash on hand from time to time in the ordinary course of business solely due to normal fluctuations in funds contained in payroll accounts maintained at Needham).
(c)Each Control Agreement shall provide, among other things, that (i) upon notice (a “Notice of Control”) from Administrative Agent, the bank, securities intermediary or other financial institution party thereto will comply with instructions of Administrative Agent directing the disposition of funds or other financial assets in the account without further consent by the applicable Credit Party; provided that Administrative Agent agrees not to issue a Notice of Control unless an Event of Default has occurred and is then continuing, and (ii) the bank, securities intermediary or other financial institution party thereto has no rights of setoff or recoupment or any other claim against the account subject thereto, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment. In the event Administrative Agent issues a Notice of Control under any Control Agreement, all Collections or other amounts subject to such Control Agreement shall be transferred as directed by Administrative Agent and used to pay the Obligations in the manner set forth in Section 4.02(d).
(d)If, notwithstanding the provisions of this Section 8.12, after the occurrence and during the continuance of an Event of Default, the Credit Parties receive or otherwise have dominion over or control of any Collections or other amounts, the Credit Parties shall hold such Collections and amounts in trust for Administrative Agent and shall not commingle such Collections with any other funds of any Credit Party or other Person or deposit such Collections in any account other than those accounts set forth on Schedule 7.25 as amended as of such date.
(e)In connection with Cash Management Services to be provided to the Credit Parties by Needham, if the Credit Parties terminate all Cash Management Services prior to the Maturity Date, the Credit Parties shall pay to Needham a one-time exit fee equal to $350,000

(the “CMS Termination Fee”). The Credit Parties expressly agree that (A) the CMS Termination Fee is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) their agreement to pay the CMS Termination Fee is a material inducement to Needham to make the Loans in accordance with its Commitment, and (C) the CMS Termination Fee represents a good faith, reasonable estimate and calculation of the lost profits or damages of Needham and that it would be impractical and extremely difficult to ascertain the actual amount of damages to Needham or profits lost by Needham as a result of such termination.
SECTION 8.13.Lender Meeting. The Chief Financial Officer of Parent will, upon the request of an Agent or a Lender, participate in a teleconference or videoconference with the Agents and the Lenders once each year, or more often as determined by the Agents if an Event of Default or a Default under Section 10.01(i) shall have occurred and be continuing, and otherwise as frequently as may be requested by an Agent or Required Lenders.
SECTION 8.14.Post-Closing Covenants. The Credit Parties shall comply with the requirements set forth on Schedule 8.14 in accordance with the terms thereof.
SECTION 8.15.Sanctions; Anti-Corruption Laws.
(a)No Credit Party shall (or shall permit any Subsidiary to) directly or indirectly, use any Loan or the proceeds of any Loan, or lend, contribute or otherwise make available such Loan or the proceeds of any Loan to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, an Agent, or otherwise) of Sanctions.
(b)No Credit Party shall (or shall permit any Subsidiary to) directly or indirectly, use any Loan or the proceeds of any Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977 and Export Control Laws or the anti-bribery and anti-corruption laws of any jurisdictions applicable to the Credit Parties and their Subsidiaries.
(c)[Reserved].
SECTION 8.16.Regulatory Matters. The Credit Parties shall, and shall cause their Subsidiaries to, maintain in good standing and keep effective all Regulatory Licenses except where the failure to do so could not reasonably be expected to have a Material Adverse Effect or otherwise constitute an Event of Default.
SECTION 8.17.Opco Requirements. Each Credit Party shall (a) with respect to each Closing Date Opco, satisfy the Opco Requirements on or prior to the Closing Date and (b) with respect to any Future Opco, satisfy the Opco Requirements within ten (10) days (or such later date to which the Agents may agree in their discretion) after the occurrence of an Opco Trigger Event with respect to such Future Opco; provided that the Agents may, in their reasonable discretion, waive or modify any of the Opco Requirements with respect to any particular Opco.
SECTION 8.18.After Acquired Real Property.
(a)If any Credit Party acquires any fee simple interest in Real Property after the Closing Date, Parent will notify the Agents thereof promptly (and in any event within three (3) Business Days) setting forth with specificity a description of the interest acquired, the location of the Real Property, any structures or improvements thereon and either Parent’s good-faith estimate of the current value of such Real Property or, at the option of Agents, an Appraisal (to be delivered as promptly as possible, but in any event within thirty (30) days of Agents notifying Parent that an Appraisal will be required). Within ten (10) Business Day of receipt of such notice, the Agents shall notify Parent whether they intend to require a Mortgage (and any other Real Property deliverables) with respect to such new Real Property. Upon receipt of such notice requesting a Mortgage (and any other Real Property deliverables), the Credit Party that has acquired such new Real Property shall promptly, but in any event within thirty (30) Business Days, all at the sole cost and expense of the Credit Parties, furnish the same to Administrative Agent, along with, in each case, in form and substance satisfactory to the Agents, (i) those items and documents of the type referred to in Section 5.01(p), (ii) an opinion of counsel with respect to such Mortgage, (iii) an updated Schedule 1.01(M) including such Real Property, and (iv) other related documents as may be reasonably requested by the Agents, in connection with the execution, delivery and recording of any such Mortgage. Notwithstanding anything herein to the contrary, any Appraisal required in connection with the notice delivered pursuant to this Section 8.18 (shall be at the sole cost and expense of the Credit Parties.
SECTION 8.19.Financing Right of First Offer.
(a)If, in connection with (i) an Acquisition by a Credit Party or any of their Subsidiaries, (ii) an acquisition of any fee simple interest in Real Property by a Credit Party or any of their Subsidiaries, or (iii) the Verano Texas Project, in each case, where the consideration or cost therefor, as applicable, will be paid in whole or in part with third-party debt financing for borrowed money (other than CAG Revolving Debt or seller financing), the Credit Parties hereby grant to Lenders a right of first offer with respect to the provision of such debt financing. Parent shall notify Agents in writing of its desire to obtain such debt financing and submit in writing to Agents a reasonably detailed description of the proposed transaction and estimated timing thereof, the requested amount of such proposed financing, a description in reasonable detail of the proposed use of proceeds, and the material terms and conditions that Parent would seek in connection with such financing and, to the extent not in violation of any applicable confidentiality agreement and then available to the Credit Parties, the supporting financial information and documentation relating to the proposed Acquisition, acquisition of Real Property or the Verano Texas Project, as applicable (the “Financing Notice”). The Financing Notice shall include a term sheet (or other summary) setting forth the material terms and conditions upon which Parent proposes that Lenders provide such financing (the “Proposed Term Sheet”). Lenders shall have the right, but not the obligation, to provide financing on terms and conditions substantially consistent with the Proposed Term Sheet. Within ten (10) Business Days of receipt by Agents of the Financing Notice (the "Response Period"), Agents shall inform Parent whether or not Lenders are willing to provide such financing on the terms set forth in the Financing Notice; provided, that, during the Response Period, Parent shall furnish to the Agents such additional financial and other information and documents that any Agents may reasonably request with respect to the proposed transaction to the extent not in violation of any applicable confidentiality agreement and then available to the Credit Parties. If Lenders are willing to provide such financing, Lenders shall seek credit approval for such financing and inform Parent within thirty (30) days after the end of the Response Period as to whether or not Lenders have received credit approval with respect thereto. If (x) Lenders have declined to provide such financing, (y) Lenders have failed to respond within the Response Period, or (z) Lenders have not received credit approval with respect thereto, the Credit Parties or their Subsidiaries may, during the period of one hundred twenty (120) days following the earliest to occur of any such event (the “Third-Party Solicitation Period”), solicit and obtain Outside Financing on terms no more favorable to the lenders, taken as a whole, than those set forth in the Proposed Term Sheet, so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Credit Parties comply with Section 8.19(b) below. If the Credit Parties have not obtained Outside Financing within the Third-Party Solicitation Period, or if the terms of any proposed Outside Financing are more favorable to the lenders, taken as a whole, than those set forth in the Proposed Term Sheet, the Credit Parties may not obtain such Outside Financing without again complying with the provisions of this Section 8.19; provided, that the Response Period for any such renewed right of first offer shall be five (5) Business Days.
(b)For the avoidance of doubt (whether or not any Credit Party or Subsidiary obtains Outside Financing in accordance with this Section 8.19), (i) with respect to any Acquisition, the Credit Parties shall comply, or cause their Subsidiaries to comply with the requirements of Section 8.09, including, without limitation, causing (x) the Target to become a Borrower or Guarantor hereunder, to the extent required hereunder, (y) the Target to grant to Administrative Agent, for the benefit of Secured Parties, a first-priority security interest (subject to the proviso at the end of this Section 8.19(b)) in the real, personal and mixed property of such Target (excluding Excluded Property) to secure the Obligations consistent with the terms of the Credit Documents, and (z) the Capital Stock of such Target (to the extent not constituting Excluded Property) to be pledged to the Secured Parties as Collateral on a first priority basis (subject to the proviso at the end of this Section 8.19(b)), and (ii) with respect to an acquisition of any fee simple interest in Real Property, the Credit Parties shall comply with the requirements of Section 8.18, including, without limitation, delivering a first-priority Mortgage (subject to the proviso at the end of this Section 8.19(b)) and related Real Property deliverables to Administrative Agent with respect to such Real Property to the extent required in accordance with Section 8.18; provided, that if any such transaction is financed with Outside Financing in accordance with this Section 8.19, the Liens of the Secured Parties on the Target, Real Property or other assets, as applicable, acquired in such transaction shall be subordinate to Permitted Liens that have priority by operation of Law and any Liens of the third party providing such Outside Financing on such Target, Real Property or other assets, as applicable. Notwithstanding anything to contrary, the Agents may jointly waive any requirement of this Section 8.19 by written notice to the Credit Parties (including by e-mail).
ARTICLE IX.
Negative Covenants
The Credit Parties hereby covenant and agree that until the Loans, together with interest, Fees and all other Obligations incurred hereunder (other than Unasserted Contingent Obligations) are paid in full in accordance with the terms of this Agreement:
SECTION 9.01.Limitation on Indebtedness. No Credit Party will, or permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, suffer to exist or otherwise become directly or indirectly liable, contingently or otherwise with respect to any Indebtedness, except for:
(a)Indebtedness in respect of the Obligations;
(b)Indebtedness existing as of the Closing Date which is identified on Schedule 7.24 and which is not otherwise permitted by this Section 9.01;
(c)unsecured Indebtedness (i) incurred in the ordinary course of business of such Credit Party or Subsidiary in respect of open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Credit Party or Subsidiary and (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business and consistent with past practice, but excluding (in each case)

Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;
(d)Indebtedness (i) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of software, furniture, fixtures or equipment of such Credit Party (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of such Credit Party (provided that such Indebtedness is incurred within 60 days of the acquisition of such property), and (ii) constituting Capitalized Lease Obligations; provided that the principal amount of such Indebtedness under clauses (i) and (ii) above shall not exceed $5,000,000 in the aggregate at any one time outstanding;
(e)unsecured Guarantee Obligations incurred by any Credit Party (i) in respect of Indebtedness incurred by any Credit Party after the Closing Date to the extent such Indebtedness so guaranteed is permitted hereunder, (ii) in respect of Indebtedness incurred by any Real Estate SPE after the Closing Date to the extent such Indebtedness so guaranteed is permitted under Section 9.01(o), (iii) in respect of Indebtedness incurred by Vehicle Holdco after the Closing Date to the extent such Indebtedness so guaranteed is permitted under Section 9.01(q), or (iv) otherwise on behalf of any Non-Credit Party Subsidiary in an aggregate amount not to exceed $3,125,000 at any one time outstanding; provided that with respect to any Indebtedness incurred that is required to be subordinated to the Obligations, Guarantee Obligations of such subordinated Indebtedness shall also be subordinated to the Obligations on substantially the same terms as such subordinated Indebtedness;
(f)Hedging Obligations permitted pursuant to Section 9.11;
(g)unsecured Indebtedness of (i) any Credit Party owing to any other Credit Party, (ii) any Credit Party owing to any Non-Credit Party Subsidiary, so long as such Indebtedness is subject to a subordination agreement (or evidenced by a note which includes subordination terms) in form and substance satisfactory to the Agents and (iii) any Non-Credit Party Subsidiary owing to any Credit Party or any other Non-Credit Party Subsidiary, so long as, in the case of Indebtedness owing to a Credit Party, such Indebtedness is pledged to Administrative Agent in accordance with the Security Documents;
(h)the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;
(i)Indebtedness in respect of netting services, overdraft protection and otherwise in connection with deposit accounts or similar accounts incurred in the ordinary course of business;
(j)Indebtedness owed to any Person providing worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance to any Credit Party or Subsidiary incurred in connection with such Person providing such benefits or insurance pursuant to customary reimbursement or indemnification obligations to such Person;
(k)Indebtedness in respect of surety bonds, performance bonds and similar instruments issued and incurred in the ordinary course of business in an aggregate amount not to exceed $25,000,000 at any one time outstanding;
(l)Indebtedness relating to judgments, including appeal bonds, or awards not constituting an Event of Default under Section 10.01(g);

(m)Indebtedness for reimbursement obligations with respect to letters of credit for the account of any Credit Party intended to provide security for payment obligations in the ordinary course of business in an aggregate amount not exceeding $5,000,000;
(n)[Reserved];
(o)any Permitted Third-Party Mortgage Debt;
(p)Indebtedness consisting of Outside Financing (other than Outside Financing Mortgage Debt), subject to Section 8.19, in an aggregate amount not exceeding $65,000,000 in the aggregate in any fiscal year, and any Refinancing Indebtedness in respect thereof;
(q)any Indebtedness incurred by Vehicle Holdco, and any Refinancing Indebtedness in respect of such Indebtedness, in each case, in such amounts and pursuant to such terms as determined by Vehicle Holdco in its reasonable discretion;
(r)customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;
(s)customary obligations or undertakings constituting the incurrence of Indebtedness attributable to (but not incurred to finance) the exercise of appraisal rights or the settlement of any claims or actions with respect to any acquisitions or dispositions consummated in accordance with the terms hereof;
(t)deferred purchase price obligations, earnouts and other similar contingent obligations, in each case, incurred by a Credit Party in connection with a Permitted Acquisition;
(u)Indebtedness representing deferred compensation or other employment benefits owed to directors, officers, members of management or employees (in their capacities as such) of a Credit Party incurred in connection with such Credit Party’s employment programs, in each case, incurred in the ordinary course of business;
(v)Indebtedness of any Credit Party consisting of the financing of insurance premiums in the ordinary course of business;
(w)Permitted Subordinated Indebtedness of any Credit Party in an aggregate principal amount not to exceed $25,000,000 at any time, so long as the Payment Conditions are satisfied prior to the incurrence of any such Permitted Subordinated Indebtedness;
(x)Indebtedness that may be deemed to exist pursuant to customary agreements providing for indemnification or purchase price adjustments in connection with Dispositions permitted under Section 9.04;
(y)CAG Revolving Debt and any Refinancing Indebtedness in respect of such Indebtedness; and
(z)other Indebtedness of any Credit Party; provided that the aggregate principal amount of such Indebtedness permitted by this clause (z) shall not exceed, at any time outstanding, the greater of (i) 5.00% of the Total Assets of the Credit Parties and (ii) $6,250,000.
SECTION 9.02.Limitation on Liens. No Credit Party will, or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any Real Property constituting Collateral or any personal property or assets of any kind (tangible or intangible) of any such Credit Party or Subsidiary (including its Capital Stock), whether now owned or hereafter acquired, except for the following (collectively, the “Permitted Liens”):
(a)Liens securing payment of the Obligations;
(b)Liens existing as of the Closing Date and disclosed in Schedule 9.02 securing Indebtedness permitted under Section 9.01(b); provided that no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien shall not be increased or its term extended from that existing on the Closing Date (as such Indebtedness may be permanently reduced subsequent to the Closing Date);
(c)Liens securing Indebtedness of the type permitted under Section 9.01(d); provided that (i) such Lien is granted within 90 days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed the lesser of the cost and the fair market value of the applicable software, furniture, fixtures or equipment at the time of such acquisition (or construction) and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause and the proceeds thereof;
(d)Liens arising by operation of law in favor of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for amounts not yet overdue or being diligently contested in good faith by appropriate proceedings that stay execution of such Lien and for which adequate reserves in accordance with GAAP shall have been established on its books;
(e)Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety, appeal or performance bonds;
(f)judgment Liens in existence for less than 90 days after the entry thereof, or with respect to which execution has been bonded, stayed or the payment of which is covered in full by insurance, and which judgment Liens do not otherwise result in an Event of Default under Section 10.01(g);
(g)easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances, in each case, not interfering in any material respect with the value or use of the property to which such Lien is attached;
(h)servicing agreements, development agreements, site plan agreements, and other similar agreements (in each case, other than obligations representing Indebtedness for borrowed money) with Governmental Authorities pertaining to the use or development of assets, provided each is complied with in all material respects and does not materially interfere with the use of such assets in the operation of the business;
(i)Liens for Taxes, assessments or other governmental charges or levies not yet due and payable, or that are being diligently contested in good faith by appropriate proceedings that stays execution and for which adequate reserves in accordance with GAAP shall have been established on its books;
(j)Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary, so long as the applicable provisions of Section 8.12 have been complied with, in respect of such Deposit Accounts;
(k)any interest or title of a lessor, licensor or sublessor under any lease, license or sublease (and precautionary UCC filings with respect thereto) entered into by any such Credit Party in the ordinary course of its business and covering only the assets so leased, licensed or subleased;
(l)Liens solely on any cash earnest money deposits made by such Person in connection with any letter of intent or purchase agreement relating to an Investment or other transaction permitted hereunder;
(m)Liens of sellers of goods to such Person arising under Article II of the Uniform Commercial Code or similar provisions of Applicable Law in the ordinary course of business, covering only the goods sold or securing only the unpaid purchase price of such goods and related expenses to the extent such Indebtedness is permitted hereunder;
(n)Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto to the extent such financing is permitted under Section 9.01(v);
(o)Any encumbrance with respect to the Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement to the extent permitted under Section 9.05;
(p)deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, letters of credit and other obligations of a like nature, in each case in the ordinary course of business;
(q)Liens securing the Permitted Third-Party Mortgage Debt so long as such Liens encumber only the applicable Permitted Third-Party Mortgaged Property or Permitted Third-Party Mortgaged Properties that are cross-collateralized therewith;
(r)[Reserved];
(s)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(t)[Reserved];
(u)Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof to the extent the obligations so secured are permitted by Section 9.01(m);
(v)Liens securing Permitted Subordinated Indebtedness;
(w)[Reserved];
(x)[Reserved];

(y)Liens securing the Indebtedness permitted under Section 9.01(q), so long as such Liens encumber only the motor vehicles and rolling stock of Vehicle Holdco and the proceeds thereof;
(z)Liens on the working capital assets, machinery and equipment (and proceeds thereof) constituting Collateral of the Non-Credit Party Subsidiaries that are the borrowers under the CAG Revolving Debt Documents to secure the CAG Revolving Debt;
(aa)Liens on the assets or Capital Stock of any Target acquired after the Closing Date securing any Outside Financing permitted under Section 9.01(p);
(ab)other Liens on assets securing Indebtedness and other obligations in an amount not exceeding the greater of (i) 2.50% of the Total Assets of Parent and its Subsidiaries and (ii) $3,125,000 at any time outstanding.
Notwithstanding anything to the contrary set forth in this Section 9.02, in no event shall any Credit Party create, incur, assume or suffer to exist any Lien (other than Liens in favor of Administrative Agent pursuant to the Credit Documents, and Liens described in Sections 9.02(f), 9.02(i), and 9.02(v)) upon the rights of any Credit Party under any Regulatory License or any accounts receivable, Collections or proceeds arising thereunder or with respect thereto.
SECTION 9.03.Consolidation, Merger, etc. No Credit Party will, or permit any of its Subsidiaries to, liquidate or dissolve itself, consolidate, combine or amalgamate with any other Person, merge into or with any other Person or dispose all or substantially all of its assets (or any division thereof); provided that (a) any Credit Party or Subsidiary may liquidate or dissolve voluntarily into, and may merge or amalgamate with and into, another Credit Party (so long as in such a transaction involving (i) Parent, Parent is the surviving entity or, in the case of an amalgamation, the surviving entity continues to be liable for all of the liabilities (including the Obligations), and also owns all the assets (including Collateral), of Parent, and Administrative Agent maintains a perfected first priority security interest in the Collateral (subject only to Permitted Liens), or (ii) a Credit Party, a Credit Party is the surviving entity), (b) all or substantially all of the assets or Capital Stock of any Credit Party or Subsidiary may be purchased or otherwise acquired by another Credit Party (so long as in such a transaction involving Parent, Parent is the surviving entity or, in the case of an amalgamation, the surviving entity continues to be liable for all of the liabilities (including the Obligations), and also owns all the assets (including Collateral), of Parent and Administrative Agent maintains a perfected first priority security interest in the Collateral (subject only to Permitted Liens), (c) any Credit Party or Subsidiary may merge into, combine with or amalgamate with any other Person as long as the surviving Person is or becomes a Credit Party (so long as in such a transaction involving Parent, Parent is the surviving entity or, in the case of an amalgamation, the surviving entity continues to be liable for all of the liabilities (including the Obligations), and also owns all the assets (including Collateral), of Parent) and Administrative Agent maintains a perfected first priority security interest in the Collateral (subject only to Permitted Liens), (d) any Non-Credit Party Subsidiary may engage in any of the foregoing transactions with another Non-Credit Party Subsidiary, (e) any Credit Party or Subsidiary may Dispose of its assets as permitted under Section 9.04, and (f) the Credit Parties and Subsidiaries may consummate the Permitted Restructuring Transactions.
SECTION 9.04.Permitted Dispositions. No Credit Party will, or permit any of its Subsidiaries to, make a Disposition of any Real Property constituting Collateral or any personal property or assets of any kind (tangible or intangible), or enter into any agreement to make any such Disposition to any Person in one transaction or a series of related transactions unless such Disposition:

(a)is in the ordinary course of its business and is of obsolete, surplus or worn-out property or property no longer used in its business;
(b)is made as a consequence of any loss, damage, distribution or other casualty or any condemnation or taking of such assets by eminent domain proceedings and which Disposition does not otherwise result in an Event of Default;
(c)is of personal property for fair market value and the following conditions are met:
(i)the aggregate amount of Dispositions pursuant to this clause (c) during any fiscal year shall not exceed $18,750,000,
(ii)immediately prior to and immediately after giving effect to such Disposition, no Event of Default or Material Default shall have occurred and be continuing or would result therefrom, and
(iii)no less than 80.00% of the consideration received for such sale, transfer, lease, contribution or conveyance is received in cash;
(d)is a sale of Inventory (as defined in the UCC) in the ordinary course of business;
(e)is a sale or disposition of equipment or fixed assets to the extent that such equipment or fixed asset is exchanged for credit against the purchase price of similar replacement equipment or fixed asset, or the proceeds of such Dispositions are reasonably promptly applied to the purchase price of similar replacement equipment or fixed asset, all in the ordinary course of business;
(f)is an abandonment, failure to renew, or other Disposition in the ordinary course of business of any intellectual property that is not material to the conduct of the business of any Credit Party;
(g)is otherwise permitted by Section 9.03;
(h)is of personal property by (i) any Credit Party to any other Credit Party so long as Administrative Agent maintains a perfected first priority security interest in any Collateral (subject only to Permitted Liens), (ii) any Credit Party to a Non-Credit Party Subsidiary; provided that the aggregate amount of Dispositions made pursuant to the preceding clause (ii) shall not exceed $3,125,000 in any fiscal year or (iii) any Non-Credit Party Subsidiary to any Credit Party or any other Non-Credit Party Subsidiary;
(i)consists of the granting of Permitted Liens or the making of an Investment permitted by Section 9.05;
(j)consists of cash or Cash Equivalents;
(k)is a sale or discount of accounts receivable (or a promissory note evidencing accounts receivable or the settlement thereof) arising in the ordinary course of business in connection with the collection thereof;
(l)[Reserved];

(m)consists of a surrender or waiver of contract rights or a settlement, release or surrender of contract, tort or other claims, in each case, in the ordinary course of business;
(n)consists of a Disposition of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements and the transfer of assets as part of the consideration for Investment in a joint venture permitted under Section 9.05;
(o)consists of Dispositions made in connection with the unwinding of Hedging Obligations permitted under Section 9.11 or a sale and leaseback transaction permitted under Section 9.08;
(p)consists of charitable donations made in the ordinary course of business, to the extent such assets are not material to the ability of the Credit Parties to conduct the Business;
(q)is a Disposition of Real Property to a Governmental Authority that results from a condemnation, and which Disposition does not otherwise result in an Event of Default;
(r)is a Disposition set forth on Schedule 9.04;
(s)consists of licenses, sublicenses, leases or subleases granted to third parties in the ordinary course of business (but limited, in the case of licenses of intellectual property, to non-exclusive licenses) so long as such licenses, sublicenses, leases or subleases (i) do not interfere with the business of the Credit Parties and (ii) are not materially adverse to the interests of the Secured Parties;
(t)are Dispositions of Opco Agreements to third parties on an arms’ length basis;
(u)are Dispositions constituting Restricted Payments permitted under Section 9.06;
(v)are Dispositions required to be made pursuant to Applicable Law;
(w)are transfers of (i) Real Property acquired pursuant to a Permitted Acquisition to a Real Estate SPE, if such Investment is permitted by Section 9.05(p), or (ii) any motor vehicle or rolling stock owned by a Target to Vehicle Holdco acquired pursuant to a Permitted Acquisition; or
(x)is of Real Property (other than any Mortgaged Property) of a Credit Party or a Real Estate SPE for fair market value and the following conditions are met: (i) immediately prior to and immediately after giving effect to such Disposition, no Event of Default or Material Default shall have occurred and be continuing or would result therefrom, and (ii) no less than 80.00% of the consideration received for such sale, transfer, lease, contribution or conveyance is received in cash.
Notwithstanding anything to the contrary set forth in this Section 9.04, in no event shall any Credit Party sell, transfer, assign or otherwise dispose of, other than (w) in connection with the grant of a Lien in favor of Administrative Agent pursuant to the Credit Documents, and (x) the Dispositions permitted under Section 9.04(g) and 9.04(r), any of its rights under or in respect of any Material Contract listed in part II of Schedule 7.27(a) or any of its rights under or in respect of any Regulatory License, any accounts receivable, any Collections or any proceeds arising thereunder or with respect thereto.
SECTION 9.05.Investments. No Credit Party will, or permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:
(a)Investments existing as of the Closing Date and identified in Schedule 9.05;
(b)Investments in cash and Cash Equivalents;
(c)Hedging Obligations permitted by Section 9.11;
(d)Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case, in the ordinary course of business;
(e)Investments by (i) any Credit Party in any of its respective Subsidiaries that are Credit Parties, (ii) any Credit Party in any Non-Credit Party Subsidiary, provided that the aggregate amount of Investments made pursuant to the preceding clause (ii) shall not exceed $6,250,000 at any time, and (iii) any Non-Credit Party Subsidiary in any Credit Party (so long as any acquisition or issuance of Capital Stock of a Credit Party does not result in a Change of Control) or any other Non-Credit Party Subsidiary;
(f)Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits or prepayments made in connection with the purchase price of goods or services, in each case in the ordinary course of business;
(g)Investments consisting of the right of a Credit Party or Subsidiary to receive the deferred portion of the sales price owed to such Credit Party or Subsidiary in connection with any Disposition permitted under Section 9.04;
(h)Investments consisting of an arm’s-length loan to an entity in connection with a Permitted Acquisition to fund ongoing operations of the Person to be acquired (or whose assets are being acquired) prior to the consummation of such Permitted Acquisition, so long as (i) such loan is evidenced by a promissory note issued by the recipient of such loan, (ii) such loan and any and all related obligations are secured by a perfected Lien in all of the assets of such Person in favor of the maker of such loan and any such loan is pledged to Administrative Agent to the extent required by the Security Documents, (iii) the purchase agreement under which such Permitted Acquisition will be consummated has been executed and delivered to the applicable Governmental Authority, (iv) at the time of such loan, no event or circumstance exists which, to the knowledge of the Credit Parties, would result in the conditions to closing not being satisfied during the designated time period and in accordance with such purchase agreement, and (v) the aggregate outstanding amount of all loans made pursuant to this clause (h) shall not exceed $25,000,000 at any time;
(i)intercompany Indebtedness permitted pursuant to Section 9.01(g);
(j)the maintenance of Deposit Accounts in the ordinary course of business so long as the applicable provisions of Section 8.12 have been complied with in respect of such deposit accounts;

(k)Guarantee Obligations to the extent permitted by Section 9.01(e);
(l)Investments consisting of loans made in lieu of Restricted Payments which are otherwise permitted under Section 9.06;
(m)deposits, prepayments and other credits to suppliers and deposits in connection with lease obligations, taxes, insurance and similar items, in each case made in the ordinary course of business, securing contractual obligations of a Credit Party or Subsidiary and constituting a Permitted Lien;
(n)Investments made with the proceeds of the issuance of Capital Stock by Parent (other than Disqualified Capital Stock) after the Closing Date so long as (i) such issuance of Capital Stock does not result in a Change of Control and (ii) such Investment is made contemporaneously with the issuance of such Capital Stock;
(o)Permitted Acquisitions;
(p)Investments made to any Real Estate SPE (i) of Real Property acquired pursuant to a Permitted Acquisition (to the extent no Mortgage is required pursuant to Section 8.18 with respect thereto), or (ii) to fund the acquisition or development of an interest in Real Property, in each case, so long as (i) no Event of Default or Material Default has occurred and is continuing at the time of each such Investment or would result therefrom, and (ii) the aggregate outstanding amount of all such Investments does not exceed $75,000,000 at any time;
(q)Investments consisting of an arm’s-length loan to an Opco to fund ongoing operations of such Opco prior to the acquisition of such Opco by a Credit Party, so long as (i) such loan is evidenced by a promissory note issued by the recipient of such loan, (ii) such loan and any and all related obligations are secured by a perfected Lien in all of the assets of such Opco by filing a UCC-1 in favor of the maker of such loan and any such loan is pledged to Administrative Agent to the extent required by the Security Documents (provided that, such Lien is not required to be perfected for any Opco with respect to which such requirement is waived in writing by the Agents), (iii) at the time of such loan, no event or circumstance exists which, to the knowledge of the Credit Parties, would result in the conditions to closing not being satisfied during the designated time period and in accordance with such purchase agreement, and (iv) the aggregate outstanding amount of all loans made pursuant to this clause (q) shall not exceed $40,000,000 at any time; and
(r)other Investments in an aggregate amount equal to the sum of (i) $25,000,000, minus (ii) the aggregate amount of Investments, determined at the time of making such Investment, made in reliance on this clause (r) from and after the Closing Date, plus (iii) the aggregate amount of cash received by any Credit Party in respect of any Investment made in reliance on this clause (r) (including in the form of dividends, distributions, repayments and similar amounts) from and after the Closing Date; provided that in no event shall the amount added pursuant to the forgoing clause (iii) for any Investment exceed the amount that had been subtracted pursuant to the forgoing clause (ii) for such Investment.
Notwithstanding the foregoing:
(s)no Investment otherwise permitted under Section 9.05(e)(ii), 9.05(g), 9.05(h), 9.05(l), 9.05(n), 9.05(o) or 9.05(r) shall be permitted to be made if, at the time of making any such Investment, any Event of Default or Material Default has occurred and is continuing or would result therefrom;

(t)any Investment that constitutes an acquisition of all of the Capital Stock of any Person or all or substantially all of the assets of any Person (or a division thereof) must be a Permitted Acquisition to comply with this Section 9.05; and
(u)no Investment otherwise permitted under this Section 9.05 shall be permitted unless such Investment is made entirely with cash (except for Investments (i) under Sections 9.05(d), 9.05(g), 9.05(f), 9.05(j), 9.05(k) and 9.05(n) or (ii) under Section 9.05(o) to the extent financed with Outside Financing and the Credit Parties otherwise comply with Section 8.19) or, as provided in Section 9.05(n), Capital Stock of Parent that is not Disqualified Capital Stock.
SECTION 9.06.Restricted Payments. No Credit Party will, or permit any of its Subsidiaries to, make any Restricted Payment, or make any deposit for any Restricted Payment, other than:
(a)Restricted Payments by any Subsidiary of a Credit Party to its direct or indirect parent, so long as such direct or indirect parent is a Credit Party;
(b)Restricted Payments by any Credit Party or Subsidiary to pay dividends with respect to its Capital Stock payable solely in additional shares of such Capital Stock (other than Disqualified Capital Stock);
(c)Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans, in each case to the extent permitted thereunder, for management or employees of any Credit Party; provided that the aggregate amount of Restricted Payments made under this clause (c) does not exceed $3,125,000 in any calendar year;
(d)Permitted Subordinated Debt Payments so long as the Payment Conditions are satisfied; and
(e)Restricted Payments of cash actually paid in an aggregate amount not to exceed 50.00% of Consolidated EBITDA as of the last day of the most recently ended period of four fiscal quarters for which financial statements have been delivered (or were required to have been delivered) pursuant to Section 8.01(a) or 8.01(b), as applicable;
provided that no Restricted Payment otherwise permitted under this Section 9.06 shall be permitted unless such Restricted Payment is made entirely with cash (except for Restricted Payments under clause (b) above); and
provided, further, that no Restricted Payment otherwise permitted under clause (c) or (e) above shall be permitted to be made if, at the time of making any such Restricted Payment, any Event of Default or Material Default has occurred and is continuing or would result therefrom; provided, however, Parent may pay any dividend permitted under clause (e) above within thirty (30) days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement (including the other provisions of this Section 9.06), so long as the aggregate amount of such dividend does not exceed 12.50% of Consolidated EBITDA as of the last day of the most recently ended period of four fiscal quarters for which financial statements have been delivered (or were required to have been delivered) pursuant to Section 8.01(a) or 8.01(b), as applicable.

SECTION 9.07.Prepayments and Modification of Certain Agreements. No Credit Party will, or permit any of its Subsidiaries to:
(a)except as expressly permitted by Section 9.06, make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions applicable thereto (it being agreed, for the avoidance of doubt, the foregoing shall not prohibit the prepayment of any Indebtedness of the type described in Sections 9.01(o) or 9.01(q)).
(b)consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in (i) any Organization Documents, in each case, other than any amendment, supplement, waiver, termination, modification or forbearance that is not materially adverse to the Secured Parties, (ii) any document, agreement or instrument evidencing or governing any Permitted Subordinated Indebtedness unless such amendment, supplement, waiver or other modification is permitted under the terms of the subordination agreement applicable thereto, or (iii) any other Material Contract or any Regulatory License, in each case, other than any amendment, supplement, waiver or modification that is not materially adverse to the Secured Parties.
SECTION 9.08.Sale and Leaseback. No Credit Party will, or permit any of its Subsidiaries to, enter into any agreement or arrangement providing for the sale or transfer by it of any Collateral (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person.
SECTION 9.09.Transactions with Affiliates. No Credit Party will, or permit any of its Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any Affiliate (other than arrangements, transactions or contracts solely among the Credit Parties) except: (a) on fair and reasonable terms no less favorable to such Credit Party or, unless such arrangement, transaction or contract is with a Credit Party and a Non-Credit Party Subsidiary, such Subsidiary, than it could obtain in an arm’s-length transaction with a Person that is not an Affiliate; (b) any arrangement, transaction or contract between a Credit Party and a Non-Credit Party Subsidiary expressly permitted under Section 9.01(e), 9.04(w) or 9.05(p); (c) any arrangement, transaction or contract solely among Credit Parties, to the extent otherwise permitted by this Agreement; (d) any arrangement, transaction or contract solely among Non-Credit Party Subsidiaries, to the extent otherwise permitted by this Agreement; (e) transactions permitted under Section 9.06; (f) so long as it has been approved by Parent’s Board of Directors in accordance with Applicable Law, (i) customary fees to, and indemnifications of, non-officer directors of the Credit Parties and (ii) the payment of reasonable and customary compensation and indemnification arrangements and benefit plans for officers and employees of the Credit Parties in the ordinary course of business; and (g) transactions with Non-Credit Party Subsidiaries or joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and to the extent such transactions are not materially adverse to the Secured Parties.
SECTION 9.10.Restrictive Agreements, etc. Except as set forth on Schedule 9.10, no Credit Party will, or permit any of its Subsidiaries to, enter into any agreement (other than a Credit Document) prohibiting:
(a)the creation or assumption of any Lien in favor of Administrative Agent on the Collateral, whether now owned or hereafter acquired;

(b)the ability of such Credit Party to amend or otherwise modify any Credit Document or waive, consent to or otherwise deviate from any provision under any Credit Document; or
(c)the ability of such Credit Party or such Subsidiary to make any payments, directly or indirectly, to any Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.
SECTION 9.11.Hedging Agreements. No Credit Party will, or permit any of its Subsidiaries to, enter into any Hedging Agreement other than Permitted Currency Hedging Agreements.
SECTION 9.12.Changes in Business and Fiscal Periods.
(a)No Credit Party will (i) engage in any business activity other than the Business; or (ii) modify or change its fiscal year, its fiscal quarter or its method of accounting other than (A) as may be required to conform to GAAP or (B) to the extent consented to by the Agents (such consent not to be unreasonably withheld, conditioned or delayed) or (iii) alter each of its, or each of their Subsidiaries’, fiscal quarters to end on dates other than as consistent with a December 31 fiscal-year end and Borrowers’ past practice.
(b)(i) No Credit Party, (ii) no officer of any Credit Party, and (iii) no stockholder of any Credit Party that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Credit Parties, shall engage in the Business except through the Credit Parties, their Subsidiaries and, to the extent substantially consistent with their operations as of the Closing Date or, if acquired or formed after such date, as of the date of acquisition or formation, the Opcos.
SECTION 9.13.Financial Covenants. The Credit Parties will not permit:
(a)Liquidity. (i) Liquidity to be, as of the last day of each fiscal month, less than $50,000,000, and (ii) commencing as of the date that is sixty (60) days following the Closing Date (or such later date as may be approved in writing by Administrative Agent) and at all times thereafter, Liquidity consisting of Needham Cash to be, as of the last day of each fiscal month, less than $40,000,000. Notwithstanding anything to the contrary contained in this Agreement, in the event that Credit Parties fail to comply with the Liquidity covenant set forth in this Section 9.13(a) above (a “Liquidity Covenant Default”) for any fiscal month as determined on the date that the Compliance Certificate for the relevant month is required to be delivered under Section 8.01(c)(ii) (the “Liquidity Default Date”), the Credit Parties shall have the right to effect a “cure” of such Liquidity Covenant Default (the “Liquidity Cure Right”), subject to the terms and conditions of this Section 9.13(a). So long as no other Event of Default has occurred and is continuing, the Credit Parties may exercise the Liquidity Cure Right by (i) notifying Administrative Agent in writing of its intent to exercise its Liquidity Cure Right (the “Liquidity Cure Right Notice”) within five (5) days of Liquidity Default Date, and (ii) providing evidence acceptable to Administrative Agent that the Credit Parties have received net cash proceeds in an aggregate amount that is equal to or greater than the amount required to bring the Credit Parties into compliance with the Liquidity covenant set forth in this Section 9.13(a) above (the “Liquidity Cure Amount”) within sixty (60) days after delivery of the Liquidity Default Date pursuant to (A) the issuance by the Credit Parties of Permitted Subordinated Indebtedness, (B) the issuance of Capital Stock by Parent to the extent permitted by the Credit Documents, (C) the receipt by the Credit Parties of cash flow from operations and/or cash realized on Investments held by Credit Parties, or (D) some combination of the foregoing clauses (A)-(C), which evidence may be in the form of demonstrating Liquidity in excess of $50,000,000 and Liquidity consisting of Needham Cash in excess of $40,000,000 (collectively, “Sufficient Liquidity”) as of any day. If the Credit Parties timely exercise the Liquidity Cure Right in accordance with this Section 9.13(a), no Default or Event of Default shall be deemed to have occurred under this Section 9.13(a) solely as a result of the failure to satisfy the Liquidity covenant for the applicable fiscal month, and the Liquidity covenant shall be deemed to have been satisfied for such fiscal month for all purposes under this Agreement. If the Credit Parties fail to timely exercise the Liquidity Cure Right in accordance with this Section 9.13(a), the Agents may charge the Default Rate against the Obligations in accordance with this Agreement retroactive to the Liquidity Default Date, and the Agents and Secured Parties shall have all rights and remedies available to them in respect of such outstanding Event of Default as provided in this Agreement and the other Credit Documents. The Credit Parties may not exercise more than two (2) Liquidity Cure Rights in any consecutive 12-month period, nor more than four (4) Liquidity Cure Rights during the term of this Agreement. In addition, to the extent the Credit Parties fail to exercise the Liquidity Cure Right and cure any Liquidity Covenant Default within ten (10) days of the Liquidity Default Date, the Credit Parties shall be obligated to pay the Administrative Agent, for the ratable benefit of the Lenders, promptly upon demand, a daily fee (retroactive to the Liquidity Default Date) equal to $1,600 per day (the “Non-Compliance Fee”) until the Credit Parties have Sufficient Liquidity, whether or not a Default or Event of Default occurs or is declared. For the avoidance of doubt, the Non-Compliance Fee shall not exceed $1,600 per day, even if more than one Liquidity Covenant Defaults shall have occurred and be continuing at the same time.
(b)Consolidated Fixed Charge Coverage Ratio. Commencing with the fiscal quarter ending June 30, 2026, the Consolidated Fixed Charge Coverage Ratio for any Applicable Fiscal Period, as of the last day of each fiscal quarter, to be less than 1.50:1.00. If such Consolidated Fixed Charge Coverage Ratio covenant shall not be satisfied for the fiscal quarter ending June 30, 2026, then Borrowers shall either (a) pay down the Loan by an amount sufficient to satisfy such Financial Performance Covenant (the “FCCR Shortfall”), or (b) deposit with Administrative Agent cash in an amount equal to the FCCR Shortfall (the “FCCR Covenant Collateral”) (the foregoing clauses (a) and (b), each an “FCCR Cure Right”). The FCCR Covenant Collateral shall be held in a non-interest bearing blocked account established by Administrative Agent, and the Borrowers shall have no right of withdrawal with respect to the same. The Borrowers hereby pledge the FCCR Covenant Collateral as additional collateral for the Loan. It shall be an Event of Default if the Borrowers fail to exercise an FCCR Cure Right within ten (10) days after notice from Agents to the Borrower Representative specifying the amount of the FCCR Shortfall. Notwithstanding anything in this Agreement to the contrary, if the Borrowers timely exercise an FCCR Cure Right in accordance with this Section 9.13(b), no Default or Event of Default shall be deemed to have occurred under this Section 9.13(b) solely as a result of the failure to satisfy the Consolidated Fixed Charge Coverage Ratio for the fiscal quarter ending June 30, 2026, and the Consolidated Fixed Charge Coverage Ratio shall be deemed to have been satisfied for such fiscal quarter for all purposes under this Agreement. If the Borrowers fail to exercise an FCCR Cure Right in accordance with this Section 9.13(b), the Agents may charge the Default Rate against the Obligations in accordance with this Agreement retroactive to the date of the breach of the Consolidated Fixed Charge Coverage Ratio covenant, and the Agents and Secured Parties shall have all rights and remedies available to them in respect of such outstanding Event of Default as provided in this Agreement and the other Credit Documents. If on any subsequent calculation date, any Agent is holding any FCCR Covenant Collateral, and the foregoing Consolidated Fixed Charge Coverage Ratio covenant is satisfied, then Administrative Agent shall promptly release the FCCR Covenant Collateral to the Borrowers.
SECTION 9.14.[Reserved].
ARTICLE X.
Events of Default

SECTION 10.01.Listing of Events of Default. Each of the following events or occurrences described in this Section 10.01 shall constitute an “Event of Default”:
(a)Non-Payment of Obligations. Borrowers shall default in the payment of:
(i)any principal of any Loan when such amount is due; or
(ii)any interest on any Loan for more than five (5) calendar days from the date when due; provided that no more than two (2) such delinquent interest payments shall occur during the term of this Agreement; or
(iii)any fee described in Article III or any other monetary Obligation.
(b)Breach of Representations or Warranties. Any representation or warranty by any Credit Party made or deemed to be made in any Credit Document (including any certificates delivered pursuant to Article V), is or shall be incorrect in any material respect when made or deemed to have been made.
(c)Non-Performance of Certain Covenants and Obligations. Any Credit Party shall default in the due performance or observance of any of its obligations under Section 8.01, 8.02, 8.03, 8.04, 8.05 (solely with respect to such Credit Party’s existence in its jurisdiction of organization), 8.09, 8.10, 8.11, 8.12, 8.14, 8.15, 8.18, or Article IX (other than Sections 9.07(b)(i) or 9.07(b)(iii)) or Article XIII, or any Credit Party shall default in the due performance or observance of its obligations under any covenant applicable to it under any Security Document.
(d)Non-Performance of Other Covenants and Obligations. Any Credit Party shall default in the due performance or observance of any of its obligations under Section 8.05 (solely with respect to such Credit Party’s maintenance of good standing in its jurisdiction of organization), Section 8.06, 8.07, 8.13, 8.17, 8.19, 9.07(b)(i) or 9.07(b)(iii), and in each case such default shall continue unremedied for a period of more than ten (10) days after the occurrence thereof.
(e)Non-Performance of Other Covenants and Obligations. Any Credit Party shall default in the due performance and observance of any obligation contained in any Credit Document executed by it (other than as specified in Sections 10.01(a), 10.01(b), 10.01(c), or 10.01(d)), and in each case such default shall continue unremedied for a period of more than twenty (20) days after the occurrence thereof.
(f)Default on Other Indebtedness. (i) a default shall occur in the payment of any amount when due (subject to any applicable grace or cure period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than the Obligations) owing by any Credit Party or any Subsidiary thereof having a principal or stated amount, individually or in the aggregate, in excess of $6,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to any such Indebtedness if the effect of such default is to accelerate the maturity of such Indebtedness, (ii) any Indebtedness of any Credit Party or any Subsidiary thereof having a principal or stated amount, individually or in the aggregate, in excess of $6,000,000 shall otherwise be required to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity, or (iii) an Event of Default (as defined in the CAG Revolving Credit Agreement) shall occur; provided that an Event of Default under Section 10.01(f)(i) or 10.01(f)(ii) or 10.01(f)(iii) caused by the occurrence of a breach or default with respect to Indebtedness in excess of $6,000,000 shall be cured for purposes of this Agreement upon the Person asserting such breach or default waiving such breach or default in writing or such Person delivering written notice to the applicable Credit Party or any Subsidiary thereof that such breach or default has been cured in accordance with the terms of such Indebtedness if, at the time of such waiver or such cure neither the Agents nor the Lenders has exercised any remedies with respect to such Event of Default.
(g)Judgments; Fines. Any final, non-appealable judgment, order for the payment of money, fines, settlements or enforcement penalties, in an amount individually or in the aggregate in excess of $8,000,000 (exclusive of any amounts covered by insurance (less any applicable deductible) so long as a written request for coverage has been submitted to the insurer and such insurer confirmed coverage in writing) shall be rendered against any Credit Party, any Subsidiary thereof and such judgment, order, fine, settlement or penalty shall not have been vacated or discharged or stayed or bonded pending appeal within thirty (30) days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.
(h)Plans. Any of the following events shall occur with respect to any Plan:
(i)the institution of any steps by any Credit Party, any ERISA Affiliate or any other Person to terminate or partially terminate a Plan of any Credit Party or any Subsidiary of any Credit Party if, as a result of such termination or partial termination, any Credit Party or Subsidiary of any Credit Party could reasonably be expected to be required to make a contribution to such Plan, or could reasonably be expected to incur a liability or obligation to such Plan, in excess of $3,125,000 in the aggregate;
(ii)there is or arises any potential withdrawal liability under Section 4201 of ERISA, if any Credit Party, any Subsidiary thereof or any ERISA Affiliate were to completely or partially withdraw from one or more Multiemployer Plans, in excess of $3,125,000, in the aggregate;
(iii)a contribution failure occurs with respect to any Plan sufficient to give rise to a Lien under Sections 303(k) or 4068 of ERISA or Section 430(k) of the Code; or
(iv)[reserved].
(i)Bankruptcy, Insolvency, etc. Any Credit Party or any Subsidiary thereof shall:
(i)become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, its debts as they become due;
(ii)apply for, consent to, or acquiesce in the appointment of a trustee, receiver, interim receiver, sequestrator, examiner, monitor or other custodian for any substantial part of the assets or other property of any such Person, or make a general assignment for the benefit of creditors;
(iii)in the absence of such application, consent or acquiesce to or permit or suffer to exist, the appointment of a trustee, receiver, interim receiver, sequestrator, examiner, monitor or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, interim receiver, sequestrator, examiner, monitor or other custodian shall not be discharged within sixty (60) days; provided that each Credit Party hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such sixty (60)-day period to preserve, protect and defend their rights under the Credit Documents;

(iv)permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, examinership, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by such Person, such case or proceeding shall be consented to or acquiesced in by such Person, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided that each Credit Party hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such sixty (60)-day period to preserve, protect and defend their rights under the Credit Documents; or
(v)take any action authorizing, or in furtherance of, any of the foregoing.
(j)Impairment of Security, etc. Any Credit Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Credit Party party thereto with respect to Collateral in an aggregate amount in excess of $1,250,000, or any Credit Party or any other Person shall, directly or indirectly, contest or limit in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Credit Document, any Lien (subject only to Permitted Liens) securing any Obligation shall, in whole or in part, cease to be a perfected Lien with respect to Collateral in an aggregate amount in excess of $1,250,000 (other than as a result of voluntary and intentional discharge of the Lien by Administrative Agent).
(k)Change of Control. Any Change of Control shall occur.
(l)Hedging Agreement. Any Credit Party or any Subsidiary thereof shall (i) default in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment due on early termination of, any Hedging Agreement, in each case beyond the period of grace, if any, provided in such Hedging Agreement, or (ii) default in the observance or performance of any other agreement or condition relating to any such Hedging Agreement, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the counterparty of such Hedging Agreement (or a trustee or agent on behalf of such holder or beneficiary) to cause, after the giving of notice if required or the elapse of any grace period, a liquidation, acceleration or early termination of such Hedging Agreement resulting in a payment of more than $1,250,000 owed by such Credit Party or such Subsidiary to such counterparty.
(m)Restraint of Operations; Loss of Assets; Regulatory Licenses. (i) If any Credit Party or any Subsidiary thereof is enjoined, restrained, or in any way prevented by court order or other Governmental Authority from continuing to conduct all or any material part of its business affairs, or if any material portion of any Credit Party’s or any Subsidiary’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of sixty (60) days after the date it first arises or five (5) days prior to the date on which such property or asset is subject to forfeiture by such Credit Party or such Subsidiary, or (ii) if any Regulatory License ceases to be valid, subsisting and in good standing or if any Permit material to the business of Credit Parties is withdrawn, cancelled, suspended or adversely amended, and in the case of foregoing clauses (i) and (ii), any such event, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (y) results in a loss of Consolidated Net Income, determined in accordance with GAAP, consistently applied, of more than $25,000,000 over a period of twelve (12) consecutive, trailing fiscal months.
(n)Material Adverse Effect. Any Material Adverse Effect shall occur.

(o)[Reserved.]
(p)Subordination Agreement. Any Person party to any subordination agreement or intercreditor agreement (other than, in each case, Administrative Agent or an Affiliate thereof) shall challenge in any action, suit or other proceeding the validity or enforceability of such Credit Document, the legality or enforceability of any of any Person’s obligations thereunder or the perfection or priority of any Lien granted to Administrative Agent, or such subordination agreement or intercreditor agreement ceases to be in full force or effect for any reason other than a full or partial waiver or release by the Agents and Lenders in accordance with the terms thereof.
(q)Change in Cannabis Law; Restricted Cannabis Activity. If a Change in Cannabis Law shall occur, or if any Credit Party shall engage in any Restricted Cannabis Activity.
SECTION 10.02.Remedies Upon Event of Default. If any Event of Default (other than any Event of Default under Section 10.01(i)) shall occur for any reason, whether voluntary or involuntary, and be continuing, Administrative Agent may, and upon the direction of Required Lenders, Administrative Agent shall,
(a)declare the outstanding principal amount of the Loans and all other Obligations to be due and payable, whereupon the full unpaid amount of the Loans and all other Obligations shall be and become immediately due and payable, in each case, without further presentment, demand, protest or notice of any kind, all of which are hereby expressly unconditionally and irrevocably waived by each Credit Party; provided, that upon the occurrence of an Event of Default under Section 10.01(i) for any reason, whether voluntary or involuntary, the outstanding principal amount of the Loans and all other Obligations shall automatically be due and payable, in each case, without presentment, demand, protest or notice of any kind, all of which are hereby expressly unconditionally and irrevocably waived by each Credit Party;
(b)subject to and in accordance with the terms set forth in Section 10.03 below, seek and obtain the appointment of a receiver; and
(c)exercise any right or remedy available to Administrative Agent or the Lenders under the Credit Documents, under Applicable Law, or in equity.
SECTION 10.03.Receivership as a Remedy. Without limiting the generality of the foregoing or limiting in any way the rights of the Agents or Lenders hereunder or under the other Credit Documents or otherwise under Applicable Law, at any time after the entire principal balance of the Loans shall have become due and payable (whether at maturity, by acceleration, by an Event of Default or otherwise), Administrative Agent shall (with the written consent of the Co-Administrative Agent if the Co-Administrative Agent or its Affiliates, have, in the aggregate, outstanding Loans representing 30.00% or more of the aggregate outstanding Loans at such time) be entitled to apply for and have a receiver appointed under state or federal law by a court of competent jurisdiction in any action taken by Administrative Agent to enforce its and the other Secured Parties’ rights and remedies hereunder and under the other Credit Documents in order to manage, protect, preserve, sell and otherwise dispose of any Mortgaged Property or all or any portion of the Collateral and continue the operation of the business of the Credit Parties, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of the Loans and other fees and expenses due hereunder and under the Credit Documents as aforesaid until a sale or other disposition of the Mortgaged Properties or the Collateral shall be finally made and consummated. Each Credit Party, for itself and every other person liable for payment of the Obligations hereby waives, and authorizes Administrative Agent to waive, any requirement that a receiver post a bond. TO THE EACH CREDIT PARTY HEREBY IRREVOCABLY CONSENTS TO THE APPOINTMENT OF A RECEIVER AS PROVIDED ABOVE. EACH CREDIT PARTY AGREES THAT, ANY RIGHT TO CONTEST OR OBJECT TO SUCH APPOINTMENT SHALL BE DEEMED WAIVED. EACH CREDIT PARTY (I) GRANTS SUCH WAIVER AND CONSENT KNOWINGLY AFTER HAVING DISCUSSED THE IMPLICATIONS THEREOF WITH COUNSEL, (II) ACKNOWLEDGES THAT (A) THE RIGHT TO HAVE A RECEIVER APPOINTED FOR THE FOREGOING PURPOSES IS CONSIDERED ESSENTIAL BY THE LENDERS IN CONNECTION WITH THE ENFORCEMENT OF THE AGENTS’ AND LENDERS’ RIGHTS AND REMEDIES HEREUNDER AND UNDER THE OTHER CREDIT DOCUMENTS, AND (B) THE AVAILABILITY OF SUCH APPOINTMENT AS A REMEDY UNDER THE FOREGOING CIRCUMSTANCES WAS A MATERIAL FACTOR IN INDUCING THE LENDERS TO MAKE THE LOANS TO THE BORROWERS; AND (III) AGREES TO ENTER INTO ANY AND ALL STIPULATIONS IN ANY LEGAL ACTIONS, OR AGREEMENTS OR OTHER INSTRUMENTS IN CONNECTION WITH THE FOREGOING AND TO COOPERATE FULLY WITH THE SECURED PARTIES IN CONNECTION WITH THE ASSUMPTION AND EXERCISE OF CONTROL BY THE RECEIVER OVER ALL OR ANY PORTION OF THE COLLATERAL. All amounts expended by any Agent or any Lender in connection with the foregoing, including reasonable and documented attorneys’ fees and expenses, shall be considered Obligations and shall be secured by the Credit Documents.
SECTION 10.04.Cooperation. The Credit Parties shall cooperate in good faith with the exercise of any Agent’s or Lender’s rights and remedies under this Agreement or any of the Credit Documents, after the occurrence and during the continuance of an Event of Default, including (without limitation), in connection with: (i) the foreclosure of the Collateral, (ii) the transfer of any license, Permit (including any Regulatory License), or other Collateral, (iii) providing any and all necessary assistance and cooperation that might be required by any receiver, trustee in bankruptcy, liquidator, custodian, assignee for the benefit of creditors, financial advisor, turnaround advisory company, or other fiduciary or similar professional hired in connection with the exercise of remedies under the Credit Documents (whether engaged by any Agent or by any Credit Party on behalf of the Secured Parties) after the occurrence and during the continuance of an Event of Default, and (iv) the continued operation and maintenance of the Credit Parties’ business operations, as a going concern, and any requirements to obtain or maintain status, and continue as an owner or other beneficial holder of the Credit Parties’ Capital Stock, in each case, to the extent of available cash flow from the Credit Parties’ respective business operations.
ARTICLE XI.
Administrative Agents
SECTION 11.01.Appointment.
(a)Each Lender (and, if applicable, each other Secured Party) hereby appoints (x) Needham as its Administrative Agent under and for purposes of each Credit Document, and (y) Chicago Atlantic as Co-Administrative Agent under and for purposes of each Credit Document, and hereby authorizes Administrative Agent and Co-Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, and, in the absence of other written instructions from the Lenders pursuant to the terms of the Credit Documents received from time to time by any Agent, to exercise such powers hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof, together with such powers as may be incidental thereto. Each Lender (and, if applicable, each other Secured Party) hereby designates and appoints Administrative Agent and Co-Administrative Agent as the agents of such Lender. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against such Agent.
(b)Administrative Agent shall also act as the collateral agent under the Credit Documents, and each Lender (and, if applicable, each other Secured Party) hereby (i) authorizes Administrative Agent to enter into all of the Security Documents, as applicable, including, without limitation, the Mortgages, and (ii) appoints and authorizes Administrative Agent to act as the agent of the Lenders and other Secured Parties for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. Administrative Agent, as collateral agent and any co-agents, sub-agents and attorneys-in-fact appointed by Administrative Agent pursuant to Section 11.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Credit Documents, or for exercising any rights and remedies thereunder at the direction of Administrative Agent, shall be entitled to the benefits of all provisions of this Section 11 and Section 12.05, as though such co-agents, sub-agents and attorneys-in-fact were the collateral agent under the Credit Documents. Without limiting the generality of the foregoing, Administrative Agent is further authorized on behalf of all the Lenders and other Secured Parties, without the necessity of any notice to or further consent from the Lenders or other Secured Parties, from time to time to take any action, or permit the any co-agents, sub-agents and attorneys-in-fact appointed by Administrative Agent to take any action, with respect to any Collateral or the Credit Documents which may be necessary to perfect and maintain perfected the Liens upon any Collateral granted pursuant to any Credit Document. Anything contained in any of the Credit Documents to the contrary notwithstanding, each Credit Party, each Agent and each other Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Security Agreement or any other Security Documents, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof, and all powers, rights and remedies under the Security Documents may be exercised solely by Administrative Agent, and (ii) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, any Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations (including Obligations owed to any other Secured Party) as a credit on account of the purchase price for any Collateral payable by Administrative Agent at such sale or other disposition.
SECTION 11.02.Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.
SECTION 11.03.Exculpatory Provisions. Neither Agent nor any of their respective their officers, directors, employees, agents, attorneys in fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence, bad faith or willful misconduct) or (b)

responsible in any manner to any of the Lenders or any other Secured Party for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of any Credit Party or other Person to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party. Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Competitors. Without limiting the generality of the foregoing, Administrative Agent shall not (a) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Competitor or (b) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Competitor.
SECTION 11.04.Reliance by the Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Credit Parties), independent accountants and other experts selected by such Agent. Each Agent may deem and treat the payee of any note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of Required Lenders (or, if so specified by this Agreement, all or other requisite Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and all other Secured Parties.
SECTION 11.05.Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder, except with respect to any Default or Event of Default in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of the Lenders unless such Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that any Agent receives such a notice, such Agent shall give notice thereof to the other Agent and Lenders. Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as Administrative Agent shall deem advisable in the best interests of the Secured Parties.
SECTION 11.06.Non-Reliance on the Agents and Other Lenders. Each Lender (and, if applicable, each other Secured Party) expressly acknowledges that neither Agent, nor any of their respective officers, directors, employees, agents, attorneys in fact or Affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Credit Party or any Affiliate of a Credit Party, shall be deemed to constitute any representation or warranty by such Agent to any Lender or any other Secured Party. Each Lender (and, if applicable, each other Secured Party) represents to each Agent that it has, independently and without reliance upon any Agent, any other Lender or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Affiliates and made its own decision to make its Loans hereunder. Each Lender (and, if applicable, each other Secured Party) also represents that it will, independently and without reliance upon any Agent, any other Lender or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent, no Agent shall have any duty or responsibility to provide any Lender or any other Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Credit Party or any Affiliate of a Credit Party that may come into the possession of any Agent or any of its officers, directors, employees, agents, attorneys in fact or Affiliates.
SECTION 11.07.Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective Total Credit Exposure in effect on the date on which indemnification is sought under this Section 11.07 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Total Credit Exposure immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence, bad faith or willful misconduct. The agreements in this Section 11.07 shall survive the payment of the Loans and all other amounts payable hereunder.
SECTION 11.08.Agents in their Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender”, “Lenders”, “Secured Party” and “Secured Parties” shall include each Agent in its individual capacity.
SECTION 11.09.Successor Agents. Each Agent may assign its rights and duties hereunder as Administrative Agent or Co-Administrative Agent, as applicable, to any of its Affiliates (other than a natural Person), at any time with the prior written consent of the other

Agent (such consent not to be unreasonably withheld, conditioned or delayed), and upon such assignment, such assignee shall be treated as the successor agent in accordance with the immediately following sentence. Each Agent may resign as an Agent upon twenty (20) days’ notice to the Lenders and Borrowers. If an Agent shall resign as Agent in its applicable capacity under this Agreement and the other Credit Documents, then, subject to the immediately following sentence, Required Lenders shall appoint a successor agent, which successor agent shall, unless an Event of Default shall have occurred and be continuing, be subject to approval by Parent (which approval shall not be unreasonably withheld, delayed or conditioned), whereupon such successor agent shall succeed to the rights, powers and duties of Administrative Agent or Co-Administrative Agent, as applicable, in its applicable capacity, and the term “Administrative Agent” or “Co-Administrative Agent”, as applicable, means such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Agent in its applicable capacity shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. If no applicable successor agent has accepted appointment as Administrative Agent or Co-Administrative Agent, as applicable, in its applicable capacity by the date that is twenty (20) days following such retiring Agent’s notice of resignation, such retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of Administrative Agent or Co-Administrative Agent, as applicable, hereunder until such time, if any, as Required Lenders appoint a successor agent as provided for above. After any retiring Agent’s resignation as Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Credit Documents.
SECTION 11.10.Agents Generally. Except as expressly set forth herein, no Agent shall have any duties or responsibilities hereunder in its capacity as such.
SECTION 11.11.Restrictions on Actions by Secured Parties; Sharing of Payments.
(a)Each of the Lenders agrees that it shall not, without the express written consent of Administrative Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Administrative Agent, set off against the Obligations, any amounts owing by such Lender to any Credit Party or any deposit accounts of any Credit Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Administrative Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Credit Document against any Credit Party or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
(b)Subject to Section 12.08(a), if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from Administrative Agent in excess of such Lender’s pro rata share of all such distributions by Administrative Agent, such Lender promptly shall (A) turn the same over to Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to Administrative Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their pro rata shares; provided that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
(c)The benefit of the provisions of the Credit Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not Administrative Agent or a Lender as long as, by accepting such benefits, such Secured Party agrees, as among Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Article XI, including Sections 11.11(a) and (b), and the decisions and actions of Administrative Agent and Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided that, notwithstanding the foregoing, (i) except as set forth specifically herein, Administrative Agent and each Lender shall be entitled to act in its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (ii) except as specifically set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Credit Document.
(d)Without limitation of any other provision in this Agreement, if at any time Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by Borrowers at such time, where such payment is a Rescindable Amount, then in any such event, such Lender receiving a Rescindable Amount severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.
SECTION 11.12.Agency for Perfection. Administrative Agent hereby appoints each other Secured Party as its agent and as sub-agent for the other Secured Parties (and each Secured Party hereby accepts such appointment) for the purpose of perfecting all Liens with respect to the Collateral, including with respect to assets which, in accordance with Article VIII or Article IX, as applicable, of the Uniform Commercial Code of any applicable state can be perfected only by possession or control. Should any Secured Party obtain possession or control of any such Collateral, such Secured Party shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor shall deliver possession or control of such Collateral to Administrative Agent and take such other actions as agent or sub-agent in accordance with Administrative Agent’s instructions to the extent, and only to the extent, so authorized or directed by Administrative Agent.
SECTION 11.13.Enforcement by Administrative Agent.
(a)All rights of action under this Agreement, the Notes and the other Credit Documents shall be instituted, maintained, pursued or enforced by Administrative Agent. Any suit or proceeding instituted by Administrative Agent in furtherance of such enforcement shall be brought in Administrative Agent’s name without the necessity of joining any of the other Lenders. In any event, the recovery of any judgment by Administrative Agent shall be for the ratable benefit of all Secured Parties, subject to the reimbursement of expenses and costs of Administrative Agent.
(b)Administrative Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Administrative Agent, its agents, financial advisors and counsel) and the other Secured Parties hereunder allowed in any judicial proceedings relative to any Credit Party, or any of their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any monies, securities or other property payable or deliverable on any such claims, and any custodian in any such judicial proceedings is hereby authorized by each Lender and each other Secured Party to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due to Administrative Agent for the reasonable compensation, expenses, disbursements and advances of Administrative Agent, its agents, financial advisors and counsel, and any other amounts due Administrative Agent under this Agreement or any other Credit Document. Nothing contained in this Agreement or the Credit Documents shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting this Agreement or any other Credit Document, or the rights of any holder thereof, or to authorize Administrative Agent to vote in respect of the claim of any Lender or other Secured Party in any such proceeding.
SECTION 11.14.Credit Parties Not Beneficiaries. The provisions of this Article XI are solely for the benefit of the Agents and Lenders, may not be enforced by any Credit Party, and may be modified or waived without the approval or consent of the Credit Parties.
SECTION 11.15.Intercreditor and Subordination Agreements. Subject to Section 12.01(a)(vii), Lenders hereby (a) authorize Administrative Agent to execute and deliver any intercreditor agreement or subordination agreement on behalf of Administrative Agent and Lenders and to perform its obligations thereunder and (b) agree to be bound by the provisions of such documents.
SECTION 11.16.Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and not, for the avoidance of doubt, to or for the benefit of any Credit Party or Subsidiary, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement;
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and not, for the avoidance of doubt, to or for the benefit of any Credit Party or Subsidiary, that no Agent is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).
ARTICLE XII.
Miscellaneous
SECTION 12.01.Amendments and Waivers.
(a)Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented, modified or waived except in accordance with the provisions of this Section 12.01. Required Lenders may, or, with the prior written consent of Required Lenders, Administrative Agent may, from time to time, enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or the Credit Parties hereunder or thereunder, waive, on such terms and conditions as Required Lenders or Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences or consent to any acts or omissions of the Credit Parties hereunder or under any other Credit Document that, but for such consent, would constitute a Default or Event of Default hereunder or thereunder; provided that no such amendment, supplement, modification, consent or waiver shall directly or indirectly:
(i)(A) reduce or forgive any portion of any Loan or extend the final scheduled maturity date of any Loan or reduce the stated interest rate (provided that only the consent of Required Lenders shall be necessary to waive any obligation of Borrowers to pay interest at the Default Rate or amend Section 2.08(c)); or (B) reduce or forgive any portion or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of (x) waiving the applicability of any post-default increase in interest rates, (y) a waiver or amendment of any mandatory prepayment of Loans (which shall not constitute an extension, forgiveness or postponement of any date for payment of principal, interest or fees) or (z) changing the date on which a payment pursuant to Section 4.01(a) is to be paid), in each case without the written consent of each Lender directly and adversely affected thereby;
(ii)amend or modify any provisions of Sections 4.02(d) or 11.11 or any other provision that provides for the pro rata nature of disbursements by or payments to Lenders, in each case without the written consent of each Lender directly and adversely affected thereby;
(iii)amend, modify or waive any provision of this Section 12.01 or reduce the percentages specified in the definitions of the term “Required Lenders” or consent to the assignment or transfer by any Credit Party of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 9.03), in each case without the written consent of each Lender directly and adversely affected thereby;
(iv)increase the aggregate amount of any Commitment of any Lender without the consent of such Lender;
(v)amend, modify or waive any provision of Article XI without the written consent of the then-current Administrative Agent and Co-Administrative Agent;
(vi)release all or substantially all of Borrowers or Guarantors, or release any Liens in favor of Administrative Agent or Lenders on all or substantially all of the Collateral under the Security Documents (except as expressly permitted hereby or thereby and in Section 12.18), in each case without the prior written consent of each Lender directly and adversely affected thereby; or
(vii)subordinate (A) the Liens securing the Loans on any of the Collateral to the Liens securing any other Indebtedness, except as expressly contemplated herein, or (B) any Loans in contractual right of payment to any other Indebtedness, in each case, without the written consent of each Lender directly and adversely affected thereby.
(b)Notwithstanding the foregoing, any fee letter between any Agent, on the one hand, and one or more Borrowers, on the other hand, may be amended by the parties thereto.
(c)Notwithstanding any provision herein to the contrary, Administrative Agent and Borrowers may, collectively, amend, modify or supplement this Agreement or any other Credit Document to cure or correct administrative errors or omissions, any ambiguity, omission, defect or inconsistency or to effect administrative changes, and such amendment shall become effective without any further consent of any other party to such Credit Document so long as (i) such amendment, modification or supplement does not adversely affect the rights of any Lender or other holder of Obligations in any material respect and (ii) the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from Required Lenders stating that Required Lenders object to such amendment.
(d)Notwithstanding the foregoing, except as otherwise expressly stated herein, whenever this Agreement or any other Credit Document requires a certain action or actions to be completed by a certain time or within a certain time period, the Agents may agree to allow a shorter time period or extend such time period, as applicable, in their sole discretion by written notice via e-mail notification to Parent.

(e)Where any Person’s approval, consent, determination or direction is required in this Agreement or any other Credit Document, such approval, consent, determination or direction may, at the election of such Person in their sole discretion, be given or communicated by electronic communication (including e-mail) in accordance with Section 12.02; provided that, any such electronic communication shall expressly refer to the provision of such approval, consent, determination or direction pursuant to this Section 12.01(e) to be effective.
SECTION 12.02.Notices and Other Communications.
(a)General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by electronic transmission). All such written notices shall be mailed, faxed or delivered to the applicable address or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Credit Parties or any Agent, to the address, electronic mail address or telephone number specified for such Person on Schedule 12.02 or to such other address, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(ii)if to any Lender (other than an affiliate of Chicago Atlantic), to the address, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, electronic mail address or telephone number as shall be designated by such party in a notice to Borrowers and Administrative Agent.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, five Business Days after deposit in the mails, postage prepaid; and (C) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 12.02(b)), when delivered if prior to 5:00 p.m. on a Business Day, and if after 5:00 p.m. on a Business Day, on the next following Business Day; provided that notices and other communications to any Agent pursuant to Article II shall not be effective until actually received by such Person.
(b)Reliance by Agents and Lenders. Each Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Credit Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to any Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.
SECTION 12.03.No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 12.04.Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Credit Documents shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.
SECTION 12.05.Payment of Expenses and Taxes; Indemnification. Each Borrower agrees (a) to pay or reimburse each Agent for all their reasonable out-of-pocket costs and expenses incurred in connection with due diligence in respect of the transactions contemplated by this Agreement, the development, preparation and execution of, and any amendment, supplement, or modification to, this Agreement and the other Credit Documents, including in connection with an initial syndication, and any other documents prepared in connection herewith or therewith, and the consummation, monitoring, oversight and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel retained by, or for the benefit of, each Agent, but excluding cost and expenses associated with the Initial Field Exam and Business Valuation, which shall be borne by Needham, (b) to pay or reimburse each Lender and each Agent for all their reasonable out-of-pocket costs and expenses incurred in connection with the exercise, enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, and including the reasonable fees, disbursements and other charges of counsel to each Lender and of counsel retained by or for the benefit of each Agent, (c) to pay, indemnify, and hold harmless each Lender and each Agent from any and all Other Taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents and (d) to pay, indemnify and hold harmless each Lender, each Agent, and their respective Related Parties from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever, including reasonable fees, disbursements and other charges of counsel, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law or any actual or alleged presence of Hazardous Materials applicable to the operations of each Credit Party, any of their respective Subsidiaries or any of their Real Property (all the foregoing in this clause (e), collectively, the “Indemnified Liabilities”); provided that the Credit Parties shall not have any obligation hereunder to any Agent, or any Lender nor any of their Related Parties with respect to Indemnified Liabilities (i) to the extent that any such claimed Indemnified Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from (x) such Person’s bad faith, gross negligence or willful misconduct or (y) a material breach of such Person’s obligations hereunder or under any other Credit Document or (ii) with respect to any dispute solely among or between any Agent, any Lender, or any of their Related Parties that does not arise out of any act or omission of any Credit Party or any its Subsidiaries. The agreements in this Section 12.05 shall survive repayment of the Loans and all other amounts payable hereunder and termination of this Agreement. The indemnification provisions of this Section 12.05 shall not apply with respect to Taxes other than Taxes that represent losses, claims and damages arising from a non-Tax loss, claim or damage and Other Taxes. To the fullest extent permitted by Applicable Law, no Agent, Lender or Credit Party shall assert, and each Agent, each Lender and each Credit Party hereby waives, any claim against any such other party and their respective Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loans or the use of the proceeds thereof; provided, that, the foregoing shall in no event limit the Credit Parties’

indemnification obligations under this Section 12.05 hereof to the extent such special, indirect, consequential or punitive damages are included in any third-party claim for which any Agent, any Lender or any of their Related Parties is otherwise entitled to indemnification hereunder. No Lender, no Agent, nor any of their respective Related Parties, shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.
SECTION 12.06.Successors and Assigns; Participations and Assignments; Replacement of Lender.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as set forth in Section 9.03, no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.06. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 12.06(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. Notwithstanding anything to the contrary herein, (x) any Lender shall be permitted to pledge or grant a security interest in all or any portion of such Lender’s rights hereunder including any Loans (without the consent of, or notice to or any other action by, any other party hereto) to secure the obligations of such Lender or any of its Affiliates to any Person providing any loan, letter of credit or other extension of credit to or for the account of such Lender or any of its Affiliates and any agent, trustee or representative of such Person and (y) each Agent shall be permitted to pledge or grant a security interest in all or any portion of their respective rights hereunder or under the other Credit Documents, including rights to payment (without the consent of, or notice to or any other action by, any other party hereto), to secure the obligations of such Agent or any of its Affiliates to any Person providing any loan, letter of credit or other extension of credit to or for the account of such Agent or any of its Affiliates and any agent, trustee or representative of such Person.
(b)(i)    Subject to the conditions set forth in Section 12.06(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) to a Person that is not a Competitor (or, during the continuance of an Event of Default, to any Person) with the prior written consent (which consent, in each case, shall not be unreasonably withheld, conditioned or delayed) of Agents and Parent; provided that (x) no consent of the Agents or Parent shall be required for an assignment to (i) a Lender, (ii) a Controlled Affiliate of a Lender (other than a Controlled Affiliate of Chicago Atlantic that is a Competitor), or (iii) an Approved Fund and the withholding of consent by any Agent to an assignment to any Affiliate of any Credit Party (except as expressly permitted hereunder) shall be deemed to be not unreasonable; provided, further, that no consent of Parent shall be needed for any assignment occurring during the continuance of an Event of Default; and (y) Parent shall be deemed to have consented to any assignment pursuant to the terms of this Section 12.06 unless it shall object thereto by written notice to Agents within ten (10) days after having received notice thereof.
(i)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender, a Controlled Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Administrative Agent) shall not be less than $1,000,000, unless the Agents otherwise consent, which consent, in each case, shall not be unreasonably withheld or delayed; provided, however, that contemporaneous assignments to a single assignee made by Controlled Affiliates or related Approved Funds and contemporaneous assignments by a single assignor to Controlled Affiliates or related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirement stated above;
(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement as to the Loans so assigned; provided that this paragraph shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect its Loans;
(C)the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided that only one such fee shall be payable in connection with simultaneous assignments to two or more Approved Funds;
(D)the assignee, if it shall not be a Lender, shall deliver to Administrative Agent an Administrative Questionnaire; and
(E)unless consented to by Lenders, no assignment may be made to a Credit Party or an Affiliate of a Credit Party.
(ii)Subject to acceptance and recording thereof pursuant to Section 12.06(b)(v), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.09, 4.04 and 12.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.06 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.06(c).
(iii)Administrative Agent, acting for this purpose on behalf of Borrowers (but not as an agent, fiduciary or for any other purposes), shall maintain a copy of each Assignment and Acceptance delivered to it and a register in the United States for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Further, the Register shall contain the name and address of Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive absent manifest error, and the Credit Parties, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register, as in effect at the close of business on the preceding Business Day, shall be available for inspection by Parent, Co-

Administrative Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(iv)Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and any written consent to such assignment required by Section 12.06(b)(i), Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless and until it has been recorded in the Register as provided in this Section 12.06.
(c)(i)    Any Lender may, without the consent of Parent or any Agent, sell participations to one or more banks or other entities that are not, unless an Event of Default exists, a Competitor (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) Borrowers, Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) no such Participant may be a Credit Party or an Affiliate of a Credit Party other than George P. Archos or a Person wholly-owned by George P. Archos; provided, however, that the aggregate principal amount of the Loans that may be held by George P. Archos and such Affiliates may not exceed $10,000,000 unless Lenders otherwise consent. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and, as between such Lender, the Credit Parties, the Agents and the other Lenders, to approve any amendment, modification, consent or waiver of any provision of this Agreement or any other Credit Document; provided that, notwithstanding the foregoing, such agreement or instrument may provide that (x) if such Participant is an Affiliate of such Lender, the Participant may, as between itself and such Lender (but not as between such Lender, the Agents, the Credit Parties and the other Lenders), approve any amendment, modification, consent or waiver of any provision of this Agreement or any other Credit Document that affects such Participant and for which such Lender would have consent rights, and (y) such Lender will not, without the consent of the Participant agree to any amendment, modification, consent or waiver described in clause (i) of the first proviso to Section 12.01(a) that affects such Participant and for which such Lender would have consent rights. Subject to Section 12.06(c)(ii), each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.08, 2.09 and 4.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08(a) as though it were a Lender; provided that such Participant agrees to be subject to Section 12.08(a) as though it were a Lender.
(i)A Participant shall not be entitled to receive any greater payment under Sections 2.08, 2.09 or 4.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, (A) unless the sale of the participation to such Participant is made with Parent’s prior written consent, and (B) except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.04(b) that are greater than the applicable Lender unless Parent is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrowers, to comply with Section 4.04(a) and Section 4.04(c) as though it were a Lender.

(ii)Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain at one of its offices in the United States a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and the Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)Nothing herein is intended to prevent, impair, limit or otherwise restrict the ability of a Lender to collaterally assign or pledge all or any portion of its interests in the Loans and the other rights and benefits under the Credit Documents to an unaffiliated third party lender of such Lender (each such Person, a “Collateral Assignee”); provided that unless and until Parent receives notification from a Collateral Assignee of such assignment directing payments to be made to such Collateral Assignee, any payment made by Borrowers for the benefit of such Lender in accordance with the terms of the Credit Documents shall satisfy Borrowers’ obligations thereunder to the extent of such payment. Any such Collateral Assignee, upon foreclosure of its security interests in the Loans pursuant to the terms of such assignment and in accordance with Applicable Law, shall succeed to all the interests of or shall be deemed to be a Lender, with all the rights and benefits afforded thereby, and such transfer shall not be deemed to be a transfer for purposes of and otherwise subject to the provisions of this Section 12.06. Notwithstanding the foregoing, Lender shall remain responsible for all obligations and liabilities arising hereunder or under any other Credit Document, and, except as otherwise expressly set forth in any applicable pledge or assignment, nothing herein is intended or shall be construed to impose any obligations upon or constitute an assumption by a Collateral Assignee thereof.
(e)(i)    If any Lender shall give notice to Parent that such Lender is entitled to receive and is requesting payments under Section 2.09 or requires Borrowers to pay additional amounts pursuant to Section 4.04 (any such Lender, an “Increased Cost Lender”), or if such Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrowers may, after (solely in the case of an Increased Cost Lender) giving such Increased Cost Lender a reasonable opportunity to mitigate pursuant to Section 2.02, if applicable, at its sole expense and effort, permanently replace such Increased Cost Lender, such Defaulting Lender or such Non-Consenting Lender, as the case may be, with one or more substitute Lenders reasonably acceptable to Agents (each, a “Replacement Lender”), and such Increased Cost Lender, such Defaulting Lender or such Non-Consenting Lender, as the case may be, shall have no right to refuse to be replaced hereunder. Such notice to replace such Increased Cost Lender, such Defaulting Lender or such Non-Consenting Lender, as the case may be, shall specify an effective date for such replacement, which date shall not be (x) if such Lender is an Increased Cost Lender, sooner than five Business Days and not be later than ten (10) Business Days after the date such notice is given and (if such Lender is a Defaulting Lender or a Non-Consenting Lender, later than 90 days of receipt of notice of such Lender becoming a Defaulting Lender or a Non-Consenting Lender, provided that (i) such Increased Cost Lender, such Defaulting Lender or such Non-Consenting Lender, as the case may be, shall have received payment of an amount equal to the outstanding Obligations payable to it from the assignee (to the extent of outstanding principal plus accrued interests and fees) or Borrowers (in the case of all other amounts), (ii) Borrowers shall first request that the other Lenders acquire and assume all of the Defaulting

Lender’s Loans and its Commitment Percentage as provided herein before proposing a Replacement Lender that is not a Lender at such time, but none of such Lenders shall be under any obligation to do so, (iii) such assignment does not conflict with Applicable Law and (iv) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have agreed to consent to the applicable amendment, waiver or consent. Notwithstanding anything to the contrary herein, a Lender shall not be required to make any such assignment pursuant to this Section 12.06(e) if, prior to the effective date for such replacement, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrowers to require such assignment pursuant to this Section 12.06(e) cease to apply.
(i)Prior to the effective date of such replacement, such Increased Cost Lender, such Defaulting Lender or such Non-Consenting Lender, as the case may be, and each Replacement Lender shall execute and deliver an Assignment and Acceptance. In the event such Increased Cost Lender, such Defaulting Lender or such Non-Consenting Lender, as the case may be, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, such Increased Cost Lender, such Defaulting Lender or such Non-Consenting Lender, as the case may be, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of such Increased Cost Lender, such Defaulting Lender or such Non-Consenting Lender, as the case may be, shall be made in accordance with the other terms of this Section 12.06.
SECTION 12.07.Pledge of Loans. The Credit Parties hereby acknowledge that the Lenders and their Affiliates may pledge the Loans as collateral security for loans to the Lenders or their Affiliates. The Credit Parties shall, to the extent commercially reasonable, cooperate with the Lenders and their Affiliates to effect such pledges at the sole cost and expense of such Lender. Notwithstanding the foregoing, no pledge shall release the Lender party thereto from any of its obligations hereunder.
SECTION 12.08.Adjustments; Set-off.
(a)If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 10.01(i), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The foregoing provisions of this Section 12.08 shall not apply to payments made and applied in accordance with the terms of this Agreement and the other Credit Documents.
(b)After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, upon any amount becoming due and payable by any Credit Party hereunder or under any other Credit Document (whether at the stated maturity, by acceleration or otherwise), to the extent consented to by Agents, each Lender shall have the right, without prior notice to any Borrower or any other Credit Party, any such notice being expressly waived by the Credit Parties to the extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding (x) deposit accounts used solely to fund payroll or employee benefits, or serving as escrow or trust accounts, and (y) deposit accounts that consist of cash collateral subject to Permitted Liens under clauses (e) or (p) of the definition thereof), in any currency, at any time held or owing, and any other credits, indebtedness, claims or obligations, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender, its Affiliates or any branch or agency thereof to or for the credit or the account of any Credit Party, against any and all of the obligations of the Credit Parties now or hereafter existing under this Agreement or any other Credit Document to Lender or its Affiliates, irrespective of whether or not Lender or its Affiliate shall have made any demand under this Agreement or any other Credit Document and although such obligations of a Credit Party may be contingent or unmatured or are owed to a branch, office or Affiliate of Lender different from the branch, office or Affiliate holding such deposit or obligated on such Indebtedness. Each Lender agrees promptly to notify Parent and Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
SECTION 12.09.Counterparts. This Agreement and each other Credit Document may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument. This Agreement will be deemed executed by the parties hereto when each has signed it and delivered its executed signature page to the Agents and the Lenders by facsimile transmission, electronic transmission or physical delivery. Delivery of an executed counterpart of a signature page of this Agreement or any other Credit Document by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this Agreement or such other Credit Document. Any Lender may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided, that no party hereto or to any other Credit Document shall raise the use of a facsimile machine or digital imaging and electronic mail to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine or digital imaging and electronic mail as a defense to the formation of a contract and each such party forever waives any such defense.
The words “execution,” “signed,” “signature,” and words of like import in any Credit Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York Electronic Signature and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 12.10.Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 12.11.Integration. This Agreement and the other Credit Documents represent the agreement of the Credit Parties, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any party hereto or thereto relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

SECTION 12.12.GOVERNING LAW. THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS (UNLESS EXPRESSLY PROVIDED OTHERWISE THEREIN) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
SECTION 12.13.Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
(a)submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the District of Massachusetts or any state court sitting in The Commonwealth of Massachusetts, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Massachusetts State court or, to the extent permitted by Applicable Laws, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Laws. Notwithstanding the foregoing, nothing in this Agreement or any other Credit Document or otherwise shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against any Credit Party or its properties in the courts of any jurisdiction in connection with the exercise of any rights under any Security Document or the enforcement of any judgment;
(b)consents that any such action or proceeding shall be brought in such courts, and agrees not to plead or claim and waives, to the fullest extent permitted by Applicable Laws, any objection that it may now or hereafter have to the venue of any such action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in Section 12.13(a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court;
(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable party at its respective address set forth in Schedule 12.02 or at such other address of which Administrative Agent shall have been notified pursuant thereto. Nothing in this Agreement or any other Credit Document will affect the right of any party to this Agreement to serve process in any other manner permitted by Applicable Law;
(d)waives, to the maximum extent not prohibited by law, all rights of rescission, setoff, counterclaims, and other defenses in connection with the repayment of the Obligations; and
(e)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12.13 any special, exemplary, punitive or consequential damages.
SECTION 12.14.Acknowledgments. Each Credit Party hereby acknowledges that:

(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;
(b)neither Agent, nor any Lender has any fiduciary relationship with or duty to the Credit Parties arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between any Agent, and Lenders, on one hand, and the Credit Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Credit Parties and the Lenders.
SECTION 12.15.WAIVERS OF JURY TRIAL. THE CREDIT PARTIES, EACH AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
SECTION 12.16.Confidentiality. Each Agent and each Lender shall hold all non-public information relating to any Credit Party or any Subsidiary of any Credit Party obtained pursuant to the requirements of this Agreement or in connection with such Lender’s evaluation of whether to become a Lender hereunder (“Confidential Information”) confidential in accordance with its customary procedure for handling confidential information of this nature and (in the case of a Lender that is a bank) in accordance with safe and sound banking practices; provided that Confidential Information may be disclosed by any Agent or any Lender:
(a)as required or requested by any governmental or regulatory agency or representative thereof;
(b)pursuant to legal or regulatory process;
(c)in connection with the enforcement of any rights or exercise of any remedies by any Agent or Lender under this Agreement or any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document;
(d)to any Agent’s or Lender’s attorneys, professional advisors, accountants, independent auditors, clients, service providers or Affiliates who will be informed of the confidential nature of such information,
(e)in connection with:
(i)the establishment of any special purpose funding vehicle with respect to the Loans,
(ii)any pledge permitted under Section 12.08;
(iii)any prospective assignment of, or participation in, its rights and obligations pursuant to Section 12.06, to prospective assignees or Participants, as the case may be (it being understood that each such Persons will be informed of the confidential nature of such information and shall have been instructed to keep such information confidential on the same terms as this Section 12.16); and

(iv)any actual or proposed credit facility for loans, letters of credit or other extensions of credit to or for the account of such Agent or such Lender or any of its Affiliates, to any Person providing or proposing to provide such loan, letter of credit or other extension of credit or any agent, trustee or representative of such Person (it being understood that each such Persons will be informed of the confidential nature of such information and shall have been instructed to keep such information confidential on the same terms as this Section 12.16); or
(f)to any rating agency;
(g)with the consent of Parent;
(h)to the extent required, or to the extent counsel to any Agent or to any Lender reasonably determines is required to be disclosed in connection with any public filing by such Agent or such Lender;
(i)in connection with the Promotional Rights (as defined below);
provided that (x) in the case of clause (e) hereof, the Person to whom Confidential Information is so disclosed is advised of and has been directed to comply with the provisions of this Section 12.16 and (y) in no event may Confidential Information be shared with a Competitor, notwithstanding anything to the contrary contained herein.
Notwithstanding the foregoing, each Agent and each Lender shall have the right to publicize, for general marketing and related promotional purposes, with the prior written consent of Parent, which consent cannot be unreasonably conditioned, withheld, or delayed, their relationship to Borrowers and the fact that they have extended the Loan to Borrowers (collectively, the “Promotional Rights”) and, in connection therewith, each Borrower hereby grants to each Agent and each Lender a royalty free, non-exclusive limited license to use such Borrower’s name, trade name, trademarks, logos, trade dress and other identifying intellectual property, now existing or hereafter acquired, in any literature, advertisements, websites, promotional or other marketing materials now or hereafter used by any Agent or Lender.
Notwithstanding the foregoing, neither Agent nor any Lender shall have any obligation to keep information confidential if such information: (i) is or becomes public from a source other than an Agent or a Lender, or one of an Agent’s or a Lender’s Affiliates, consultants or legal or financial advisors in breach of this Agreement, (ii) is, was or becomes known on a non-confidential basis (to the best of such Agent’s or such Lender’s knowledge after reasonable inquiry) to or discovered by such Agent or such Lender, Lenders or any of their Affiliates, consultants or legal or financial advisors independently from communications by or on behalf of any Credit Party, or (iii) is independently developed by an Agent or a Lender without use of such confidential information, provided that the source of such information was not known to be bound by a confidentiality agreement with (or subject to any other contractual, legal or fiduciary obligation of confidentiality to) the relevant Credit Party.
EACH LENDER ACKNOWLEDGES THAT CONFIDENTIAL INFORMATION (AS DEFINED IN THIS SECTION 12.16) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION

CONCERNING BORROWERS AND THEIR RESPECTIVE RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING WAIVERS AND AMENDMENTS, FURNISHED BY THE CREDIT PARTIES OR ANY AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE CREDIT PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE CREDIT PARTIES AND EACH AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
SECTION 12.17.Press Releases, etc. Each party to this Agreement will not, and will not permit any of its respective Subsidiaries, directly or indirectly, to publish any press release or other similar public disclosure or announcements (including any marketing materials) regarding this Agreement, the other Credit Documents, or any of the Transactions, without the consent of each Agent and Parent, which consent shall not be unreasonably withheld; provided, however, that Borrowers shall be permitted to publicly disclose the foregoing if required to do so under U.S. securities laws.
SECTION 12.18.Releases of Guarantees and Liens.
(a)Notwithstanding anything to the contrary contained herein or in any other Credit Document, Administrative Agent is hereby irrevocably authorized by each Secured Party (without requirement of notice to or consent of any Secured Party) to take any action requested by Borrowers having the effect of releasing any Liens on Collateral or borrower or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Credit Document or that has been consented to in accordance with Section 12.01, (ii) under the circumstances described in Section 12.18(b), or (iii) with respect to Verano Texas, in the event Verano Texas seeks debt financing to finance, in whole or in part, the build out and construction of one or more facilities located in the state of Texas in connection with a Texas Regulatory License (the “Verano Texas Project”), and the Verano Texas Release Conditions are satisfied, Verano Texas shall be released from its obligations under this Agreement and the other Credit Documents, and the other Collateral owned by such Borrower shall be released from the Liens of the Secured Parties
(b)At such time as (i) the Loans and the other Obligations (other than Unasserted Contingent Obligations) shall have been paid in full and (ii) the Commitments have been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of Administrative Agent and each Credit Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

(c)Upon request by Administrative Agent at any time, Required Lenders will confirm in writing Administrative Agent’s authority to release its interest in particular types or items of property, or to release any guarantee obligations pursuant to this Section 12.18. In each case as specified in this Section 12.18, Administrative Agent will (and each Lender irrevocably authorizes Administrative Agent to), at Borrowers’ expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral or guarantee obligation from the assignment and security interest granted under the Security Documents, in each case in accordance with the terms of the Credit Documents and this Section 12.18.
SECTION 12.19.USA Patriot Act. Each Lender hereby notifies each Credit Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act. Each Credit Party agrees to provide all such information to the Lenders upon request by any Agent at any time, whether with respect to any Person who is a Credit Party on the Closing Date or who becomes a Credit Party thereafter, including pursuant to the Beneficial Ownership Regulation.
SECTION 12.20.No Fiduciary Duty. Each Credit Party agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Credit Parties, on the one hand, and the Agents, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents, the Lenders or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.
SECTION 12.21.Authorized Officers. The execution of any certificate requirement hereunder by an Authorized Officer shall be considered to have been done solely in such Authorized Officer’s capacity as an officer of the applicable Credit Party (and not individually). Notwithstanding anything to the contrary set forth herein, the Secured Parties shall be entitled to rely and act on any certificate, notice or other document delivered by or on behalf of any Person purporting to be an Authorized Officer of a Credit Party and shall have no duty to inquire as to the actual incumbency or authority of such Person.
SECTION 12.22.Judgment Currency.
(a) The obligations of the Credit Parties hereunder and under the other Credit Documents to make payments in a specified currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by a Secured Party of the full amount of the Obligation Currency expressed to be payable to it under this Agreement or another Credit Document. If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by Administrative Agent or if Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by Administrative Agent) determined, in each case, as of the Business Day immediately preceding the date on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Borrower covenants and agrees to pay, or cause to be paid, or remit, or cause to be remitted, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
(c)For purposes of determining any rate of exchange or currency equivalent for this Section 12.22, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.
SECTION 12.23.Subordination of Intercompany Indebtedness. The Credit Parties hereby agree that all present and future Indebtedness of any Credit Party to any other Credit Party (“Intercompany Indebtedness”) shall be subordinate and junior in right of payment and priority to the Obligations, and each Credit Party agrees not to make, demand, accept or receive any payment in respect of any present or future Intercompany Indebtedness, including any payment received through the exercise of any right of setoff, counterclaim or cross claim, or any collateral therefor, unless and until such time as the Obligations shall have been indefeasibly paid in full; provided that, so long as no Event of Default or Material Default shall have occurred and be continuing and no Event of Default or Material Default shall be caused thereby and such Indebtedness is expressly permitted hereunder, the Credit Parties may make and receive such payments in respect of Intercompany Indebtedness as shall be customary in the ordinary course of the Credit Parties’ business. Without in any way limiting the foregoing, in any Insolvency Event, or any receivership, liquidation, reorganization, dissolution or other similar proceedings relative to any Credit Party or to its businesses, properties or assets, the Lenders shall be entitled to receive payment in full of all of the Obligations before any Credit Party shall be entitled to receive any payment in respect of any present or future Intercompany Indebtedness. If, notwithstanding the foregoing, any Credit Party shall collect, enforce or receive any amounts in respect of such Intercompany Indebtedness in violation of the foregoing, such amounts shall be collected, enforced and received by such Credit Party as trustee for the Lenders, and such Credit Party shall deliver any such amounts to the Administrative Agent, for application to the Obligations.
SECTION 12.24.Public Lenders. Each Credit Party agrees that any Agent may, but shall not be obligated to, make the Communications available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” Each Borrower hereby acknowledges that (a) any Agent may, but shall not be obligated to, make available to the Lenders materials or information provided by or on behalf of Borrowers hereunder (collectively, the “Borrower Materials”) by posting Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to any Borrower or its securities) (each, a “Public Lender”). each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders by an Agent through the Platform shall be clearly and conspicuously marked “PUBLIC” by Borrowers which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrowers shall be deemed to have authorized each Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to any Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Confidential Information, they shall be treated as set forth in Section 12.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) each Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be deemed to have been marked “PUBLIC”, unless Parent notifies the Agents promptly that any such document contains material non-public information: (1) the Credit Documents and (2) any financial statements delivered by Borrowers pursuant to Section 8.01(a) or 8.01(b).
SECTION 12.25.Original Issue Discount. The Credit Parties, each Agent and the Lenders, as applicable, agree (i) that the Notes are debt for federal income Tax purposes, (ii) that the Notes issued to the Lenders constitute a single debt instrument for purposes of Sections 1271 through 1275 of the Code and the Treasury Regulations thereunder (pursuant to Treasury Regulations Section 1.1275-2(c)), that such debt instrument may be issued with original issue discount (“OID”), and that if so issued, such debt instrument is described in Treasury Regulations Section 1.1272-1(c)(2) and therefore is governed by the rules set out in Treasury Regulations Section 1.1272-1(c), including Section 1.1272-1(c)(5), and is not governed by the rules set out in Treasury Regulations Section 1.1275-4, (iii) that the Lenders shall have thirty (30) days to review and approve any calculation by the Credit Parties regarding the amount of OID for any accrual period on the Notes, such approval not to be unreasonably withheld, (iv) not to file any Tax Return, report or declaration inconsistent with the foregoing, unless otherwise required by applicable law and (v) any such OID shall constitute principal for all purposes under this Agreement.
SECTION 12.26.Tax Treatment. Borrowers and Lenders agree that the Loans are indebtedness of Borrowers for U.S. federal income Tax purposes. Each party to this Agreement agrees not to take any Tax position inconsistent with such Tax characterization and shall not report the transactions arising under this Agreement in any manner other than the issuance of debt obligations on all applicable Tax returns unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or a similar final determination under state or local Applicable Law).
ARTICLE XIII.
Additional Covenants and Agreements.
SECTION 13.01.Cannabis Laws. Each Agent and Credit Parties acknowledge that although certain U.S. State Cannabis Laws have legalized the cultivation, distribution, sale, transfer and possession of cannabis and related products, (a) the nature and scope of U.S. Federal Cannabis Laws may result in circumstances where activities permitted under U.S. State Cannabis Laws may contravene U.S. Federal Cannabis Laws and (b) engagement in Restricted Cannabis Activities may contravene U.S. Federal Cannabis Laws. Accordingly, for the purpose hereof, each representation, covenant and other provision hereof relating to compliance with Applicable Law will be subject to the following: (i) engagement in any activity that is permitted by U.S. State Cannabis Laws but contravenes U.S. Federal Cannabis Laws, and in respect of which the applicable Governmental Authority has agreed, or are bound by Applicable Law (e.g., the proposed Secure and Fair Enforcement (SAFE) Banking Act (H.R. 1595) and the proposed Clarifying Law Around Insurance of Marijuana (CLAIM) Act (H.R. 4074 and Senate Bill 2201)), to forego or have otherwise suspended prosecution and enforcement of such U.S. Federal Cannabis Laws will not, in and of itself, be deemed to be non-compliance with Applicable Law; (ii) engagement in any Restricted Cannabis Activity will be deemed to be non-compliance with Applicable Law; (iii) if any Change in Cannabis Law results in the business activities of any Credit Party becoming Restricted Cannabis Activities, such Change in Cannabis Law will be deemed to have had a Material Adverse Effect; (iv) no party hereto shall have any right of rescission or amendment to this Agreement arising out of or relating to any non-compliance with U.S. Federal Cannabis Law to the extent that such non-compliance, and the remedies of

Governmental Authorities associated with such non-compliance, exist as of the date of this Agreement, as determined in the each Agent’s sole, but reasonable discretion, unless such non-compliance also constitutes a violation of U.S. State Cannabis Laws; and (v) no party shall seek to enforce the provisions hereof in federal court unless and until the parties have reasonably determined that the applicable state laws, rules and regulations are fully compliant with U.S. Federal Cannabis Law. Nothing contained in this Agreement shall require Credit Parties to violate any provision of the U.S. State Cannabis Law or its attending regulations, as applicable.
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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.
BORROWERS:

12395 NORTH MIAMI, LLC
130 MONROEVILLE, LLC
270 CRANBERRY, LLC
42 CAPITAL MANAGEMENT LLC
420 CAPITAL MANAGEMENT LLC
463128 YULEE, LLC
4674 JAX, LLC
799 WASHINGTON, LLC
BUCHANAN DEVELOPMENT LLC
ELM STREET ENFIELD, LLC
PLANTS OF RUSKIN, LLC
THE HEALING CENTER LLC
VERANO HOLDINGS, LLC
VERANO HOLDINGS CORP.

By: /s/ Richard Tarapchak
Name: Richard Tarapchak
Title: Chief Financial Officer

WILLOW BROOK ENFIELD, LLC

By: /s/ James Leventis
Name: James Leventis
Title: Authorized Signatory

259 BUCHANAN, LLC

By: /s/ Richard Tarapchak
Name: Richard Tarapchak
Title: Authorized Signatory

[Signature Page to Credit Agreement]

GUARANTORS:
783 BUTTERFIELD ROAD, LLC
203 ORGANIX, L.L.C.
4444 W. CRAIG ROAD, LLC
AGG WELLNESS, LLC
AGRI-KIND LLC
AGRONOMED BIOLOGICS LLC
AGRONOMED HOLDINGS, INC.
ATARAXIA, LLC
AZGM 3, LLC
CARING NATURE, LLC
COLUMBIA CARE EASTERN VIRGINIA LLC
CONNECTICUT PHARMACEUTICAL SOLUTIONS, LLC
CRESTPOINT ADVISORS, LLC
CULTIVATION REAL ESTATE HOLDINGS, LLC
ELEVELE LLC
FGM PROCESSING, LLC
FORT CONSULTING, LLC
FOUR DAUGHTERS COMPASSIONATE CARE INC.
FREESTATE WELLNESS, LLC
GLASS CITY ALTERNATIVES, LLC
GREEN RX, LLC
HEALTHWAY SERVICES OF WEST ILLINOIS, LLC
LOCAL DISPENSARIES LLC
LONE MOUNTAIN PARTNERS, LLC
MARYLAND NATURAL TREATMENT SOLUTIONS, LLC
MAD RIVER REMEDIES, LLC
MIKRAN, LLC
MME AURORA RETAIL, LLC
MME EVANSTON RETAIL, LLC
MOTHER GROWS BEST, LLC
MOTHER KNOW’S BEST, LLC
NATUREX, LLC
NSE PENNSYLVANIA LLC
NUTRAE, LLC
OHIO NATURAL TREATMENT SOLUTIONS, LLC
PATIENT ALTERNATIVE RELIEF CENTER, LLC
PERPETUAL HEALTHCARE, LLC
PROSPECT HEIGHTS RE, LLC

By: /s/ Richard Tarapchak
Name: Richard Tarapchak
[Signature Page to Credit Agreement]

Title: Chief Financial Officer
REDMED, LLC
RETAIL AND OFFICE REAL ESTATE HOLDINGS, LLC
SALUBRIOUS WELLNESS CLINIC, INC.
SUMMIT CAPITAL ADVISORS, LLC
TERRAVIDA HOLISTIC CENTERS LLC
THE HERBAL CARE CENTER, INC.
THE MEDICINE ROOM, LLC
VENDING LOGISTICS LLC
VERANO ALABAMA HOLDINGS, LLC
VERANO ARIZONA, LLC
VERANO CONNECTICUT, LLC
VERANO FLORIDA LLC
VERANO FOUR DAUGHTERS HOLDINGS, LLC
VERANO HOLDINGS USA CORP.
VERANO ILLINOIS, LLC
VERANO IP, LLC
VERANO KENTUCKY, LLC
VERANO MARYLAND, LLC
VERANO MICHIGAN, LLC
VERANO MINNESOTA, LLC
VERANO NEVADA, LLC
VERANO NJ LLC
VERANO NJ HOLDINGS, LLC
VERANO OHIO, LLC
VERANO PENNSYLVANIA, LLC
VERANO WV, LLC
VZL STAFFING SERVICES, LLC
WILLOW BROOK WELLNESS, LLC
WSCC, INC
ZEN LEAF RETAIL, LLC
ZEN LEAF TECHNOLOGIES, LLC

By: /s/ Richard Tarapchak
Name: Richard Tarapchak
Title: Chief Financial Officer

VERANO ALABAMA, LLC
VERANO TEXAS, LLC

By: /s/ Richard Tarapchak
Name: Richard Tarapchak
Title: Authorized Signatory

[Signature Page to Credit Agreement]

CARING NATURE EJV2, LLC
WILLOW BROOK STRATFORD, LLC

By: /s/ James Leventis
Name: James Leventis
Title: Authorized Signatory

CTPHARMA NEWINGTON, LLC
CTPHARMA NORWICH, LLC

By: /s/ James Leventis
Name: James Leventis
Title: Chief Executive Officer

[Signature Page to Credit Agreement]

ADMINISTRATIVE AGENT:
NEEDHAM BANK
By:/s Michelle Haughton
Name: Michelle Haughton
Title: First Vice President
[Signature Page to Credit Agreement]

CO- ADMINISTRATIVE AGENT:
CHICAGO ATLANTIC FINANCIAL SERVICES, LLC
By: /s/ Peter Sack
Name: Peter Sack
Title: Authorized Person
:

[Signature Page to Credit Agreement]